Exhibit 2.6

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), effective as of May 17, 2021 (the “Effective Date”), is among USA Rare Earth, LLC, a Delaware limited liability company (“USARE”), Texas Mineral Resources Corp., a Delaware corporation (“TMRC”), and Round Top Mountain Development, LLC, a Delaware limited liability company (the “Company”). USARE, TMRC and the Company sometimes are referred to individually as a “Party,” and collectively as the “Parties.”

Recitals

A. USARE and TMRC are parties to the Amended and Restated Option Agreement dated August 23, 2019, and the first amendment dated June 29, 2020 to the Amended and Restated Option Agreement (together, the “Option Agreement”).

B. The Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on June 26, 2020. No activities have been undertaken by the Company and no Member Interests have been created in the Company prior to the Effective Date.

C. Concurrently with the execution of this Agreement, USARE and TMRC are executing the Limited Liability Company Agreement of the Company (the “Operating Agreement”), to govern the business and affairs of the Company, and are terminating the Option Agreement. Pursuant to the terms of the Operating Agreement, USARE will own an 80.000% Interest in the Company and TMRC will hold a 20% Interest in the Company (USARE having contemporaneously exercised its option to purchase an additional 10.000% Interest in the Company pursuant to the Option Agreement).

D. Each of USARE and TMRC desire to make its initial Capital Contribution to the Company of the Contributed Assets, as described in Section 2.4 of this Agreement by executing, as applicable, the Transaction Documents described below.

Agreement

In consideration of the covenants and agreements contained in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

Article I
Definitions: Interpretation

1.1 Terms Defined in the Operating Agreement. Capitalized terms that are used in this Agreement, but not defined in this Agreement, have the meanings given in the Operating Agreement.

1.2 Definitions. In addition to the capitalized terms defined above, the following capitalized terms have the following meanings:

“Assignment and Assumption Agreement (Assumed Liabilities)” means the instruments attached as Exhibits A-1 and A-2.

“Assignment and Assumption Agreement (Contracts and Permits)” means the instruments attached as Exhibits B-1 and B-2.

“Assignment and Assumption Agreement (Mining Leases)” means the instrument attached as Exhibit C.

“Assignment and Assumption Agreement (Surface Lease and Surface Option)” means the instrument attached as Exhibits D-1 and D-2.

“Assignment and Assumption Agreement (Water Lease)” means the instrument attached as Exhibit E.

“Bill of Sale and Assignment Agreement (Existing Data)” means the instruments attached as Exhibits F-1 and F-2.

“Bill of Sale and Assignment Agreement (Pilot Plant)” means the instrument attached as Exhibit G.

“Concessions” means the interests in real property, including the Owned Surface, the Surface Option and the Surface Lease, held by TMRC.

“Constating Documents” means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation, continuance or association, memorandum of association, articles of organization, limited liability company agreement or other similar document, as applicable, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Person and which bind such Person, and by-laws, all as amended, supplemented, restated or replaced from time to time.

“Contracts and Permits” means each of the contracts, permits and other agreements related to the Contributed Assets listed in the Assignment and Assumption Agreement (Contracts and Permits).

“Contributed Assets” means the Mining Leases, the Concessions, the Water Lease, the Contracts and Permits, the Existing Data, the Pilot Plant and the Remaining Committed Sole Funding Amount.

“Deed (Owned Surface)” means the instrument attached as Exhibit H.

“Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, right of first refusal, right of first offer, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

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“Existing Data” means the maps, drill logs and other drilling data, core, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other material information developed by USARE and by TMRC in connection with operations on the Mining Leases before the Effective Date, as more particularly described in the Bill of Sale and Assignment Agreement (Existing Data).

“Knowledge” means(a) with respect to USARE, the actual knowledge after commercially reasonable inquiry on the Effective Date of Pini Althaus and Douglas Newby, and (b) with respect to TMRC, the actual knowledge after commercially reasonable inquiry on the Effective Date of Daniel Gorski and Anthony Marchese.

“Member Interest Purchase Price” means $3,000,000.

“Mining Leases” means Mining Leases M-113629 and M-111331 issued by the State of Texas and held by TMRC as more particularly described in the Assignment and Assumption Agreement (Mining Leases).

“Owned Surface” means the surface estate owned by TMRC, as more particularly described in the Deed (Owned Surface).

“Permitted Encumbrance” means, with respect to any Contributed Asset: (a) Encumbrances described in Schedule 1 to this Agreement, (b) mechanic’s, materialmen’s or similar Encumbrances if payment of the secured obligation is not yet overdue or being contested in good faith by appropriate proceedings, (c) Encumbrances for taxes, assessments, charges or levies of any Governmental Authority, in each case not yet overdue or being contested in good faith by appropriate proceedings, (d) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that will not materially interfere with, materially impair or materially impede operations on the Properties or the value or use of the Contributed Assets, (e) Encumbrances consisting of (i) rights reserved to or vested in any Governmental Authority to control or regulate the Contributed Assets, (ii) the terms and conditions of any agreement included in the Contributed Assets, including the Mining Leases, the Water Lease, the Surface Lease, the Surface Option and the Contracts and the rights of the counterparties to such agreements, including the rights to payments and royalties, (iii) obligations or duties to any Governmental Authority with respect to any Permits and the rights reserved or vested in any Governmental Authority to terminate any such Permits or to condemn or expropriate any property, and (iv) zoning or other land use or Environmental Laws of any Governmental Authority, and (f) Encumbrances arising under this Agreement and the Operating Agreement.

“Pilot Plant” means the CIX/CIC processing equipment located in Wheat Ridge, Colorado and all associated equipment, spare parts, technology and intellectual property.

“Receipt (10% Interest)” means the instrument attached as Exhibit I.

“Remaining Committed Sole Funding Amount” means $3,761,780.

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“Surface Lease” means the lease of surface estate held by TMRC, as more particularly described in the Assignment and Assumption Agreement (Surface Lease and Surface Option).

“Surface Option” means the option to purchase the surface estate held by TMRC in and to the land, as more particularly described in the Assignment and Assumption Agreement (Surface Lease and Surface Option).

“Termination Agreement” means the instrument terminating the Option Agreement attached as Exhibit J.

“Transaction Documents” means this Agreement, the Operating Agreement, the Assignment and Assumption Agreements (Assumed Liabilities), the Assignment and Assumption Agreement (Mining Leases), the Assignment and Assumption Agreement (Surface Lease and Surface Option), the Assignment and Assumption Agreements (Contracts and Permits), the Assignment and Assumption Agreement (Water Lease), the Receipt (10% Interest), the Bill of Sale and Assignment Agreement (Existing Data), the Bill of Sale and Assignment Agreement (Pilot Plant), the Deed (Owned Surface), and the other documents, agreements, instruments and certificates to be executed and delivered at the Closing under this Agreement.

“Water Lease” means the lease of water rights held by TMRC, as more particularly described in the Assignment and Assumption Agreement (Water Lease).

Article II
Contributions; Purchase and Sale

2.1 Initial Contribution of USARE. Concurrently with the execution of this Agreement, USARE will make its Initial Contribution to the Company of its portion of the Contributed Assets as provided in Section 2.4(a) below.

2.2 Initial Contribution of TMRC. Concurrently with the execution of this Agreement, TMRC will make its Initial Contribution to the Company of its portion of the Contributed Assets as provided in Section 2.4(b) below.

2.3 Closing. The closing of the transactions provided for in this Agreement (the “Closing”) will take place electronically concurrently with the execution of this Agreement (the “Closing Date”). All of the actions to be taken and documents to be executed and delivered at the Closing will be deemed to be taken, executed and delivered simultaneously, and no such action, execution or delivery will be effective until all are complete. The Closing will be deemed to be effective as of the 1:00 pm EDT on the Closing Date.

2.4 Closing Deliveries.

(a) USARE Closing Deliveries. At the Closing, USARE will deliver the following:

(i) to TMRC and the Company, a counterpart of this Agreement, duly executed by USARE;

(ii) to TMRC and the Company, a counterpart of the Operating Agreement, duly executed by USARE;

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(iii) to TMRC, a counterpart of the Termination Agreement, duly executed by USARE;

(iv) to TMRC, the Member Interest Purchase Price;

(v) to TMRC and the Company, a manager’s certificate, dated as of the Closing Date, (A) certifying as to the accuracy of minutes authorizing the transactions contemplated by this Agreement and the Operating Agreement and of the execution, delivery and performance by USARE of the other Transaction Documents to which USARE is a party, and the consummation by USARE of the transactions provided for in such Transaction Documents, and (B) the authority of, incumbency of, and authenticity of the signatures of, the individuals executing such documents on behalf of USARE, as applicable;

(vi) to the Company, the Remaining Committed Sole Funding Amount;

(vii) to the Company, the Assignment and Assumption Agreement (Assumed Liabilities), duly executed by USARE;

(viii) to the Company, the Bill of Sale and Assignment Agreement (Existing Data) for the Existing Data owned by USARE, duly executed by USARE;

(ix) to the Company, the Assignment and Assumption Agreement (Contracts and Permits) for the Contracts and Permits owned by USARE, duly executed by USARE;

(x) to the Company, the Bill of Sale and Assignment Agreement (Pilot Plant), duly executed by USARE.

(xi) to TMRC and the Company, copies of the Governmental Approvals listed in Schedule 3.3(d);

(xii) to TMRC and the Company, copies of the Third-Party Consents and Notices listed in Schedule 3.3(e);

(xiii) to TMRC and the Company, a certificate issued by the Secretary of State of Delaware, dated as of a recent date reasonably acceptable to TMRC, relating to the good standing of USARE in the State of Delaware and a certificate issued by the Secretary of State of Texas, dated as of a recent date reasonably acceptable to TMRC, evidencing the registration and good standing of USARE in the State of Texas; and

(xiv) to TMRC or the Company, as applicable, such other documents and instruments as TMRC or the Company has reasonably requested before the Effective Date.

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(b) TMRC Closing Deliveries. At the Closing, TMRC will deliver the following:

(i) to USARE and the Company, a counterpart of this Agreement, duly executed by TMRC;

(ii) to USARE and the Company, a counterpart of the Operating Agreement, duly executed by TMRC;

(iii) to USARE, a counterpart of the Termination Agreement, duly executed by TMRC;

(iv) to USARE, the Receipt (10% Interest), duly executed by TMRC;

(v) to the Company:

(A) the Assignment and Assumption Agreement (Assumed Liabilities), duly executed by TMRC;

(B) the Assignment and Assumption Agreement (Mining Leases), duly executed by TMRC;

(C) the Assignment and Assumption Agreement (Surface Lease and Surface Option), duly executed by TMRC;

(D) the Assignment and Assumption Agreement (Contracts and Permits) for the Contracts and Permits owned by TMRC, duly executed by TMRC;

(E) the Assignment and Assumption Agreement (Water Lease), duly executed by TMRC; and

(F) the Bill of Sale and Assignment Agreement (Existing Data) for the Underlying Agreements owned by TMRC, duly executed by TMRC; and

(G) the Assignment and Assumption Agreement (Assumed Liabilities), duly executed by TMRC;

(vi) to USARE and the Company, copies of the Governmental Approvals listed in Schedule 3.1(d);

(vii) to USARE and the Company, copies of the Third-Party Consents and Notices listed in Schedule 3.1(e);

(viii) to USARE and the Company, an officer’s certificate, dated as of the Closing Date, (A) certifying as to the accuracy of minutes authorizing the transactions contemplated by this Agreement and the Operating Agreement and of the execution, delivery and performance by TMRC of the other Transaction Documents to which it is a party, and the consummation by TMRC of the transactions provided for in such Transaction Documents, and (B) the authority of, incumbency of, and authenticity of the signatures of, the individuals executing such documents on behalf of TMRC;

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(ix) to USARE and the Company, a certificate issued by the Secretary of State of Delaware, dated as of a recent date reasonably acceptable to USARE, relating to the good standing of TMRC in the State of Delaware and a certificate issued by the Secretary of State of Texas, dated as of a recent date reasonably acceptable to USARE, evidencing the registration and good standing of TMRC in the State of Texas;

(x) to USARE, a non-foreign affidavit dated as of the Closing Date, in form and substance required under the Treasury Regulations issued under Code § 1445 stating that TMRC is not a “foreign person” as defined in Code § 1445; and

(xi) to USARE or the Company, as applicable, such other documents and instruments as USARE or the Company has reasonably requested before the Effective Date.

(c) Company Closing Deliveries. At the Closing, the Company will deliver the following:

(i) to USARE and TMRC, a counterpart of the Operating Agreement, duly executed by the Company;

(ii) to USARE or TMRC, as applicable, a counterpart of each of the Assignment and Assumption Agreement delivered to the Company by USARE and TMRC, duly executed by the Company; and

2.5 Assets Not Freely Assignable.

(a) Approval Required. Notwithstanding anything to the contrary in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery of any of the Contributed Assets to the Company would violate any Governmental Order or result in a violation of applicable Law or require the consent, authorization, approval or waiver of a Person who is not a Party to this Agreement and such consent, authorization, approval or waiver has not been obtained as of the Closing Date or, in the case of Contracts and Permits, the Mining Leases or any other of the Contributed Assets where such consent, authorization, approval or waiver is not ordinarily obtained prior to the Closing, USARE or TMRC will not sell, assign, transfer, convey or deliver, and this Agreement will not constitute a sale, assignment, transfer, conveyance or delivery of, such Contributed Asset. The Closing will occur notwithstanding the foregoing and, following the Closing, the Party holding the Contributed Asset shall hold the asset as bare trustee in favor of the Company until such time that the consent, authorization, approval, waiver, release, substitution or amendment is obtained and the Company shall reimburse the Party holding the Contributed Assets for its holding costs. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, USARE and TMRC, as applicable, will sell, assign, transfer, convey and deliver to the Company the relevant Contributed Asset for no additional consideration. Applicable sales, transfer and other similar Taxes in connection with such sale, assignment, transfer, conveyance or license will be paid by the Company.

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(b) Alternative Arrangements. To the extent that any Contributed Asset or Assumed Liability cannot be transferred to the Company following the Closing pursuant to Section 2.5(a), the Parties will use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the Company the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Contributed Asset or Assumed Liability to the Company as of the Closing and the performance by the Company of its obligations with respect thereto. USARE or TMRC, as applicable, will, as agent or subcontractor for the Company, pay, perform and discharge fully the liabilities and obligations of thereunder from and after the Closing Date. To the extent permitted under applicable Law, USARE or TMRC, as applicable, will, at the Company’s expense, hold in trust for and pay to the Company promptly upon receipt thereof, such Contributed Asset and all income, proceeds and other monies received by USARE or TMRC, as applicable, to the extent related to such Contributed Asset in connection with the arrangements under this Section 2.5(b). USARE or TMRC, as applicable, will be permitted to set off against such amounts all direct costs reasonably incurred in connection with the retention and maintenance of such Contributed Asset.

2.6 Further Assurances. From and after the Effective Date, and from time to time at the request of any Party, each other Party will, without further consideration, execute and deliver such instruments of transfer, conveyance, assignment and assumption and take such other actions as may reasonably be necessary, to consummate the transactions provided for by this Agreement and the Operating Agreement.

Article III
Representations and Warranties

3.1 General Representations and Warranties. As of the Effective Date, USARE represents and warrants to TMRC and the Company, TMRC represents to USARE and the Company and the Company represents to TMRC as follows:

(a) Organization. It is duly incorporated or formed and in good standing in the jurisdiction of its incorporation, formation or organization, and is qualified or licensed to do business and is in good standing as a foreign entity in those jurisdictions where necessary in order to carry out its obligations under the Transaction Documents to which it is or will be a party, other than any jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse affect.

(b) Power and Authority. It has all requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and to enter into and perform its obligations under the Transaction Documents to which it is or will be a party.

(c) Authorization. The execution and delivery by it of the Transaction Documents to which it is or will be a party, and the performance by it of its obligations under those Transaction Documents, have been duly and validly authorized by all requisite action required by its Constating Documents.

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(d) Execution and Delivery; Enforceability. Each Transaction Document to which it is or will be a party, has, or will at the Closing be, duly executed and delivered by it, and assuming the due execution and delivery by each other Party to each such Transaction Document, constitutes or will constitute, as applicable, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally, or by general principles of equity.

(e) Governmental Approvals. Except for the authorizations, consents, approvals, rulings, exemptions, declarations, applications, filings, variances, publications of, notices to, declarations of or with, or registrations by or with, or any other actions or deemed actions by or on behalf of, any Governmental Authority (“Governmental Approvals”) listed on Schedule 3.1(e), no Governmental Approvals are required to be obtained, made or filed by it or the Company in connection with the execution, delivery or performance by it of any of the Transaction Documents to which it is or will be a party, or the consummation by it of the transactions provided for in any such Transaction Documents.

(f) Conflicts. The execution and delivery and performance by it of the Transaction Documents to which it is a party, the contribution by it of its right, title and interest in the Contributed Assets, and the permitting and implementation of the Operations and Business contemplated by the Operating Agreement, does not and will not:

(i) violate or conflict with its Constating Documents;

(ii) except for the Governmental Approvals listed on Schedule 3.1(e), violate any of the terms, conditions or provisions of any Law, order, judgment, decree, debarment, sanction or Governmental Approval to which it is a party or to which it or any of the Contributed Assets contributed by it are subject or bound;

(iii) subject to obtaining or making the surface owner, mineral rights owner, lessor, lessee and other third party consents, approvals, notices and other actions (collectively, “Third Party Consents and Notices”) listed on Schedule 3.1(f), result in a violation or breach of, or (with or without the giving of notice or the lapse of time or both) constitute a default (or give rise to any right of termination, cancellation or acceleration of the obligations) under, any of the Contracts or Permits or other contracts or agreements included in the Contributed Assets or any other material contract, agreement, mortgage, deed of trust, note, indenture or instrument to which it is a party or to which it or any material portion of its assets are subject or bound; or

(iv) create any Encumbrance, other than Permitted Encumbrances, on the Contributed Assets.

(g) Legal Proceedings. There are no private or governmental actions, suits, complaints, arbitrations, legal or judicial or administrative proceedings or investigations, whether civil, criminal or of any other nature (“Legal Proceedings”) pending, or to its Knowledge, threatened, against it or any of its Affiliates that (i) relate to the Contributed Assets, (ii) question the validity of the Transaction Documents or the ability of it to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or to contribute the Contributed Assets to the Company, or (iii) if continued or adversely determined, could preclude the permitting or implementation of Operations under the Operating Agreement or otherwise have a material adverse effect on the Company, the Contributed Assets or the Business.

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(h) Brokers and Finders Fees. No broker, finder, investment banker, or similar intermediary has been retained by, or is authorized to act on behalf of it, any of its Affiliates or any of their respective officers or directors, managers or members, as applicable, in connection with the Transaction Documents or the consummation of the transactions provided for in the Transaction Documents.

(i) Prohibited Person. It is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any similar Law, including the USA Patriot Act or Executive Order 13224.

(j) No Encumbrances. As of the Effective Date, it owns its respective right, title and interest in and to the Contributed Assets free and clear of all Encumbrances, other than Permitted Encumbrances.

(k) Contracts and Permits. To its Knowledge, the Contracts and Permits to which it is a party are valid and enforceable and in full force and effect and it has not given or received written notice of any breach or default of a party under such Contracts and Permits and it has no Knowledge any acts or omissions, or conditions that could be considered or construed as a breach or default.

3.2 Securities Laws. In acquiring its Interest in the Company, (a) each of USARE and TMRC is acquiring its Interest for its own account for investment and not with a view to its sale or distribution, (b) each of USARE and TMRC recognizes that investments such as those provided by the Operating Agreement are speculative and involve substantial risk, and (c) each of USARE and TMRC acknowledges that the other Parties have not made any guaranty or representation upon which it has relied concerning the possibility or probability of profit or loss as a result of its acquisition of its Interest. THE SALE OF INTERESTS IN THE COMPANY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION. INTERESTS MAY NOT BE OFFERED OR SOLD ABSENT AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE. THE COMPANY HAS THE RIGHT TO REQUIRE ANY POTENTIAL TRANSFEROR OF AN INTEREST TO DELIVER AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY BEFORE ANY TRANSFER TO THE EFFECT THAT EXEMPTIONS FROM APPLICABLE REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE FOR THE TRANSFER. IN ADDITION, THIS AGREEMENT CONTAINS ADDITIONAL SUBSTANTIAL RESTRICTIONS ON THE TRANSFER OF INTERESTS.

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3.3 Governmental Inquiry. Each of USARE and TMRC represents to the other and to the Company that, to its Knowledge, it has not received any written inquiry or notice from any Governmental Authority of a pending investigation or alleging the violation of any Laws.

3.4 No Other Representations and Warranties. The express representations and warranties of each of USARE and TMRC, respectively, contained in this Article III are exclusive and in lieu of all other representations and warranties of each of USARE and TMRC, express, implied, statutory or otherwise. Each of USARE and TMRC expressly disclaims any other representations and warranties, including any representations or warranties relating to title to the Contributed Assets, the condition, quantity, quality, conformity to models or samples, fitness for a particular purpose, merchantability or non-infringement of the Contributed Assets, the accuracy or completeness of any data, reports, records, projections, information or materials furnished or made available to either Party or the Company in connection with the Transaction Documents, pricing assumptions, or quality or quantity of reserves (if any), attributable to the Contributed Assets or the potential of the Contributed Assets, the environmental condition of the Contributed Assets, both surface and subsurface, or any other matters contained in any materials furnished or made available to USARE, TMRC or the Company or any of its officers, agents or representatives.

3.5 “AS IS, WHERE IS” CONTRIBUTION. EXCEPT AS OTHERWISE PROVIDED IN THE TRANSACTION DOCUMENTS, THE COMPANY WILL ACQUIRE THE CONTRIBUTED ASSETS IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS, AND WILL ASSUME ALL RISKS AND LIABILITIES THAT THE CONTRIBUTED ASSETS MAY CONTAIN HAZARDOUS MATERIALS OR OTHER WASTE, TOXIC, HAZARDOUS, EXTREMELY HAZARDOUS, OR OTHER MATERIALS OR SUBSTANCES, OR OTHER ADVERSE PHYSICAL CONDITIONS.

3.6 Independent Investigation. Each of USARE and TMRC acknowledges that it has undertaken its own investigation, analysis and evaluation of the Contributed Assets, and that, except for the representations and warranties contained in this Agreement, neither USARE nor TMRC has made or makes any representations or warranties (express or implied) as to the Contributed Assets. Each of USARE and TMRC further acknowledges that, in negotiating and entering into the Option Agreement, this Agreement and the Operating Agreement, it has relied solely on its own appraisals and estimates as to the value of the Contributed Assets, and upon its own geologic and engineering interpretations relating to such Contributed Assets, if any..

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Article IV
Survival; Indemnification

4.1 Survival. The representations and warranties made in this Agreement will survive the Closing, the Transfer or redemption of any Interest, the resignation or deemed resignation of any Member, for a period of 18 months after the Effective Date.

4.2 Indemnification.

(a) Indemnification Obligations.

(i) USARE will indemnify and hold harmless TMRC and its Affiliates, and its permitted successors and assigns to its Interest, and their respective directors, officers, employees, agents and attorneys, and the Company (collectively, the “Indemnified TMRC Parties”) from and against any and all Adverse Consequences that arise out of or result from the breach of or inaccuracy in the representations and warranties made by USARE in Article III.

(ii) TMRC will indemnify and hold harmless USARE and its Affiliates, and its permitted successors and assigns to its Interest, and their respective directors, officers, employees, agents and attorneys, and the Company (collectively, the “Indemnified USARE Parties”) from and against any and all Adverse Consequences that arise out of or result from the breach of or inaccuracy in any of the representations and warranties of TMRC in Article III.

(iii) A Party that is or may be obligated to provide indemnification under this Section 4.2(a) is referred to in this Agreement as an “Indemnifying Party,” and a Person that is or may be entitled to indemnification under this Section 4.2(a) is referred to in this Agreement as an “Indemnified Party.”

(b) Notice. If any claim or demand is asserted against an Indemnified Party or the Company with respect to which the Indemnified Party or the Company may be entitled to indemnification under this Agreement, then the Indemnified Party will cause notice of the claim or demand (together with a reasonable description), to be given to the Indemnifying Party promptly after the Indemnified Party has knowledge or notice of the claim or demand. Failure to promptly provide the notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent the Indemnifying Party is materially prejudiced by the failure.

(c) Assumption of Defense by Indemnifying Party. The Indemnifying Party will have the right, but not the obligation, by written notice to the Indemnified Party with a copy to the Company delivered within 30 days after the receipt of a notice under Section 4.2(b), to assume the entire control of the defense, compromise and settlement of the claim or demand that is the subject of the notice, including the use of counsel chosen by the Indemnifying Party, all at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may participate in the defense at the sole cost and expense of the Indemnified Party. The assumption of the defense of the claim or demand by the Indemnifying Party will constitute a waiver by the Indemnifying Party of its right to contest or dispute its indemnification obligation for the claim or demand. Any Adverse Consequences to the assets or business of the Indemnified Party or the Company caused by the failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a diligent manner after having given notice that it will assume control of the defense, compromise and settlement of the matter will be included in the Adverse Consequences for which the Indemnifying Party will be obligated to indemnify the Indemnified Parties and the Company. Any settlement or compromise of any claim or demand by the Indemnifying Party will be made only with the consent of the Indemnified Party, which may not be unreasonably withheld or delayed. An Indemnified Party will not be considered unreasonable in withholding its consent unless the settlement or compromise includes a full release of all claims and liabilities against the Indemnified Parties and the Company arising out of or relating to the claim or demand, provides for the payment of only money damages, and the Indemnifying Party has provided to the Indemnified Parties assurance acceptable to the Indemnified Parties of the payment of such money damages immediately upon the settlement or compromise.

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(d) Defense by Indemnified Party or Company. Before the assumption of the defense of any claim or demand subject to indemnification by an Indemnifying Party, the Indemnified Party or the Company may file any motion, answer or other pleading, or take such other action as it deems appropriate, to protect its interests or those of the Company or the Indemnifying Party. If it is finally determined that the Indemnifying Party is responsible for indemnification of any such claim or demand, or if the Indemnifying Party elects to assume the defense of the claim or demand under Section 4.2(c), then the Indemnifying Party will promptly reimburse the Indemnified Party or the Company for all costs and expenses incurred under the previous sentence. If the Indemnifying Party does not elect to control the defense, compromise and settlement of a claim or demand under Section 4.2(c), and it is finally determined that the Indemnifying Party is responsible for indemnification of the claim or demand, then the Indemnifying Party will be bound by the results of the defense, compromise or settlement, and all costs and expenses incurred by the Indemnified Parties and the Company in conducting the defense, compromise or settlement will be included in the Adverse Consequences for which the Indemnifying Party is obligated to indemnify the Indemnified Parties and the Company.

4.3 Exercise of Remedies. Notwithstanding Section 4.2 or any other provision in this Agreement to the contrary, no Person other than USARE or TMRC (on its own behalf and on behalf of such Party) will have the right to enforce any representation, warranty, covenant or agreement of a Party under this Agreement, and specifically neither the Company nor any lender or other third party will have any such rights, it being expressly understood that the representations, warranties, covenants and agreements will be enforceable only by USARE or TMRC (on its own behalf and on behalf of such Party) against an Indemnifying Party. Either USARE or TMRC may bring a direct action on behalf of the Company against any Party without the requirement to bring a derivative action or otherwise satisfy the requirements of sections 18-1001 through 18-1004 of the Act or other similar requirements.

4.4 Limitations on Damages. Neither Indemnifying Party will have any liability for indemnification under Section 4.2 of this Agreement (a) unless and until the aggregate of all Adverse Consequences for which the Indemnifying Party would, absent this provision, be liable exceeds on a cumulative basis $500,000; provided, that if such amount is exceeded, the Indemnifying Party’s liability will accrue on a cumulative aggregate basis in excess of $0.

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Article V
Miscellaneous

5.1 Interpretation and Construction. Sections 1.2, 11.4, 11.7, 11.9 and 11.16 of the Operating Agreement are incorporated into this Agreement by this reference and will apply to this Agreement as such provisions apply to the Operating Agreement. This Agreement will constitute Confidential Information that is subject to Sections 11.1 and 11.2 of the Operating Agreement.

5.2 Notices. Notices under this Agreement will be provided in the manner provided in Section 11.3 of the Operating Agreement.

5.3 Amendment; Waiver. This Agreement will not be amended except by a writing executed by USARE and TMRC. No waiver under this Agreement will be valid unless signed by all of the Members. The failure of any Person entitled to enforce the provisions of this Agreement to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of this Agreement will not constitute a waiver of any provision of this Agreement or limit such Person’s rights to enforce any provision or exercise any right in the future.

5.4 Miscellaneous.

(a) Assignment; Delegation. The rights, interests, liabilities and obligations of USARE and TMRC under this Agreement may not be assigned or delegated in whole or in part, except to a permitted successor or permitted assign of the Interest of the assigning or delegating Party that has been admitted as a Member of the Company under Article VIII of the Operating Agreement; provided, that in the case of the delegation of any liabilities and obligations under this Agreement, (i) the Person to whom such liabilities and obligations are delegated must agree in writing to assume the obligations of the delegating Party under this Agreement, and (ii) without the written consent of all Members of the Company, the delegating Party will not be released, in whole or in part, from any liability or obligation of such Party under this Agreement.

(b) Successors and Assigns. This Agreement will inure to the benefit of the Company, USARE and TMRC, and the permitted successors and permitted assigns to the Interests of USARE and TMRC that are admitted as Members of the Company under Article VIII of the Operating Agreement, respectively, and will be binding upon USARE and TMRC and the successors and assigns of USARE and TMRC (whether or not permitted).

(c) Third Party Beneficiaries. The Indemnified Parties and each Person that has been admitted as a Member of the Company under Article VIII of the Operating Agreement are express third party beneficiaries of this Agreement. Except for such Persons, this Agreement is for the sole benefit of the Members and the Company, and no other Person, including any creditor of the Company, any creditor of any Member and any creditors of any Indemnified Party, is intended to be a beneficiary of this Agreement or will have any rights under this Agreement. Notwithstanding the foregoing, the consent of Persons other than the Members of the Company will not be required in connection with any amendment of this Agreement or waiver under this Agreement.

(d) Conflicts. If any conflict exists between any provision of this Agreement and any provision of the Operating Agreement, the Operating Agreement will control.

5.5 Governing Law; Actions and Proceedings. Sections 11.10 and 11.11 of the Operating Agreement are incorporated into this Agreement by this reference and will apply to this Agreement as such provisions apply to the Operating Agreement.

5.6 Counterparts. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall constitute the same document. The Parties have executed this Agreement on the dates indicated below to be effective for all purposes as of the Effective Date.

[signature page follows]

14

USA Rare Earth, LLC

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Chief Operating Officer
Date:	5/17/21

Texas Mineral Resources

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer
Date:	5/17/21

Round Top Mountain Development, LLC

By:	/s/ Daniel Gorski
Name:	Daniel Gorski, its Organizer
Date:	5/17/21

EXHIBIT A-1

to

Contribution Agreement

Assignment and Assumption Agreement (Assumed Liabilities)

A- 1-1

Assignment and Assumption Agreement (Assumed Liabilities)

This Assignment and Assumption Agreement (Assumed Liabilities) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from USA Rare Earth, LLC, a Delaware limited liability company (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor has certain liabilities and obligations listed on Exhibit A (the “Liabilities”). The Liabilities are associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, Texas Mineral Resources Corp. and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Liabilities of Assignor with respect to the Project in order to fulfill, in part, their obligations under the Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor assigns to Assignee, its successors and assigns forever, the Liabilities of Assignor with respect to the Project.

Subject to the terms and conditions set forth in the Agreement, Assignee accepts the foregoing assignment and agrees to assume, pay, satisfy, perform and discharge when due any and all of the Liabilities, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise with respect to the Project, whether arising prior to or on or after the Effective Date.

Notwithstanding the foregoing, to the extent that assignment of any item listed on Exhibit A requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the assignment and assumption of liabilities and obligations with respect to such item pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the assignment and assumption of the Liabilities with respect to such item pursuant to this Assignment will be effective.

A- 1-2

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Liabilities of Assignor with respect to the Project and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Assignment delivered by e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Assignor

USA Rare Earth, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

A- 1-3

Exhibit A
to
Assignment and Assumption Agreement (Assumed Liabilities)

Assumed Liabilities

1. Liabilities associated with Assignor’s acts or omissions as the operator or manager of the Round Top Mountain Project.

2. Environmental claims related to the past activities of Assignor or any prior operator of the Round Top Project or the Properties, including any historic liabilities associated with past exploration work on the Properties and unperformed reclamation or restoration work.

3. All liabilities and obligations arising on or after the Closing Date from or relating to any condition on the Round Top Project or the Properties, whether accrued, known or unknown or contingent.

A- 1-4

EXHIBIT A-2
to
Contribution Agreement

Assignment and Assumption Agreement (Assumed Liabilities)

A- 2-1

Assignment and Assumption Agreement (Assumed Liabilities)

This Assignment and Assumption Agreement (Assumed Liabilities) (“Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor has certain liabilities and obligations listed on Exhibit A (the “Liabilities”). The Liabilities are associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, Texas Mineral Resources Corp. and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Liabilities of Assignor with respect to the Project in order to fulfill, in part, their obligations under the Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor assigns to Assignee, its successors and assigns forever, the Liabilities of Assignor with respect to the Project.

Subject to the terms and conditions set forth in the Agreement, Assignee accepts the foregoing assignment and agrees to assume, pay, satisfy, perform and discharge when due any and all of the Liabilities, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise with respect to the Project, whether arising prior to or on or after the Effective Date.

Notwithstanding the foregoing, to the extent that assignment of any item listed on Exhibit A requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the assignment and assumption of liabilities and obligations with respect to such item pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the assignment and assumption of the Liabilities with respect to such item pursuant to this Assignment will be effective.

A- 2-2

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Liabilities of Assignor with respect to the Project and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Assignment delivered by e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Assignor

Texas Mineral Resources Corp., a Delaware corporation

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

A- 2-3

Exhibit A
to
Assignment and Assumption Agreement (Assumed Liabilities)

Assumed Liabilities

1. Liabilities associated with Assignor’s acts or omissions as the operator or manager of the Round Top Mountain Project.

2. Environmental claims related to the past activities of Assignor or any prior operator of the Round Top Project or the Properties, including any historic liabilities associated with past exploration work on the Properties and unperformed reclamation or restoration work.

3. All liabilities and obligations arising on or after the Closing Date from or relating to any condition on the Round Top Project or the Properties, whether accrued, known or unknown or contingent.

A- 2-4

EXHIBIT B-1
to
Contribution Agreement

Assignment and Assumption Agreement
(Contracts and Permits)

B- 1-1

Assignment and Assumption Agreement
(Contracts and Permits)

This Assignment and Assumption Agreement (Contracts and Permits) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from USA Rare Earth, LLC, a Delaware limited liability company (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor has certain contracts and permits listed on Exhibit A (the “Contracts and Permits”). The Contracts and Permits are associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, Texas Mineral Resources Corp. and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Contracts and Permits in order to fulfill, in part, their obligations under the Purchase Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor sells, conveys, assigns, transfers and delivers to Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in, to and under the Contracts and Permits, to have and to hold forever.

Subject to the terms and conditions set forth in the Agreement, Assignee hereby accepts the foregoing assignment and assume and agree to pay, satisfy, perform and discharge when due any and all of the liabilities and obligations of any kind, character or nature whatsoever (whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise) of Assignor under the Contracts and Permits, whether arising prior to or on or after the Effective Date.

Notwithstanding the foregoing, to the extent that any Contract or Permit assigned pursuant to this Assignment requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the sale, conveyance, assignment, transfer and delivery of any such Contract or Permit, and related assumption of liabilities and obligations, pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the sale, conveyance, assignment, transfer and delivery of any such Contract or Permit, and related assumption of liabilities and obligations, pursuant to this Assignment will be effective.

B- 1-2

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Contracts and Permits and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Assignor

USA Rare Earth, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

B- 1-3

Exhibit A
to
Assignment and Assumption Agreement (Contracts and Permits)

Contracts and Permits

1. None

B- 1-4

EXHIBIT B-2
to
Contribution Agreement

Assignment and Assumption Agreement
(Contracts and Permits)

B- 2-1

Assignment and Assumption Agreement
(Contracts and Permits)

This Assignment and Assumption Agreement (Contracts and Permits) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation, successor by name change to Texas Rare Earth Resources Corp. (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor has certain contracts and permits listed on Exhibit A (the “Contracts and Permits”). The Contracts and Permits are associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, USA Rare Earth, LLC and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Contracts and Permits in order to fulfill, in part, their obligations under the Purchase Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor sells, conveys, assigns, transfers and delivers to Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in, to and under the Contracts and Permits, to have and to hold forever.

Subject to the terms and conditions set forth in the Agreement, Assignee hereby accepts the foregoing assignment and assume and agree to pay, satisfy, perform and discharge when due any and all of the liabilities and obligations of any kind, character or nature whatsoever (whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise) of Assignor under the Contracts and Permits, whether arising prior to or on or after the Effective Date.

Notwithstanding the foregoing, to the extent that any Contract or Permit assigned pursuant to this Assignment requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the sale, conveyance, assignment, transfer and delivery of any such Contract or Permit, and related assumption of liabilities and obligations, pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the sale, conveyance, assignment, transfer and delivery of any such Contract or Permit, and related assumption of liabilities and obligations, pursuant to this Assignment will be effective.

B- 2-2

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Contracts and Permits and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. [Signature

Executed by Assignor and Assignee to be effective as of the Effective Date.

Assignor

Texas Mineral Resources Corp., a Delaware corporation

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

B- 2-3

Exhibit A
to
Assignment and Assumption Agreement (Contracts and Permits)

Contracts and Permits

1. Plan of Operations dated July 2019.

2. Amended Plan of Operations dated March 2021.

3. Road Easement dated April 2021.

4. Water Line Easement dated April 2021.

5. Power Line Easement dated April 2021.

B- 2-4

EXHIBIT C
to
Contribution Agreement

Assignment and Assumption Agreement
(Mining Leases)

Assignment and Assumption Agreement
(Mining Leases)

This Assignment and Assumption Agreement (Mining Leases) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation, successor by name change to Texas Rare Earth Resources Corp. (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor holds certain mining leases listed on Exhibit A (the “Mining Leases”). The Mining Leases are associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, USA Rare Earth, LLC and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Mining Leases in order to fulfill, in part, their obligations under the Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor sells, conveys, assigns, transfers and delivers to Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in, to and under the Mining Leases, to have and to hold forever.

Subject to the terms and conditions set forth in the Agreement, Assignee hereby accepts the foregoing assignment and assumes and agrees to pay, satisfy, perform and discharge when due any and all of the liabilities and obligations of any kind, character or nature whatsoever (whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise) of Assignor under the Mining Leases, whether arising prior to or on or after the Effective Date.

Assignee covenants and agrees that before selling, assigning or otherwise transferring or conveying (each, a “Transfer”) the Mining Leases, Assignee will timely obtain all approvals required by applicable law, regulation or the terms of the instrument being Transferred. In no case will Assignee Transfer the Mining Leases to: (a) a “Sanctioned Person” or a “Sanctioned Entity” as those terms are defined by the Office of Foreign Asset Control of the US Department of the Treasury or any other US Governmental Authority; or (b) any entities or persons resident or domiciled in a nation subject to US sanctions, or entities controlled by the government of a nation subject to US sanctions. Assignee further covenants and agrees that the General Land Office of the State of Texas is a third party beneficiary of the immediately preceding provisions and that the immediately preceding provisions may be specifically enforced by the General Land Office of the State of Texas.

Notwithstanding the foregoing, to the extent that any Mining Lease assigned pursuant to this Assignment requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the sale, conveyance, assignment, transfer and delivery of any such Mining Lease, and related assumption of liabilities and obligations, pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the sale, conveyance, assignment, transfer and delivery of any such Mining Lease, and related assumption of liabilities and obligations, pursuant to this Assignment will be effective.

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Mining Leases and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

The duly authorized representatives of Assignor and Assignee expressly warrant and represent that each of them (a) is legally competent to execute this Assignment on behalf of the party they represent; (b) has read and fully understands this Assignment; (c) is duly authorized to execute this Assignment on behalf of the party they represent; (d) is duly authorized to bind the party they represent to the terms and conditions contained in this Assignment; and (e) has obtained all corporate approvals necessary to enter into this Assignment.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Signature Pages Follow

Assignor

Texas Mineral Resources Corp., a Delaware corporation, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

State of Texas_____	)
: ss.
County of Aransas___	)

This instrument was acknowledged before me on the __17___ day of May, 2021, by Daniel Gorski, the Chief Executive Officer of Texas Mineral Resources-Corp.

/s/ Gloria H Vela
Notary Public

[seal]

My Commission Expires: 8/18/2024

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

State of New York________	)
: ss.
County of Suffolk________	)

This instrument was acknowledged before me on the __17th___ day of May, 2021, by Douglas Newby, the Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager of Round Top Mountain Development, LLC.

/s/ Marianne Barnett
Notary Public

[seal]

My Commission Expires: 2/25/2025

Exhibit A
to
Assignment and Assumption Agreement (Mining Leases)

Mining Leases

1. Mining Lease Agreement M-113117, dated September 2, 2011, as amended on March 29, 2012 between the State of Texas and Texas Rare Earth Resources Corp, and recorded as Instrument #134836 of the Records of Hudspeth County, Texas

2. Mining Lease Agreement M-113629, dated November 1, 2011 between the State of Texas and Texas Rare Earth Resources Corp and recorded as Instrument #135079 of the Records of Hudspeth County, Texas

MINING LEASE
M-113117

WHEREAS, on the      2nd     day of September, 2011, Texas Rare Earth Resources Inc. properly made application for the right to prospect the following described land:

SW/4, S/2 of NW/4, SW/4 of NE/4, W/2 of SE/4, SW/4 of NE/4 of SE/4 and W/2 of SE/4 of SE/4 of Section 7, Block 71, T-7, T&P Ry. Co.; NW/4, NW/4 of NE/4, NW/4 of NE/4 of NE/4, N/2 of SW/4 of NE/4, and SW/4 of SW/4 of NE/4 of Section 18, Block 71, T-7, T&P Ry. Co.; and S/2 of NE/4 of NE/4, E/2 of SW/4 of NE/4, SE/4 of NE/4, W/2 of SE/4, NE/4 of SE/4 of SE/4, and SE/4 of SE/4 of SE/4 of Section 12, Block 72, T-7, T&P Ry. Co., containing      860      acres, more or less, in Hudspeth County, Texas, (hereinafter referred to as the “leased premises”)

WHEREAS, on the      2nd      day of September, 2011, Texas Rare Earth Resources Inc. properly made application for an immediate Mining Lease covering the leased premises in accordance with Chapter 53, Subchapter B, of the Texas Natural Resources Code, the following tract(s) of land in the State of Texas:

NOW, THEREFORE, in accordance with Chapter 53, Subchapter B, of the Texas Natural Resources Code, this Mining Lease is made and entered into this      2nd      day of September, 2011, hereinafter the “effective Date”, between the State of Texas (hereinafter referred to as “LESSOR”, “State of Texas” or “State”), acting by and through the COMMISSIONER of the General Land Office of the State of Texas, (hereinafter referred to as “COMMISSIONER”) and Texas Rare Earth Resources Inc. of 304 Inverness Way South, Suite 365, Englewood, Colorado 80112 (hereinafter referred to as “LESSEE”). LESSEE, as used herein, shall also include any successor, assignee, devisee, legal representative or heir who acquires any right or obligation initially held by this named LESSEE under this lease.

1. GRANTING CLAUSE: For and in consideration of the amounts stated below and of the covenants and agreements of this lease hereby agreed to be paid, kept and performed by LESSEE, the State of Texas hereby grants, leases and lets unto LESSEE the leased premises, for the sole and only purpose of prospecting for, exploring for, producing, developing, mining (by drilling, boring, open pit, underground mining, strip mining, solution mining, or any other method permitted herein), extracting, milling, removing, and marketing the following: beryllium, uranium, rare earth elements, all other base and precious metals, industrial minerals and construction materials of aB kinds and all other minerals excluding oil, gas, coal, lignite, sulphur salt and potash, hereinafter referred to as the “named material”, and the rocks, minerals and mineral substances that are contained in or are necessarily and actually produced in conjunction with or incidental to the named material (the named material and the other rocks, minerals and mineral substances granted herein are hereinafter collectively referred to as the “leased minerals”), and no other material or mineral.

Additionally, there is hereby excepted and reserved to LESSOR the full use of the property covered hereby and all rights with respect to the surface and subsurface thereof for any and all purposes except those granted and to the extent herein granted to the LESSEE, together with the rights of ingress and egress and use of said lands by LESSOR and its mineral lessees, for purposes of exploring for and producing the minerals which are not covered by the terms of this lease, but which may be located within the surface boundaries of the leased area. All of the rights in and to the leased premises retained by LESSOR and all of the rights in and to the leased premises granted to LESSEE shall be exercised in such a manner that neither shall unduly interfere with the operations of the other.

The total bonus to be paid to the State of Texas as consideration paid for this lease is One Hundred Forty-two Thousand Five Hundred Eighteen and 30/100 Dollars ($142,518.00), which represents a bonus of One Hundred Sixty-five and 72/100 Dollars ($165.72) per acre, on 860 net acres. The total bonus shall be paid in the following manner: (a) upon delivery to LESSEE of the lease, LESSEE shall pay the State Forty-four Thousand Seven Hundred Eighteen 30/100 Dollars ($44,718.30): and (b) upon LESSEE’s submittal to LESSOR of a supplemental plan of operations to conduct mining, LESSEE shall pay the State Ninety-seven Thousand Eight Hundred and No/100 Dollars ($97,800.00). LESSEE acknowledges that these bonus payments are in addition to the Delay Rental payments set out in Section 3 of this lease.

2. TERM: Subject to the other provisions in this lease, this lease shall be for a term of nineteen (19) years from this date (hereinafter called “primary term”), and as long thereafter as the named material shall be produced in paying quantities from the land hereby leased. As used in this lease, the term “produced in paying quantities” shall be defined to mean that the receipts from the sale of the named material and the market value (as defined in this lease) of any named material used by LESSEE in a manner authorized by the COMMISSIONER (excluding those amounts allocable to the State’s royalties provided for in this lease and including those amounts attributable to the working interest as of the date of this lease) exceed out of pocket operational expenses for the twelve months past. Out of pocket operational expenses, as used in this lease, shall be defined as those costs directly associated with the current costs of operations. Specifically, this definition shall not include the costs of capital improvements to leased premises and fixtures affixed thereto, and it shall not include non-cash items, such as depreciation expenses and depletion allowances. If after the expiration of the 20 year term this lease is not producing in paying quantities as defined above, then a rebuttable presumption shall arise that this lease has terminated for failure to so produce.

3. DELAY RENTAL: If production in paying quantities of the named material has not been obtained on or before one (I) year after the date of this lease, then this lease shall terminate unless LESSEE, on or before that date, pays in the manner prescribed in Section 27 of this lease the following sum:

Per Acre Amount	Total Amount
$50.00	$44,718.30

In a like manner and upon payment of the amounts set out below on or before the corresponding anniversary dates of this lease, LESSEE may defer the commencement of said production for successive periods of one(!) year each during the primary term hereof:

	Per Acre Amount	Total Amount
Anniversary Date 2013 - 2014	$50.00	$44,718.30
Anniversary Date 2015 - 2019	$75.00	$67,077.45
Anniversary Date 2020 - 2024	$150.00	$134,154.90
Anniversary Date 2025 - 2029	$200.00	$178,873.20

Payments under this section shall act as a rental and shall cover the privilege of deferring commencement of production in paying quantities of the named material for one(!) year from the corresponding anniversary date.

4. MINIMUM ADVANCE ROYALTY: Immediately upon the sale of the leased minerals, if such sale occurs on the lease premises, or the removal of the leased minerals in commercial quantities from the leased premises, LESSEE shall pay in the same manner prescribed in Section 28 of this lease a sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) as minimum advance royalty. This Section 4 shall not apply to the production of waste materials as defined in Section 14(g). The payment of the initial minimum advance royalty shall be considered timely if it is received by the COMMISSIONER, at Austin, on or before seven (7) days after the date of the initial commencement of production. Thereafter, this royalty is to be so paid and received on or before the anniversary date of this lease, in advance, for each lease year (as determined by the anniversary date of this lease) in which the leased minerals are produced from the leased premises. It is understood and agreed that this minimum advance royalty is due and payable for every year that the leased minerals are produced from the leased premises, regardless of the amount of actual production.

Should LESSEE cease production and later re-commence production, then payment of a minimum advance royalty shall be due and payable immediately upon re-commencement of production in the same manner as if LESSEE were initially commencing production. However, should LESSEE so re-commence production within the same lease year for which a minimum advance royalty has already been properly paid to the COMMISSIONER, then a payment shall not be due upon the re-commencement but shall be due and payable thereafter by LESSEE in the manner described above on or before the anniversary date of this lease, in advance, for each lease year in which the leased minerals are produced from the leased premises.

If applicable, a minimum advance royalty paid will be credited against the first royalty due as hereinafter provided for the leased minerals actually produced from the leased premises during the lease year for which such minimum advance royalty was paid.

5. PLAN OF OPERATIONS: Before LESSEE commences any activities associated with mineral exploration or development that require substantially disturbing or destroying the surface or subsurface of the leased premises, LESSEE agrees to submit to and obtain approval from the COMMISSIONER and, upon request, submit to any surface lessee of the leased premises, for said lessee’s information, a plan of operations in compliance with all current and future General Land Office administrative rules relating to the procedure for filing, obtaining approval and complying with of any such plan of operations. LESSEE also agrees to so submit amended and supplemental plans of operations as required by said rules. The General Land Office reserves the right to require LESSEE to furnish a bond as a condition to approval of a plan of operations. The current and future General Land Office administrative rules relating to plans of operations and conduct of exploration and mining operations shall determine when and how LESSEE may commence and conduct any activities on, in, or under the leased premises.

LESSEE is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A. §470) and the Antiquities Code of Texas, Chapter 191, Tex. Nat. Res. Code Ann. (Vernon 1996 Supp.). Before breaking ground at a project location, lessee shall notify the Texas Historical Commission, P.O. Box 12276, Austin, Texas 78711. An archaeological survey might be required by the commission before construction of the project can commence. Further, in the event that any site, object, location, artifact or other feature of archaeological, scientific, educational, cultural or historic interest is encountered during the activities authorized by this lease, lessee will immediately notify LESSOR and the Texas Historical Commission so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate.

6. EXPLORATION: It is understood and agreed that LESSEE owes LESSOR a duty to take all steps a reasonably prudent operator would take to explore the leased premises for the named material and to delineate the reserves thereof.

7. DUTY TO MAKE MARKETABLE, PROCESS, ETC.: (a) If the leased minerals are capable of being economically produced by the LESSEE in commercial quantities, it is understood and agreed that LESSEE owes LESSOR a duty to take all steps necessary to put the leased minerals into a marketable condition. This may include crushing, separating, concentrating, processing or other forms of preparing the leased minerals for sale. It is understood and agreed that LESSEE has the duty to undertake and/or arrange to have undertaken all operations a reasonably prudent operator would undertake in order to produce, process, and make marketable the most valuable component or components of the leased minerals. No cost incurred in meeting these duties is deductible in the computation of the royalty due under this lease except where expressly allowed in this lease. Should LESSEE not put the leased minerals into a marketable condition as required herein, royalty due under this lease will nevertheless be calculated upon the market value, as defined herein, of the leased minerals in a marketable condition. Should LESSEE not put the leased minerals into their most valuable component or components as required herein, royalty due under this lease will nevertheless be calculated upon the market value, as defined herein, of this most valuable component or components in a marketable condition. Neither the bonus, rentals, nor royalties paid or to be paid hereunder shall relieve LESSEE from any of the obligations herein expressed. The point at which these said duties have or could have been complied with shall define “the mine” as that phrase is used in this lease for the purposes of royalty calculation.

(b) Should LESSEE, in performance of those duties required in Section 7(a) of this lease, transport the leased minerals to a location away from the leased premises, LESSEE may deduct, for the purposes of royalty calculation, the transportation cost, as defined by Generally Accepted Accounting Principles, incurred in and directly allocable to that transportation of the leased minerals from the leased premises, and no other costs, as follows:

If LESSEE actually incurs this transportation cost pursuant to a bona fide transaction entered into at arm’s length with a non-affiliated party (as defined in Section 8(a) of this lease) of adverse economic interests, then this transportation cost, if reasonable, may be deducted for the purposes of royalty calculation. If this transportation cost is incurred pursuant to other than the above-described transaction, including by means of LESSEE-owned facilities, then this deduction shall be determined by the reasonable costs that (I) are actually incurred by the party or parties (whether that party is LESSEE and/or some other party) that actually performs the transportation service (hereinafter referred to in this subsection (b) as the “transporter”) and (2) are directly allocable to this transportation of the leased minerals. Therefore, the deduction allowed in this second type of transaction (i.e. non arm’s length, etc.) shall not include any profit margin, commission or any other similar charge that is charged by any transporter for the performance of this transportation service. In no event shall any transportation deduction discussed in this subsection (b) include any transportation cost incurred for transportation within the leased premises. In no event shall any deduction discussed in this subsection (b) be greater than the State or Federal tariff, whichever was legally applicable, that was in effect at the time the leased minerals were transported and that was for comparable movement of minerals. The deduction discussed in this subsection (b) is subject at any time to the COMMISSIONER’s review and audit. LESSEE must be able to document these deductions to the COMMISSIONER’s satisfaction, should the COMMISSIONER at any time request such verification, in order to properly deduct these costs.

(c) LESSEE shall also have the duty to diligently market the leased minerals that are produced, processed and made marketable as required above. (See Section 8(a) for an explanation of the allowed deductions for the costs incurred in meeting this duty for royalty calculation purposes.)

8. PRODUCTION ROYALTY: As a production royalty LESSEE agrees to pay in the manner prescribed in Section 27 of this lease a sum equal to Eight percent (8%) of the Market Value (as defined below) of the uranium and other fissionable minerals, and Six and 25/100 percent (6.25%) of the Market Value (as defined below) of all other leased minerals at “the mine” (as defined in Section 7(a)) produced from the leased premises. (For the treatment of waste material, see Section 13.) Notwithstanding anything contained herein, it is expressly provided in accordance with Texas Natural Resources Code, §53.018 that if production is obtained, the state shall receive not less than one-sixteenth (6.25%) of the value of the leased minerals produced from the leased premises.

(a) Market Value Definition and Procedure. Market value, as that phrase is used in this lease, shall be defined to mean the higher of, at the option of the COMMISSIONER: (1) gross proceeds received by LESSEE (e.g., the gross price paid or offered LESSEE) from the sale of the leased minerals and including any reimbursements for severance taxes and production related costs, or (2) highest price for materials or minerals (a) produced from the leased premises or from other mines and (b) that are comparable in quality to the produced leased minerals. Price shall be determined by any generally accepted method of pricing chosen by the COMMISSIONER, including, but not limited to, comparable sales (e.g. prices paid or offered), published prices plus premium, and values/costs reported to a regulatory agency. Provided, however, that in no event shall the royalty due the State be less than the minimum royalty amounts set out in this lease.

For purposes of computing and paying royalties under this lease, the market value shall be presumed to be the gross proceeds received by LESSEE pursuant to a bona fide transaction entered into at arms length with a non-affiliated party, as defined hereafter, of adverse economic interests. An affiliated party is defined for the purposes of this lease as a subsidiary, or parent of LESSEE or other entity in which LESSEE or an owner of LESSEE has a financial interest by stock ownership or otherwise of ten percent or more or one related to LESSEE or an owner of LESSEE by blood, marriage or common business enterprise. A non-affiliated party is defined, for the purposes of this lease, as one without any of the above described characteristics of an affiliated party. This presumption may be overcome and additional royalties may be assessed under Section 8(a)(2) of this lease when a different price is established by any of the methods set out in that section.

Should LESSEE incur post-“mine” costs, i.e. costs other than those incurred as a result of the LESSEE’s performance of those duties required in Section 7(a) of this lease, then, at the option of the COMMISSIONER, the market value of the leased minerals at “the mine” shall be determined by the market value of the leased minerals, as defined above, after some or all of these post-“mine” costs have been incurred, less these post-“mine” costs, as defined by this lease and Generally Accepted Accounting Principles, actually incurred in and directly allocable to out of pocket costs, charges and expenses incurred by LESSOR in: (I) transporting run of the mine ore from the portal, pit opening or shaft collar to the mill or other place where beneficiation, concentration or refining takes place; (2) concentrating, including the cost of milling, floatation, thickening, regrinding, and filtering; (3) roasting; (4) loading and shipping; and (5) handling tailings and mine waste, (such activities are hereinafter referred to in this paragraph as “marketing”), and no other costs, as follows: If these marketing costs are actually incurred by LESSEE pursuant to a bona fide transaction entered into at arms length with a non-affiliated party (as defined in Section 8(a) of this lease) of adverse economic interests, then these actual marketing costs, if reasonable, may be deducted for the purposes of royalty calculation. If these marketing costs are incurred pursuant to other than the above described transaction, including by means of LESSEE-owned facilities, then this marketing deduction shall be determined by the reasonable costs that (I) are actually incurred by the party or parties (whether that party is LESSEE and/or some other party) that actually perform the post-“mine” marketing services (hereinafter referred to in this paragraph as the “marketer”) and (2) are directly allocable to this marketing of the leased minerals. Therefore, the deduction allowed in this second type of transaction (i.e. non arm’s length, etc.) shall not include any profit margin, commission or any other similar charge that is charged by any marketer for the performance of these marketing services. In no event shall any deduction discussed in this paragraph be greater than the lowest charge available for comparable services or products from an unaffiliated party (defined in Section 8(a) of this lease) with economic interests adverse to those of LESSEE. In no event shall any transportation deduction discussed in this paragraph include any transportation cost incurred for transportation within the “the mine”. A deduction for the costs of post-“mine” transportation shall not exceed the State or Federal tariff, whichever was legally applicable, that was in effect at the time the leased minerals were transported and that was for comparable movement of minerals. All deductions discussed in this paragraph are subject at any time to the COMMISSIONER’s review and audit. LESSEE must be able to document these deductions to the COMMISSIONER’s satisfaction, should the COMMISSIONER at any time request such verification, in order to properly deduct these costs.

(b) Gross Proceeds Definition and Procedure. For the purpose of determining gross proceeds, the following will apply: When a LESSEE sells or otherwise transfers the leased minerals to a purchaser or transferee by other than a bona fide transaction entered into at arm’s length with a non-affiliated party of adverse economic interests, the COMMISSIONER, at his option, may choose to use (I) such purchaser’s or transferee’s gross proceeds received from its sale of the leased minerals or (2) the total financial benefit accruing to the LESSEE and the purchaser or transferee for the purposes of royalty calculation instead of the LESSEE’s gross proceeds received from the sale or transfer to said purchaser or transferee. LESSEE agrees to obtain and provide the COMMISSIONER all information requested by the COMMISSIONER for the purposes of determining the affiliation or relationship of LESSEE and a purchaser or transferee of the leased minerals. As in the case of royalty calculation based on the LESSEE’s gross proceeds, no costs incurred as required under this lease are deductible for the purposes of calculating the royalty due und.er this lease except where expressly allowed in this lease. Upon satisfactory evidence provided to the COMMISSIONER and subject to the COMMISSIONER’s discretion, the purchaser’s or transferee’s gross proceeds or the total of the financial benefit accruing to LESSEE and the purchaser or transferee will not be used for royalty calculation purposes if LESSEE demonstrates that during the relevant time period either: (I) the purchaser or transferee was legitimately in the business of purchasing and processing or marketing the leased minerals at issue from parties other than those with which it is affiliated, as defined above, and that its transaction with the LESSEE was an arms length transaction or (2) the transaction at issue contained terms equivalent to those of comparable transactions between non-affiliated parties. In the event LESSEE sells or transfers title to a material and/or mineral covered by this lease and retains a financial interest or benefit to be returned at some later date, the Commissioner may elect to calculate royalty due upon the total value eventually returned to LESSEE.

(c) Minimum Royalty. Provided, however, in no event shall the royalty due under this lease be less than One Dollar ($1.00) per pound of the U3O8 (yellow cake) and Forty Cents ($0.40) per pound of the BeO (beryllium oxide), contained in the ore produced from leased premises.

(d) In Kind Royalty. Notwithstanding anything contained herein to the contrary, COMMISSIONER may at the COMMISSIONER’s option, upon not less than 60 days notice to LESSEE, require at any time or from time to time that payment of all or any portion of the royalties accruing to the State under this lease be made in kind (i.e. Six and 25/100 percent (6.25%)) of the gross production of the leased minerals) at “the mine” without any deduction (including, but not limited to, deduction for the cost of producing, separating, treating, concentrating, processing, or storing said leased minerals or otherwise meeting the duties set out in Section 7 of this lease). Any leased minerals taken in kind shall be loaded at LESSEE’s expense upon the transportation provided by LESSOR at “the mine”. The COMMISSIONER may, at the COMMISSIONER’s option, so require such in kind payment to be so made at a point prior to “the mine”. In kind payments of the leased minerals made ready for in kind delivery during a given calendar month shall be made on or before, at the COMMISSIONER’s discretion, the last day of the following calendar month.

(e) Payments and Reports. Unless the COMMISSIONER elects to take the royalties stipulated in this lease in kind, all royalties not taken in kind are to be received by the COMMISSIONER, at Austin, on or before the last day of each calendar month for the leased minerals produced during the preceding calendar month. For the purposes of the prior sentence only, “produced” shall be defined in the applicable administrative rule effective when the leased minerals on which royalty is owed were physically extracted from the leased premises. The royalty payment shall be accompanied by an affidavit of the LESSEE or his authorized representative completed in the following form and manner: The report shall be based on LESSEE’s samples, assays, analyses, measurements and records and shall set forth, using the appropriate measurements, the type and exact amount of all materials and/or minerals produced from the leased premises during the preceding calendar month and the amount of royalty being submitted. If any materials and/or minerals produced from the leased premises have been sold during the preceding calendar month, then the report shall also set out the type and exact amount of each material and/or mineral sold during the preceding calendar month, the gross amount received for and the market value of the same (including the method and figures used to calculate this value as shown by any relevant documents, records, reports or schedules), and to whom sales were made. If these sales were made to an affiliated or related party, the report shall set out the details of such affiliation or relationship. In addition, the report shall be accompanied by production records, ore records, sales receipts, invoices, weight receipts, records of mill, mint, refinery or smelter settlements, and other pertinent returns or documents which shall substantiate the selling price of the materials and/or minerals and the compliance of LESSEE with the royalty or other provisions of this lease and any other report, record, or document the COMMISSIONER may require to verify such compliance. If any materials and/or minerals produced from the leased premises have been used by LESSEE during the preceding calendar month, then the report must also indicate the type and exact amount of each material and/or mineral so used and the method and figures used by LESSEE to calculate the value of each material and/or mineral so used as shown by any relevant documents, records, reports or schedules. Each royalty payment shall be accompanied by a check stub, schedule, summary or other remittance advice showing, by the assigned General Land Office lease number, the amount of royalty being paid on each lease. Even if royalty payments are not due or are taken in kind, an affidavit of the LESSEE or his authorized representative, completed in the same form and manner as described in this paragraph, shall be filed with the General Land Office on or before the last day of each calendar month.

(f) Penalty and Interest. Delinquent royalty payments and reports shall accrue penalty and/or interest as determined by Texas Natural Resources Code §53.024 or its successor and any applicable administrative rule in effect at the time the royalty payments or reports were due. As of the date of this lease, the following are the current key penalty and interest provisions under which this lease shall operate: If LESSEE pays royalty on or before thirty (30) days after the royalty payment was due, then LESSEE owes a penalty of 5% on the royalty due or $25.00, whichever is greater. A royalty payment which is over thirty (30) days delinquent shall accrue a penalty of 10% of the royalty due or $25.00 whichever is greater. In addition to a penalty, royalties shall accrue interest at a rate of 12% per year; such interest will begin to accrue 60 days after the due date. Documents which are required under this lease or by law and not filed when due shall incur a penalty in an amount set by the General Land Office administrative rules. The LESSEE shall bear all responsibility for paying royalties or causing such royalties to be paid in the manner prescribed in this lease. Payment of the delinquency penalty shall in no way operate to prohibit the State’s right of forfeiture as provided by law and by this lease nor act to postpone the date on which royalties were originally due. The above penalty provisions shall not apply in cases of title dispute as to the State’s portion of the royalty or to that portion of the royalty in dispute as to fair market value.

9. SHUT-IN ROYALTY: If at the expiration of the primary term or at any time thereafter: (I) the leased premises is capable of producing the named minerals in paying quantities, and (2) this lease is not otherwise being maintained in force and effect, then LESSEE may, at LESSEE’s option, pay as a shut-in royalty, in the same manner prescribed in Section 28 of this lease, an amount equal to Five Hundred Thousand and No/100 Dollars ($ 500,000.00). To be effective, any shut-in royalty must be received by LESSOR on or before: (I) the expiration of the primary term, or p) not more than sixty days after LESSEE ceases to produce the named minerals in paying quantities from the leased premises, or (3) not more than sixty days after LESSEE completes a mining or rehabilitation operation on the leased premises in accordance with an approved plan of operations, whichever date is latest and must be in the full amount set out above and this lease must have theretofore been maintained in force and effect. The shut-in royalty payment shall be accompanied by (I) a statement by LESSEE describing the circumstances requiring the use of this shut-In provision and (2) an affidavit by LESSE that the mine is shut-in and not producing in paying quantities.

If the shut-in royalty is properly paid and received, this lease shall be considered to be a producing lease and the shut-in payment shall hold this lease in force and effect for a period of one year from the end of the primary term or from the first day of the month following the month in which production in paying quantities ceased or in which said mining or rehabilitation operations were completed, whichever date is later. After that one year period, if the above listed conditions still exist, LESSEE may, at LESSEE’s option, continue to hold this lease in force and effect by shut-in royalty payments for additional and successive periods of one year each if the LESSOR receives the same shut-in royalty amount set out above each year on or before the expiration of the previously held one year period. If the due date of a shut-in royalty payment should fall on a Saturday, Sunday or a legal state or federal holiday, the due date shall be extended to the next calendar day which is not a Saturday, Sunday, or such a holiday. It is provided, however, that shut-in royalty cannot serve to hold this lease in force and effect for more than five years from the date this lease is initially shut-in (i.e. from the first date of the first shut-in period of this lease). LESSEE may proportionately reduce any shut-in payment that if made will hold this lease in effect for less than a full year because of this five (5) year maximum.

None of these provisions shall relieve LESSEE of the obligation of reasonable development. Neither receipt nor retention by the LESSOR of an improperly paid shut-in payment shall operate as a ratification or a re-grant of the interest covered by this lease if this lease terminated because of improper payment, nor shall such receipt or retention estop LESSOR from asserting the termination of this lease. Minimum advance royalty that has been paid shall not be credited against a shut-in payment Lessee chooses to make. Shut-in royalty payment shall not be credited against any production royalty due as provided in this lease for the leased minerals actually produced during any shut-in period or thereafter.

10. MEASURING, ASSAYING AND ANALYZING: LESSEE shall install and use scales, meters, or any other measuring device reasonably necessary to accurately measure the produced leased minerals, prior to said leased minerals being moved from the leased premises. It is understood and agreed that the COMMISSIONER may, with reasonable notice, require the LESSEE, at any time and at the LESSEE’s expense, to assay and/or analyze the produced leased minerals in a manner consistent with standard techniques of the industry to determine its material or mineral content and/or its quality.

11. INSPECTIONS: The books, accounts, weights, wage contracts and records, correspondence, records, contracts and other documents relating to the production, transportation, assaying, analyzing, processing, recovery, use, sale, and marketing of the leased minerals shall at all times be subject to inspection and examination by the COMMISSIONER, or the COMMISSIONER’S authorized representative, and copies of such records shall be forwarded to the COMMISSIONER at Austin, Texas upon request.

LESSEE’s mining, milling, and processing operations shall be subject at any time to inspection by the COMMISSIONER or the COMMISSIONER’S authorized representative. This inspection right shall include, but shall not be limited to, the following: the COMMISSIONER or the COMMISSIONER’S authorized representative is authorized (1) to check scales, sampling and assaying procedures as to their accuracy, (2) to have full access to any of the entries, shafts, pits, slopes or workings on the leased premises and to any of LESSEE’s other mining, milling and processing operations, and (3) to examine, inspect, survey and take measurements of same and to examine all books and weight sheets, records and any other documents that relate to these operations or that may show in any way the material or mineral output of the leased premises or any other aspect of compliance with the covenants or conditions of this lease, whether express or implied. Copies of any records or other documents pertaining to these operations shall be furnished to the COMMISSIONER upon written request. LESSEE shall cooperate in such manner as shall be reasonably necessary for said inspection, survey, or examination. All inspections, examinations, and the like provided for herein may be performed at any time and without any requirement of prior notice.

12. LIEN: By acceptance of this lease, LESSEE grants the State, in addition to any applicable statutory lien, an express contractual lien on and security interest in all leased minerals in and extracted from the leased premises, all proceeds which may accrue to LESSEE from the sale of such leased minerals, whether such proceeds are held by LESSEE or by a third party, and all fixtures on and improvements to the leased premises used in connection with the production or processing of such leased minerals in order to secure the payment of all royalties or other amounts due or to become due under this lease and to secure payment of any damages or loss that LESSOR may suffer by reason of LESSEE’s breach of any covenant or condition of this lease, whether express or implied. This lien and security interest may be foreclosed with or without court proceedings in the manner provided in Title I, Chapter 9 of the Texas Business and Commerce Code.

LESSEE agrees that the COMMISSIONER may require LESSEE to execute and record such instruments as may be reasonably necessary to acknowledge, attach or perfect this lien. LESSEE hereby represents that there are no prior or superior liens arising from and relating to LESSEE’s activities upon the above-described property or from LESSEE’s acquisition of this lease. Should the COMMISSIONER at any time determine that this representation is not true, then the COMMISSIONER may declare this lease forfeited as provided in Section 18 of this lease.

13. REQUIRED FILINGS: A log, sample analysis, or other information obtained from each test drilled or area sampled on the area covered by this lease shall be filed with the General Land Office upon request. Within ninety (90) days after any sampling, drilling, mining or other evaluation program shall have been completed or abandoned, LESSEE shall file in the General Land Office an evaluation map or plat showing all geological formations penetrated, the depth, thickness, grade, and mineral character of all ore bodies, the water bearing strata, the elevation and location of all test holes, and other pertinent information. The correctness of such map or plat shall be sworn to by LESSEE or his representative. Further, LESSEE must furnish annually on the anniversary date of this lease a map or plat showing all activities and workings conducted on or in association with this lease. The filings discussed in this section shall be required notwithstanding the fact that this lease may have subsequently terminated, been forfeited or been released.

14. DEVELOPMENT: If the leased minerals are capable of being economically produced by the LESSEE in commercial quantities, LESSEE agrees to diligently develop the leased premises into a viable mine and to mine the leased minerals in such a manner as is consistent with good mining practice including, but not limited to, in a manner consistent with General Land Office and Railroad Commission rules anil regulations. Neither bonus, rentals nor royalties paid or to be paid hereunder shall relieve the LESSEE from any of the obligations herein expressed. Such methods of mining must be used as will insure the extraction of the greatest possible amounts of the leased minerals consistent with prevailing good mining practice. Specific examples of compliance with the above include, but are not limited to:

(a) LESSEE agrees to slope the sides of all surface pits, excavations and subsidence areas in a manner consistent with good mining practices. Such sloping is to become a normal part of the operation;

(b) Whenever practicable, all surface pits, excavations and subsidence areas shall not be allowed to become a hazard to persons, wildlife or livestock;

(c) LESSEE agrees to mine the leased minerals in such a manner as to leave as much level surface as is reasonable and consistent with prevailing good mining practices; All development shall be done in such a manner as to prevent the pollution of water.

(d) In underground workings, all shafts, inclines, and drifts must be adequately supported and all parts of workings, where minerals commercially minable are not exhausted, shall be kept free from water and waste materials to the extent reasonably possible;

(e) Underground workings are to be protected against fire, floods, creeps and squeezes. If such events do occur, they shall be checked by LESSEE to the extent and in a manner which is in keeping with good methods of mining;

(f) If relevant, LESSEE shall take· all steps a reasonably prudent operator would take to adequately protect the leased minerals from drainage by operations on other lands or this lease shall be subject to forfeiture by the COMMISSIONER; and

(g) As governed by the duties and standards set out in Section 7 of this lease, all leased minerals produced by LESSEE from the leased premises that cannot be so marketed (herein called “waste materials”) will be used to fill the pits, shafts and excavations on the leased premises and no royalty shall be due thereon at that time. No other use of these waste materials or any leased mineral is allowed unless the LESSEE obtains the COMMISSIONER’s prior written consent to such other use. However, should another use of the leased minerals be permitted, royalty shall be due for these used leased minerals in accordance with Sections 7 and 8 of this lease and, should another use of the waste materials be permitted, the waste material royalty exception of this subsection shall not apply and royalty shall be due for these used waste materials in accordance with sections 7 and 8 of this lease. The LESSEE’s duty regarding the leased minerals as set out in Section 7 of this lease is a continuing duty. Should changing technology or market conditions render any component of former waste materials marketable, then LESSEE shall (1) process, make marketable and market those former waste materials as set out in Section 7 of this lease and (2) pay royalty thereon in accordance with Sections 7 and 8 of this lease. The state reserves the title to all minerals contained in these waste materials both during the term of this lease, subject to LESSEE’s duty set out above, and upon the expiration, surrender, or termination of this lease.

Nothing in this section shall be construed to give LESSEE the right to sell or otherwise dispose of minerals or substances other than those covered hereby.

In the event LESSEE, in the interest of economy or efficiency of mining operations or for other valid reasons, intends to conduct mining operations on or within the leased premises in conjunction with mining operations on or within any other land (whether state or privately owned), for example by commingling production, then prior thereto LESSEE must obtain the COMMISSIONER’s approval of such plan of operations, which shall not unreasonably be withheld.

15. RECLAMATION: By the end of the term of this lease, LESSEE shall grade the leased premises so that the grade of the leased premises shall approximate the grade of the surrounding topography. Upon completion of the required grading, the surface shall be reseeded with a seed mixture approved by the COMMISSIONER. Should this obligation not be met by the end of the term of this lease, it shall nevertheless survive and continue beyond the term of this lease and shall be an obligation owed to the state. This obligation is owed by LESSEE in addition to any other obligation imposed upon LESSEE by this lease, including, but not limited to, the requirements of Section 6 hereof and LESSEE’s plan of operations.

16. TRANSFERS (E.G. ASSIGNMENTS): After obtaining written approval by the COMMISSIONER, which shall not unreasonably be withheld, this lease may be transferred at any time. All transfers must reference the lease by the file number and must be recorded in any county in which any portion of the leased premises is located, and each such recorded transfer or a certified copy of each such recorded transfer shall be filed in the General Land Office within ninety (90) days after the execution of the transfer, as provided by Texas Natural Resources Code §52.026, accompanied by the appropriate filing fee. A transfer is not effective until these required documents are properly filed in the General Land Office. Failure to properly file these required documents in the General Land Office shall subject this lease to forfeiture. The filing fee due under this section shall be determined by the applicable statute and/or administrative rule in effect at the time the transfer is filed in the General Land Office.

Upon any assignment of this lease, in whole or in part, the assignee will succeed to all rights and be subject to all liabilities, claims, obligations, penalties, and the like, theretofore incurred by the assignor, including any liabilities to the State for unpaid royalties. However, such assignment will not have the effect of releasing the assignor from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of the State. In addition, upon any assignment of this lease, the assignee assumes, for the benefit of the State, the obligation to fulfill all provisions and covenants of this lease, both expressed and implied. Assignee, as used in this section, shall also include any successor, devisee, legal representative or heir of an assignee who acquires any right or obligation initially held by that assignee under this lease.

Upon assignment of any divided part of this lease, whether divided by acreage, zone, horizon, vein, mineral or other similar method, said assigned interest shall become segregated from the remaining portion of this lease so that from the date of such assignment or assignments, the provisions hereof shall extend and be applicable severally and separately to each segregated portion of the land covered hereby and so assigned, so that performance or lack of performance of the provisions hereof as to any segregated portion of this lease shall not benefit or prejudice any other segregated portion, to the same extent as if each segregated portion of the lands covered hereby are under separate leases. It is understood and agreed that the effect of such an assignment is to create two separate leases, both of which must comply with their lease terms in order to keep their leases in force.

In the case of ownership or assignment of any undivided interest in this lease, no covenant or condition thereof, implied or expressed, is divisible. Anything less than complete compliance with said covenants or conditions shall render this lease subject to forfeiture and/or termination as provided by the lease’s provisions.

17. RELEASES: The LESSEE may release all or any portion of this lease to the State at any time. To release this lease, LESSEE must record the relevant instrument or instruments evidencing such release in each county where the leased premises are located and mail a certified copy of each such recorded release to the General Land Office, accompanied by the appropriate filing fee. Any release will not have the effect of releasing LESSEE from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of the State nor will it have the effect of reducing any amount due under this lease. A release is not effective until the required certified copies of that release are filed in the General Land Office. Failure to file the required certified copies of a release in the General Land Office shall subject this lease to forfeiture. The filing fee due under this section shall be determined by the applicable statute and/or administrative rule in effect at the time the release is filed with the General Land Office.

18. AUTHORITY OF MANAGER OR AGENT: When required by the COMMISSIONER, the authority of a manager or agent to act for LESSEE must be filed in the General Land Office.

19. FORFEITURE: If LESSEE shall fail or refuse to make payment of any sum due, or if LESSEE or LESSEE’s agent should refuse the COMMISSIONER or his authorized representative access to the records or other data pertaining to the operations under this lease, or if LESSEE or LESSEE’s agent should knowingly make any false return or false report concerning this lease, or if any of the material terms of this lease should be violated, then this lease and all rights hereunder shall be subject to forfeiture by the COMMISSIONER, and the COMMISSIONER may declare this forfeiture when sufficiently informed of the facts which authorize a forfeiture, and, in such event, the COMMISSIONER shall write on the wrapper containing the papers relating to this lease words declaring the forfeiture and sign it officially; and this lease, and all rights under this lease, together with all payments made under it, shall thereupon be forfeited. Notice of the forfeiture shall be mailed forthwith to the person or persons shown by the records of the General Land Office to be the owner of the forfeited lease at their last known addresses as shown by said records. However, nothing herein shall be construed as waiving the automatic termination of this lease by operation of law or by reason of any term or condition arising hereunder.

20. REINSTATEMENT: A forfeiture may be set aside and all rights under this lease may be reinstated before the rights of another party intervene, upon satisfactory evidence to the COMMISSIONER of future compliance with the provisions of the law, this lease, and any rules adopted applicable to this lease and with any conditions placed upon the reinstatement. LESSEE shall offer the evidence required for reinstatement within 30 days after the date the notice of forfeiture was mailed and after such 30 days, LESSEE shall have no future opportunity for reinstatement.

21. FORCE MAJEURE: When, after effort is made in good faith, LESSEE is prevented from complying with any express or implied covenant of this lease or from producing and mining the named material from the leased premises by reason of storm, flood, or other acts of God, fire, war, rebellion, insurrection, riot, strikes, or as result of any valid order, rule or regulation of any court or governmental authority having jurisdiction, or litigation required to gain access to the lands described in this lease under the power of eminent domain as provided in §11.079, Texas Natural Resources Code, effective September I, 1987 (for the period beginning with the filing of the action in a court of competent jurisdiction until a final non-appealable order is entered in such action but not including periods of pre-filing discussions or negotiations), then upon written application by LESSEE and upon written approval thereof by the COMMISSIONER, LESSEE’s obligation to comply with such covenant shall be suspended while LESSEE is so prevented; and LESSEE shall not be liable for damages for failure to comply with such covenant while LESSEE is so prevented; and this lease shall be extended while and so long as LESSEE is so prevented from producing and mining the named material from the leased premises. Provided, however, that nothing in this section shall be construed to suspend the condition of paying delay rentals as set out in Section 3 hereof. As dictated by 31 Texas Administrative Code §I0.3(d)(l), the term of this lease may not be extended by this Section to exceed twenty (20) years.

22. USE OF WATER: LESSEE shall have the right to use water produced during operations under this lease as is reasonably necessary for operations under this lease except water from wells or tanks of the surface owner or any surface lessee; provided, however, LESSEE shall not use potable water or water suitable for livestock or irrigation purposes for operations without the prior written consent of the COMMISSIONER.

23. DAMAGE PAYMENTS FOR PERSONAL PROPERTY, IMPROVEMENTS, LIVESTOCK AND CROPS: LESSEE shall pay damages caused by its operations to all personal property, improvements, livestock and crops on said land to the owner of said items.

24. SURFACE USE: Subject to the obligation to pay surface damages as set out in Section 33 of this lease, and to any reservation in favor of LESSOR, LESSEE shall have the right to occupy within the limits of this lease so much of the surface as may be reasonably necessary for the development of leased minerals; and shall have the right of ingress and egress over and across the area embraced herein.

25. SURFACE USE LIMITATIONS: LESSEE shall not drill or mine, erect buildings or conduct any mining operations within three hundred (300) feet of improvements without reasonably compensating the owner of said improvements.

26. REMOVAL OF EQUIPMENT AND FIXTURES: LESSEE shall not be permitted to remove any casing or wellhead from any well or bore hole during the life of this lease or after the termination, expiration, or forfeiture of this lease without the written consent of the COMMISSIONER or his authorized representative. LESSEE shall have the right to remove all equipment, machinery, tools, supplies, and installations, excluding the casing and wellhead, placed by LESSEE on the leased premises during the life of this lease and for a period of three hundred sixty-five (365) days after the termination, expiration or forfeiture of this lease, unless an extension in writing of such three hundred sixty-five (365) day period has been obtained from the COMMISSIONER or some other written agreement is reached between all parties to this lease.

27. FILING REQUIREMENTS: LESSEE shall record this executed lease in each county in which the lease premises is located. After such recordation, LESSEE shall obtain a certified copy of the recorded lease from the county clerk. LESSEE shall send such certified copies to the General Land Office within ninety days of the date of recordation.

28. PAYMENTS, NOTICES AND OTHER REQUIRED DOCUMENTS: Unless otherwise expressly provided for herein, all payments provided for in this lease shall be payable to the COMMISSIONER of the General Land Office at Austin, Texas, for the use and benefit of the State of Texas.

All notices, payments and other documents required or due hereunder shall be given to the parties-at their respective addresses as follows and shall be deemed received only upon actual receipt, unless “receipt” is otherwise defined by an applicable Texas Statute or Administrative Rule:

(a) If to LESSOR, COMMISSIONER, General Land Office, State or State of Texas:

General Land Office

1700 North Congress

Austin, Texas 78701

Attn: Minerals Leasing Division

(b)	If to LESSEE:	Texas Rare Earth Resources Inc.	Tax Payer ID #______
304 Inverness Way South, Suite 365
Englewood, Colorado 80112

or addressed to any of the above parties at such other addresses as such party shall hereafter furnish to the other parties in writing. Any notice of change of address shall not be binding on a party until the expiration of 30 days after the receipt of such notification by that party. Such notification must be in writing, delivered or mailed by registered or certified mail.

29. APPLICABLE LAW: The law of the United States and the State of Texas shall apply to and govern this lease in any and all matters whatsoever. For the purposes of this lease, such law shall include, but shall not be limited to, Texas Water Code §61.117 and all current and future General Land Office and/or School Land Board administrative rules governing State minerals other than oil and gas that are not in direct conflict with the provisions contained in this lease. In addition, mining operations in submerged areas are further subject to the applicable laws of the United States regarding mining in such submerged areas.

30. BINDING EFFECT: This lease and the provisions hereof shall be binding upon and inure to the benefit of State and LESSEE and their respective heirs, devisees, legal representatives, successors and assigns.

31. IMPLIED COVENANTS: Neither payment of bonus, rental, royalties nor compliance with any other covenant or condition of this lease shall relieve the LESSEE from any obligation expressed in this lease or implied by law unless this lease expressly so relieves the LESSEE.

32. REMEDIES: The remedies provided for in this lease are not exclusive and in no way shall limit any other lawful claim or remedy available to the State under law.

33. PAYMENT OF DAMAGES FOR USE OF SURFACE: Upon the issuance of this lease, LESSEE shall pay, in the manner prescribed in Section 27 of this lease, surface damages to the LESSOR in the amount of Two Thousand Two Hundred and No/100 Dollars ($2,200.00) for the use of the surface of the leased premises in prospecting for, exploring, developing, or producing the leased minerals during the first year of this lease. On or before one (1) year after the date of this lease, if this lease is still held in effect on that anniversary date, LESSEE shall pay, in a like manner, surface damages to LESSOR in a like amount for like use of the surface of the leased premises during the second year of this lease. On or before two (2) years after the date of this lease (ie. on the 20 13 anniversary date), if this lease is still held in effect on that anniversary date, LESSEE shall pay, in a like manner, surface damages to LESSOR in a like amount for like use of the surface of the leased premises during the third year of this lease. In no event shall any payments for damages for use of the surface be paid to any party other than LESSOR, nor production royalty or any other benefit reserved to LESSOR in this lease.

34. SEVERABILITY: If any section of this lease or its application to any person or circumstance shall be held to be invalid by a court of competent jurisdiction, such invalidity shall not affect any other section of this lease, or any application thereof, that can be given effect without the invalid section or application. To this end, the sections of this lease, or any portion thereof, are declared to be severable.

35. LEASE SECURITY: LESSEE shall take the degree of care and all proper safeguards a reasonably prudent operator would take to protect the leased premises and to prevent theft of all materials and/or minerals produced from the leased premises. This includes, but is not limited to, the installation of all necessary equipment, seals, locks, or other appropriate protective devices on or at all access points at the lease’s production, gathering and storage systems where theft of said materials and/or minerals can occur. LESSEE shall be liable for the loss of any of said materials and/or minerals resulting from theft and shall pay the State royalties thereon as provided in this lease on all leased minerals Jost by reason of theft.

36. ANTIQUITIES CODE: In the event that any foundation, site, item, or the feature of archaeological, scientific, or historic interest is encountered during the activities authorized by this lease, LESSEE will immediately cease such activities and will immediately notify the LESSOR and the Texas Antiquities Committee so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate. In this regard, LESSEE is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A. 470) and the Antiquities Code of Texas, Chapter 191, Natural Resources Code.

37. INDEMNIFICATION: Lessee hereby releases and discharges the State of Texas, its officers, employees, partners, agents, contractors, subcontractors, guests, invitees, and their respective successors and assigns, of and from all and any actions and causes of action of every nature, or other harm, including environmental harm, for which recovery of damages is sought, including, but not limited to, all losses and expenses which are caused by the activities of Lessee, its officers, employees, and agents arising out of, incidental to, or resulting from, the operations of or for Lessee on the leased premises hereunder, or that may arise out of or be occasioned by Lessee’s breach of any of the terms or provisions of this Agreement, or by any other negligent or strictly liable act or omission of Lessee. Further, Lessee hereby agrees to be liable for, exonerate, indemnify, defend and hold harmless the State of Texas, its officers, employees and agents, their successors or assigns, against any and all claims, liabilities, losses, damages, actions, personal injury (including death), costs and expenses, or other harm for which recovery of damages is sought, under any theory including tort, contract, or strict liability, including attorneys’ fees and other legal expenses, including those related to environmental hazards, on the leased premises or in any way related to Lessee’s failure to comply with any and all environmental laws; those arising from or in any way related to Lessee’s operations or any other of Lessee’s activities on the leased premises; those arising from Lessee’s use of the surface of the leased premises; and those that may arise out of or be occasioned by Lessee’s breach of any of the terms or provisions of this Agreement or any other act or omission of Lessee, its directors, officers, employees, partners, agents, contractors, subcontractors, guests, invitees, and their respective successors and assigns. Each assignee of this Agreement, or an interest therein, agrees to be liable for, exonerate, indemnify, defend and hold harmless the State of Texas and its officers, employees, and agents in the same manner provided above in connection with the activities of Lessee, its officers, employees, and agents as described above. EXCEPT AS OTHERWISE EXPRESSLY LIMITED HEREIN, ALL OF THE INDEMNITY OBLIGATIONS AND\OR LIABILITIES ASSUMED UNDER THE TERMS OF THIS AGREEMENT SHALL BE WITHOUT LIMITS AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (EXCLUDING PRE-EXISTING CONDITIONS), STRICT LIABILITY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING THE NEGLIGENCE OF THE INDEMNIFIED PARTY), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, CONCURRENT, ACTIVE, OR PASSIVE. NOTWITHSTANDING THE FOREGOING, THE LESSEE SHALL NOT BE LIABLE TO INDEMNIFY WITH REGARD TO ANY CLAIM OR MATTER ARISING THROUGH THE GROSS NEGLIGENCE OF THE LESSOR OR ANY AGENT, REPRESENTATIVE OR SERVANT OF THE LESSOR.

38. EXECUTION: This hard mineral lease must be signed and acknowledged by the LESSEE before it is filed of record in the county records and in the General Land Office of the State of Texas.

/s/ K Mark Levier
LESSEE

BY:	K. Mark Levier

TITLE:	CEO and President, Texas Research Resources

DATE:	10/6/2011

IN TESTIMONY WHEREOF, witness the signature of the Commissioner of the General Land Office under the seal of the General Land Office.

/s/ Jerry E Patterson
COMMISSIONER OF THE GENERAL LAND OFFICE OF THE STATE OF TEXAS

STATE OF Texas                                           (CORPORATION ACKNOWLEDGEMENT)

COUNTY OF Hudspeth

BEFORE ME, the undersigned authority, on this day personally appeared _____K. Mark Levier_______________ known to me to be the person whose name is subscribed to the foregoing instrument, as __Lease__________________ and acknowledged to me that he executed the same for the purposes and consideration. therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office this the __6th___, day of ___October____________, 20_11__.

/s/ Rhonda D Bowen

Notary Public in and for State of Texas County of Hudspeth

Exhibit 10.3

Mining Lease dated November 2011 with the State of Texas

Austin, Texas

MINING LEASE
M-113629

WHEREAS, pursuant to Chapter 53, Subchapter C of the Texas Natural Resources Code, the following described land:

SW/4 of SE/4 of SE/4 of Section 12, Block 72, T-7, T&P Ry. Co., and N/2 of the NE/4 of Section·13, Block 72, T-7, T&P Ry. Co. containing 90 acres, more or less, in Hudspeth County, Texas, (hereinafter referred to as the “leased premises”)

was subject to 1ease by the State of Texas acting by and through its agent, Texas Rare Earth Resources Corp. of 304 Inverness Way South, Suite 365, Englewood, Colorado 80112, said agent hereinafter referred to as “the owner of the soil” (whether one or more).

WHEREAS, the owner of the soil of the leased premises has executed and recorded in Hudspeth County, Texas, and has filed in the General Land Office Mineral File for this lease, its Affidavit of Waiver of Agency Rights wherein said owner of the soil, inter alia, warrants to the State that said owner is duly authorized to waive all surface owner rights associated with the leased premises without joinder of any other person or entity and wherein said owner waives any right to receive compensation from any lease on the above described land. Texas Rare Earth Resources Corp. has properly made application for a Mining Lease. Pursuant to Chapter 53, Subchapter C of the Natural Resources Code and the title opinion furnished by the owner of the soil, the School Land Board of the State of Texas has approved and accepted this lease under the following terms and conditions:

NOW, THEREFORE, this mining lease is made and entered into this 1st day of November, 2011 between the State of Texas (hereinafter referred to as “LESSOR”, “State of Texas” or “State”), acting by and through the Commissioner of the General Land Office (hereinafter referred to as “COMMISSIONER”) and Texas Rare Earth Resources Corp. of 304 Inverness Way South Suite 365 Englewood Colorado 80112 (hereinafter referred to as “LESSEE”). LESSEE, as used herein, shall also include any successor, assignee, devisee, legal representative or heir who acquires any right or obligation initially held by this named LESSEE under this lease.

1. GRANTING CLAUSE: For and in consideration of the amounts stated below and of the covenants and agreements of this lease hereby agreed to be paid, kept and performed by LESSEE, the State of Texas hereby grants, leases and lets unto LESSEE the leased premises, for the sole and only purpose of prospecting for, exploring for, producing, developing, mining (by drilling, boring, open pit, underground mining, strip mining, solution mining, or any other method permitted herein), extracting, milling, removing, and marketing the following: beryllium, uranium, rare earth elements, all other base and precious metals, industrial minerals and construction materials of all kinds and all other minerals excluding oil, gas, coal, lignite, sulphur, salt and potash, hereinafter referred to as the “named material”, and the rocks, minerals and mineral substances that are contained in or are necessarily and actually produced in conjunction with or incidental to the named material (the named material and the other rocks, minerals and mineral substances granted herein are hereinafter collectively referred to as the “leased minerals”), and no other material or mineral.

Additionally, there is hereby excepted and reserved to LESSOR the full use of the property covered hereby and all rights with respect to the surface and subsurface thereof for any and all purposes except those granted and to the extent herein granted to the LESSEE, together with the rights of ingress and egress arid use of said lands by LESSOR and its mineral lessees, for purposes of exploring for and producing the minerals which are not covered by the terms of this lease, but which may be located within the surface boundaries of the leased area. All of the rights in and to the leased premises retained by LESSOR and all of the rights in and to the leased premises granted to LESSEE shall be exercised in such a manner that neither shall unduly interfere with the operations of the other.

The bonus consideration paid for this lease is as follows:

To the State of Texas: Twenty thousand seven hundred and no/100 Dollars ($20 700.00)

To the owner of the soil: None

The total bonus consideration paid represents a bonus of Two hundred thirty and No/100 Dollars ($ 230.00) per acre, on 90 net acres.

2. TERM: Subject to the other provisions in this lease, this lease shall be for a term of nineteen (19) years from this date (hereinafter called “primary term”), and as long thereafter as the named material shall be produced in paying quantities from the land hereby leased. As used in this lease, the term “produced in paying quantities” shall be defined to mean that the receipts from the sale of the named material and the market value (as defined in this lease) of any named material used by LESSEE in a manner authorized by the COMMISSIONER (excluding those amounts allocable to the State’s royalties provided for in this lease and including those amounts attributable to the working interest as of the date of this lease) exceed out of pocket operational expenses for the twelve months past. Out of pocket operational expenses, as used in this lease, shall be defined as those costs directly associated with the current costs of operations. Specifically, this definition shall not include the costs of capital improvements to leased premises and fixtures affixed thereto, and it shall not include non-cash items, such as depreciation expenses and depletion allowances. If after the expiration of the 20 year term this lease is not producing in paying quantities as defined above, then a rebuttable presumption Shall arise that this lease has terminated for failure to so produce.

3. DELAY RENTAL: If production in paying quantities of the named material has not been obtained on or before one (1) year after the date of this lease, then this lease shall terminate unless LESSEE, on or before that date, pays in the manner prescribed in Section 27 of this lease the following sum:

Per Acre Amount	Total Amount
$50.00	$4,500.00

In a like manner and upon payment of the amounts set out below on or before the corresponding anniversary dates of this lease, LESSEE may defer the commencement of said production for successive periods of one (1) year each during the primary term hereof:

	Per Acre Amount	Total Amount
Anniversary Date 2013 -2014	$50.00	$4 500.00
Anniversary Date 2015 - 2019	$75.00	$6 750.00
Anniversary Date 2020 - 2024	$150.00	$13 500.00
Anniversary Date 2025 - 2029	$200.00	$18 000.00

Payments under this section shall act as a rental and shall cover the privilege of deferring commencement of production in paying quantities of the named material for one (1) year from the corresponding anniversary date.

4. MINIMUM ADVANCE ROYALTY: Immediately upon the sale of the leased minerals, if such sale occurs on the lease premises, or the removal of the leased minerals in commercial quantities from the leased premises, LESSEE shall par in the same manner prescribed in Section 28 of this lease a sum of Fifty Thousand and No/100 Dollars ($50 000.00) as minimum advance royalty. This Section 4 shall not apply to the production of waste materials as defined in Section 14(g). The payment of the initial minimum advance royalty shall be considered timely if it is received by the COMMISSIONER, at Austin, on or before seven (7) days after the date of the initial commencement of production. Thereafter, this royalty is to be so paid and received on or before the anniversary date of this lease, in advance, for each lease year (as determined by the anniversary date of this lease) in which the leased minerals are produced from the leased premises. It is understood and agreed that this minimum advance royalty is due and payable for every year that the leased minerals are produced from the leased premises, regardless of the amount of actual production.

Should LESSEE cease production and later re-commence production, then payment of a minimum advance royalty shall be due and payable immediately upon re- commencement of production in the same manner as if LESSEE were initially commencing production. However, should LESSEE so re-commence production within the same lease year for which a minimum advance royalty has already been properly paid to the COMMISSIONER, then a payment shall not be due upon the re- commencement but shall be due and payable thereafter by LESSEE in the manner described above on or before the anniversary date of this lease, in advance, for each lease year in which the leased minerals are produced from the leased premises.

If applicable, a minimum advance royalty paid will be credited against the first royalty due as hereinafter provided for the leased minerals actually produced from the leased premises during the lease year for which such minimum advance royalty was paid.

5. PLAN OF OPERATIONS: Before LESSEE commences any activities associated with mineral exploration or development that require substantially disturbing or destroying the surface or subsurface of the leased premises, LESSEE agrees to submit to and obtain approval from the COMMISSIONER and, upon request, submit to any surface lessee of the leased premises, for said lessee’s information, a plan of operations in compliance with all current and future General Land Office administrative rules relating to the procedure for filing, obtaining approval and complying with of any such plan of operations. LESSEE also agrees to so submit amended and supplemental plans of operations as required by said rules. The General Land Office reserves the right to require LESSEE to furnish a bond as a condition to approval of a plan of operations. The current and future General Land Office administrative rules relating to plans of operations and conduct of exploration and mining operations shall determine when and how LESSEE may commence and conduct any activities on, in, or under the leased premises.

LESSEE is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A §470) and the Antiquities Code of Texas, Chapter 191, Tex. Nat. Res. Code Ann. (Vernon 1996 Supp.). Before breaking ground at a project location, lessee shall notify the Texas Historical Commission, P.O. Box 12276, Austin, Texas 78711. An archaeological survey might be required by the commission before construction of the project can commence. Further, in the event that any site, object, location, artifact or other feature of archaeological, scientific, educational, cultural or historic interest is encountered during the activities authorized by this lease, lessee will immediately notify LESSOR and the Texas Historical Commission so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate.

6. EXPLORATION: It is understood and agreed that LESSEE owes LESSOR a duty to take all steps a reasonably prudent operator would take to explore the leased premises for the named material and to delineate the reserves thereof.,

7. DUTY TO MAKE MARKETABLE, PROCESS, ETC.: (a)If the leased minerals are capable of being economically produced by the LESSEE in commercial quantities, it is understood and agreed that LESSEE owes I,.ESSOR a duty to take all steps necessary to put the leased minerals into a marketable condition. This may include crushing, separating, concentrating, processing or other forms of preparing the leased minerals for sale. It is understood and agreed that LESSEE has the duty to undertake and/or arrange to have undertaken all operations a reasonably prudent operator would undertake in order to produce, process, and make marketable the most valuable component or components of the leased minerals. No cost incurred in meeting these duties is deductible in the computation of the royalty due under this lease except where expressly allowed in this lease. Should LESSEE not put the leased minerals into a marketable condition as required herein, royalty due under this lease will nevertheless be calculated upon the market value, as defined herein, of the leased minerals in a marketable condition. Should LESSEE not put the leased minerals into their most valuable component or components as required herein, royalty due under this lease will nevertheless be calculated upon the market value, as defined herein, of this most valuable component or components in a marketable condition. Neither the bonus, rentals, nor royalties paid or to be paid hereunder shall relieve LESSEE from any of the obligations herein expressed. The point at which these said duties have or could have been complied with shall define “the mine” as that phrase is used in this lease for the purposes of royalty calculation.

(b) Should LESSEE, in performance of those duties required in Section 7(a) of this lease, transport the leased minerals to a location away from the leased premises, LESSEE may deduct, for the purposes of royalty calculation, the transportation cost, as defined by Generally Accepted Accounting Principles, incurred in and directly allocable to that transportation of the leased minerals from the leased premises, and no other costs, as follows:

If LESSEE actually incurs this transportation cost pursuant to a bona fide transaction entered into at arm’s length with a non-affiliated party (as defined in Section 8(a) of this lease) of adverse economic interests, then this transportation cost, if reasonable, may be deducted for the purposes of royalty calculation. If this transportation cost is incurred pursuant to other than the above-described transaction, including by means of LESSEE-owned facilities, then this deduction shall be determined by the reasonable costs that (1) are actually incurred by the party or parties, (whether that party is LESSEE and/or some other party) that actually performs the transportation service (hereinafter referred to in this subsection (b) as the “transporter”) and (2) are directly allocable to this transportation of the leased minerals. Therefore, the deduction allowed in this second type of transaction (i.e. non arm’s length, etc.) shall not include any profit margin, commission or any other similar charge that is charged by any transporter for the performance of this transportation service. In no event shall any transportation deduction discussed in this subsection (b) include any transportation cost incurred for transportation within the leased premises. In no event shall any deduction discussed in this subsection (b) be greater than the State or Federal tariff, whichever was legally applicable, that was in effect at the time the leased minerals were transported and that was for comparable movement of minerals. The deduction discussed in this subsection (b) is subject at any time to the COMMISSIONER’s review and audit. LESSEE must be able to document these deductions to the COMMISSIONER’s satisfaction, should the COMMISSIONER at any time request such verification, in order to properly deduct these costs.

(c) LESSEE shall also have the duty to diligently market the leased minerals that are produced, processed and made marketable as required above. (See Section 8(a) for an explanation of the allowed deductions for the costs incurred in meeting this duty for royalty calculation purposes.)

8. PRODUCTION ROYALTY: As a production royalty LESSEE agrees to pay in the manner prescribed in Section 27 of this lease a sum equal to Eight percent (8%) of the Market Value (as defined below) of the uranium and other fissionable minerals, and Six and 25/100 percent (6.25%) of the Market Value (as defined below) of all other leased minerals at “the mine” (as defined in Section 7(a)) produced from the leased premises. (For the treatment of waste material, see Section 13.) Notwithstanding anything contained herein, it is expressly provided in accordance with Texas Natural Resources Code, §53.018 that if production is obtained, the state shall receive not less than one-sixteenth (6.25%) of the value of the leased minerals produced from the leased premises.

(a) Market Value Definition and Procedure. Market value, as that Phrase is used in this lease, shall be defined to mean the higher of, at the option of the COMMISSIONER: (1) gross proceeds received by LESSEE (e.g., the gross price paid or offered LESSEE) from the sale of the leased minerals and including any reimbursements for severance taxes and production related costs, or (2) highest price for materials or minerals (a) produced from the leased premises or from other mines and (b) that are comparable in quality to the produced leased minerals. Price shall be determined by any generally accepted method of pricing chosen by the COMMISSIONER, including, but not limited to, comparable sales (e.g. prices paid’ or offered), published prices plus premium, and values/costs reported to a regulatory agency. Provided, however, that in no event shall the royalty due the State be less than the minimum royalty amounts set out in this lease.

For purposes of computing and paying royalties under this lease, the market value shall be presumed to be the gross proceeds received by LESSEE pursuant to a bona fide transaction entered into at arms’ length with a non-affiliated party, as defined hereafter, of adverse economic interests. An affiliated party is defined for the purposes of this lease as a subsidiary, or parent of LESSEE or other entity in which LESSEE or an owner of LESSEE has a financial interest by stock ownership or otherwise of ten percent or more or one related to LESSEE or an owner of LESSEE by blood, marriage or common business enterprise. A non-affiliated party is defined, for the purposes of this lease, as one without any of the above described characteristics of an affiliated party. This presumption may be overcome and additional royalties may be assessed under Section 8(a)(2) of this lease when a different price is established by any of the methods set out in that section.

Should LESSEE incur post-”mine” costs, i.e. costs other than those incurred as a result of the LESSEE’s performance of those duties required in Section 7(a) of this lease, then, at the option of the COMMISSIONER, the market value of the leased minerals at “the mine” shall be determined by the market value of the leased minerals, as defined above, after some or all of these post-”mine” costs have been incurred, less these post-”mine” costs, as defined by this lease and Generally Accepted Accounting Principles, actually incurred in and directly allocable to out of pocket costs, charges and expenses incurred by LESSOR in: (1) transporting run of the mine ore from the portal, pit opening or shaft collar to the mill or other place where beneficiation, concentration or refining takes place; (2) concentrating, including the cost of milling, floatation, thickening, regrinding, and filtering; (3) roasting; (4) loading and shipping; and (5) handling tailings and mine waste, (such activities are hereinafter referred to in this paragraph as “marketing”), and no other costs, as follows: If these marketing costs are actually incurred by LESSEE pursuant to a bona fide transaction entered into at arms’ length with a non-affiliated party (as defined in Section 8(a) of this lease) of adverse economic interests, then these actual marketing costs, if reasonable, may be deducted for the purposes of royalty calculation. If these marketing costs are incurred pursuant to other than the above described transaction, including by means of LESSEE-owned facilities, then this marketing deduction shall be determined by the reasonable costs that (1) are actually incurred by the party or parties (whether that party is LESSEE and/or some other party) that actually perform the post-”mine” marketing services (hereinafter referred to in this paragraph as the “marketer”) and (2) are directly allocable to this marketing of the leased minerals. Therefore, the deduction allowed in this second type of transaction (i.e. non arm’s length, etc.) shall not include any profit margin, commission or any other similar charge that is charged by any marketer for the performance of these marketing services. In no event shall any deduction discussed in this paragraph be greater than the lowest charge available for comparable services or products from an unaffiliated party (defined in Section 8(a) of this lease) with economic interests adverse to those of LESSEE. In no event shall any transportation deduction discussed in this paragraph include any transportation cost incurred for transportation within the “the mine”: A deduction for the costs of post-”mine” transportation shall not exceed the State or Federal tariff, whichever was legally applicable, that was in effect at the time the leased minerals were transported and that was for comparable movement of minerals. All deductions discussed in this paragraph are subject at any time to the COMMISSIONER’s review and audit. LESSEE must be able to document these deductions to the COMMISSIONER’s satisfaction, should the COMMISSIONER at any time request such verification, in order to properly deduct these costs.

(b) Gross Proceeds Definition and Procedure. For the purpose of determining gross proceeds, the following will apply: When a LESSEE sells or otherwise transfers the leased minerals to a purchaser or .transferee by other than a bona fide transaction entered into at arm’s length with a non-affiliated party of adverse economic interests, the COMMISSIONER, at his option, may choose to use (1) such purchaser’s or transferee’s gross proceeds received from its sale of the leased minerals or (2) the total financial benefit accruing to the LESSEE and the purchaser or transferee for the purposes of royalty calculation instead of the LESSEE’s gross proceeds received from the sale or transfer to said purchaser or transferee. LESSEE agrees to obtain and provide the COMMISSIONER all information requested by the COMMISSIONER for the purposes of determining the affiliation or relationship of LESSEE and a purchaser or transferee of the leased minerals. As in the case of royalty calculation based on the LESSEE’s gross proceeds, no costs incurred as required under this lease are deductible for the purposes of calculating the royalty due under this lease except where expressly allowed in this lease. Upon satisfactory evidence provided to the COMMISSIONER and subject to the COMMISSIONER’s discretion, the purchaser’s or transferee’s gross proceeds or the total of the financial benefit accruing to LESSEE and the purchaser or transferee will not be used for royalty calculation purposes if LESSEE demonstrates that during the relevant time period either: (1) the purchaser or transferee was legitimately in the business of purchasing and processing or marketing the leased minerals at issue from parties other than those w:ith which it is affiliated, as defined above, and that its transaction with the LESSEE was an arms’ length transaction or (2) the transaction at issue contained terms equivalent to those Of comparable transactions between non-affiliated parties. In the event LESSEE sells or transfers title to a material and/or mineral covered by this lease and retains a financial interest or benefit to be returned at some later date, the Commissioner may elect to calculate royalty due upon the total value eventually returned to LESSEE.

(c) Minimum Royalty. Provided, however, in no event shall the royalty due under this lease be less than One Dollar ($1.00) per pound of the U308 (yellow cake) and Forty Cents ($0.40) per pound of the BeO (beryllium oxide), contained in the ore produced from leased premises.

(d) In Kind Royalty. Notwithstanding anything contained herein to the contrary, COMMISSIONER may at the COMMISSIONER’s option, upon not less than 60 days’ notice to LESSEE, require at any time or from time to time that payment of all or any portion of the royalties accruing to the State under this lease be made in kind (i.e. Six and 25/100 percent (6.25%)) of the gross production of the leased minerals) at “the mine” without any deduction (including, but not limited to, deduction for the cost of producing, separating, treating, concentrating, processing, or storing said leased minerals or otherwise meeting the duties set out in Section 7 of this lease). Any leased minerals taken in kind shall be loaded at LESSEE’s expense upon the transportation provided by LESSOR at “the mine”. The COMMISSIONER may, at the COMMISSIONER’s option, so require such in kind payment to be so made at a point prior to “the mine”. In kind payments of the leased minerals made ready for in kind delivery during a given calendar month shall be made on or before, at the COMMISSIONER’s discretion, the last day of the following calendar month.

(e) Payments and Reports. Unless the COMMISSIONER elects to take the royalties stipulated in this lease in kind, all royalties not taken in kind are to be received by the COMMISSIONER, at Austin, on or before the last day of each calendar month for the leased minerals produced during the preceding calendar month. For the purposes of the prior sentence only, “produced” shall be defined in the applicable administrative rule effective when the leased minerals on which royalty is owed were physically extracted from the leased premises. The royalty payment shall be accompanied by an affidavit of the LESSEE or his authorized representative completed in the following form and manner: The report shall be based on LESSEE’s samples, assays, analyses, measurements and records and shall set forth, using the appropriate measurements, the type and exact amount of all materials and/or minerals produced from the leased premises during the preceding calendar month and the amount of royalty being submitted. If any materials and/or minerals produced from the leased premises have been sold during the preceding calendar month, then the report shall also set out the type and exact amount of each material and/or mineral sold during the preceding calendar month, the gross amount received for and the market value of the same (including the method and figures used to calculate this value as shown by any relevant documents, records, reports or schedules), and to whom sales were made. If these sales were made to an affiliated or related party, the report shall set out the details of such affiliation or relationship. In addition, the report shall be accompanied by production _records, ore records, sales receipts, invoices, weight receipts, records of mill, mint, refinery or smelter settlements, and other pertinent returns or documents which shall substantiate the selling price of the materials and/or minerals and the compliance of LESSEE with the royalty or other provisions of this lease and any other report, record, or document the COMMISSIONER may require to verify such compliance. If any materials and/or minerals produced from the leased premises have been used by LESSEE during the preceding calendar month, then the report must also indicate the type and exact amount of each material and/or mineral so used and the method and figures used by LESSEE to calculate the value of each material and/or mineral so used as shown by any relevant documents, records, reports or schedules. Each royalty payment shall be accompanied by a check stub, schedule, summary or other remittance advice showing, by the assigned General Land Office lease number, the amount of royalty being paid on each lease. Even if royalty payments are not due or are taken in kind, an affidavit of the LESSEE or his authorized representative, completed in the same form and manner as described in this paragraph, shall be filed with the General Land Office on or before the last day of each calendar month.

(f) Penalty and Interest. Delinquent royalty payments and reports shall accrue penalty and/or interest as determined by Texas Natural Resources Code §53.024 or its successor and any applicable administrative rule in effect at the time the royalty payments or reports were due. As of the date of this lease, the following are the current key penalty and interest provisions under which this lease shall operate: If LESSEE pays royalty on or before thirty (30) days after the royalty payment was due, then LESSEE owes a penalty of 5% on the royalty due or $25.00, whichever is greater. A royalty payment which is over thirty (30) days delinquent shall accrue a penalty of 10% of the royalty due or $25.00 whichever is greater. In addition to a penalty, royalties shall accrue interest at a rate of 12% per year; such interest will begin to accrue 60 days after the due date. Documents which are required under this lease or by law and not filed when due shall incur a penalty in an amount set by the General Land Office administrative rules. The LESSEE shall bear all responsibility for paying royalties or causing such royalties to be paid in the manner prescribed in this lease. Payment of the delinquency penalty shall in no way opera e to prohibit the State’s right of forfeiture as provided by law and by this lease nor act to postpone the date on which royalties were originally due. The above penalty Provisions shall not apply in cases of title dispute as to the State’s portion of the royalty or to that portion of the royalty in dispute as to fair market value.

9. SHUT-IN ROYALTY: If at the expiration of the primary term or at any time thereafter: (1) the leased premises is capable of producing the named minerals in paying quantities, and (2) this lease is not otherwise being maintained in force and effect, then LESSEE may, at LESSEE’s option, pay as a shut-in royalty, in the same manner prescribed in Section 28 of this lease, an amount equal to Fifty Thousand and No/100 Dollars ($ 50,000.00). To be effective, any shut-in royalty must be received by LESSOR on or before: (l) the expiration of the primary term, or (2) not more than sixty days after LESSEE ceases to produce the named minerals in paying quantities from the leased premises, or (3) not more than sixty days after LESSEE completes a mining or rehabilitation operation on the leased premises in accordance with an approved plan of operations, whichever date is latest and must be in the full amount set out above and this lease must have theretofore been maintained in force and effect. The shut-in royalty payment shall be accompanied by (1) a statement by LESSEE describ4tg the circumstances requiring the use of this shut-In provision and (2) an affidavit by LESSE that the mine is shut-in and not producing in paying quantities.

If the shut-in royalty is properly paid and received, this lease shall be considered to be a producing lease and the shut-in payment shall hold this lease in force and effect for a period of one year from the end of the primary term or from the first day of the month following the month in which production in paying quantities ceased or in which said mining or rehabilitation operations were completed, whichever date is later. After that one year period, if the above listed conditions still exist, LESSEE may, at LESSEE’s option, continue to hold this lease in force and effect by shut-in royalty payments for additional and successive periods of one year each if the LESSOR receives the same shut-in royalty amount set out above each year on or before the expiration of the previously held one year period. If the due date of a shut- in royalty payment should fall on a Saturday, Sunday or a legal state or federal holiday, the due date shall be extended to the next calendar day which is not a Saturday, Sunday, or such a holiday. It is provided, however, that shut-in royalty cannot serve to hold this lease in force and effect for more than five years from the date this lease is initially shut-in (i.e. from the first date of the first shut-in period of this lease). LESSEE may proportionately reduce any shut-in payment that if made will hold this lease in effect for less than a full year because of this five (5) year maximum.

None of these provisions shall relieve LESSEE of the obligation of reasonable development. Neither receipt nor retention by the LESSOR of an improperly paid shut-in payment shall operate as a ratification or a re-grant of the interest covered by this lease if this lease terminated because of improper payment, nor shall such receipt or retention estop LESSOR from asserting the termination of this lease. Minimum advance royalty that has been paid shall not be credited against a shut-in payment Lessee chooses to make. Shut-in royalty payment shall not be credited against any production royalty due as provided in this lease for the leased minerals actually produced during any shut-in period or thereafter.

10. MEASURING, ASSAYING AND ANALYZING: LESSEE shall install and use scales, meters, or any other measuring device reasonably necessary to accurately measure the produced leased minerals, prior to said leased minerals being moved from the leased premises. It is understood and agreed that the COMMISSIONER may, with reasonable notice, require the LESSEE, at any time and at the LESSEE’s expense, to assay and/or analyze the produced leased minerals in a manner consistent with standard techniques of the industry to determine its material or mineral content and/or its quality.

11. INSPECTIONS: The books, accounts, weights, wage contracts and records, correspondence, records, contracts and other documents relating to the production, transportation, assaying, analyzing, processing, recovery, use, sale, and marketing of the leased minerals shall at all times be subject to inspection and examination by the COMMISSIONER, or the COMMISSIONER’S authorized representative, and copies of such records shall be forwarded to the COMMISSIONER at Austin, Texas upon request.

LESSEE’s mining, milling, and processing operations shall be subject at any time to inspection by the COMMISSIONER or the COMMISSIONER’S authorized representative. This inspection right shall include, but shall not be limited to, the following: the COMMISSIONER or the COMMISSIONER’S authorized representative is authorized (1) to check scales, sampling and assaying procedures as to their accuracy, (2) to have full access to any of the entries, shafts, pits, stopes or workings on the leased premises and to any of LESSEE’s other mining, milling and processing operations, and (3) to examine, inspect, survey and take measurements of same and to examine all books and weight sheets, records and any other documents that relate to these operations or that may show in any way the material or mineral output of the leased premises or any other aspect of compliance with the covenants or conditions of this lease, whether express or implied. Copies of any records or other documents pertaining to these operations shall be furnished to the COMMISSIONER upon written request. LESSEE shall cooperate in such manner as shall be reasonably necessary for said inspection, survey, or examination. All inspections, examinations, and the like provided for herein may be performed at any time and without any requirement of prior notice.

12. LIEN: By acceptance of this lease, LESSEE grants the State, in addition to any applicable statutory lien, an express contractual lien on and security interest in all leased minerals in and extracted from the leased premises, all proceeds which may accrue to LESSEE from the sale of such leased minerals, whether such proceeds are held by LESSEE or by a third party, and all fixtures on and improvements to the leased premises used in connection with the production or processing of such leased minerals in order to secure the payment of all royalties or other amounts due or to become due under this lease and to secure payment of any damages or loss that LESSOR may suffer by reason of LESSEE’s breach of any covenant or condition of this lease, whether express or implied. This lien and security interest may be foreclosed with or without court proceedings in the manner provided in Title 1, Chapter 9 of the Texas Business and Commerce Code.

LESSEE agrees that the COMMISSIONER may require LESSEE to execute and record such instruments as may be reasonably necessary to acknowledge, attach or perfect this lien. LESSEE hereby represents that there are no prior or superior liens arising from and relating to LESSEE’s activities upon the above-described property or from LESSEE’s acquisition of this lease. Should the COMMISSIONER at any time determine that this representation is not true, then the COMMISSIONER may declare this lease forfeited as provided in Section 18 of this lease.

13. REQUIRED FILINGS: A log, sample analysis, or other information obtained from each test drilled or area sampled on the area covered by this lease shall be filed with the General Land Office upon request. Within ninety (90) days after any sampling, drilling, mining or other evaluation program shall have been completed or abandoned, LESSEE shall file in the General Land Office an evaluation map or plat showing all geological formations penetrated, the depth, thickness, grade, and mineral character of all ore bodies, the water bearing strata, the elevation and location of all test holes, and other pertinent information. The correctness of such map or plat shall be sworn to by LESSEE or his representative. Further, LESSEE must furnish annually on the anniversary date of this lease a map or plat showing all activities and workings conducted on or in association with this lease. The filings discussed in this section shall be required notwithstanding the fact that this lease may have subsequently terminated, been forfeited or been released.

14. DEVELOPMENT: If the leased minerals are capable of being economically produced by the LESSEE in commercial quantities, LESSEE agrees to diligently develop the leased premises into a viable mine and to mine the leased minerals in such a manner as is consistent with good mining practice including, but not limited to, in a manner consistent with General Land Office and Railroad Commission rules and regulations. Neither bonus, rentals nor royalties paid or to be paid hereunder shall relieve the LESSEE from any of the obligations herein expressed. Such methods -of mining must be used as will insure the extraction of the greatest possible amounts of the leased minerals consistent with prevailing good mining practice. Specific examples of compliance with the above include, but are not limited to:

(a) LESSEE agrees to slope the sides of all surface pits, excavations and subsidence areas in a manner consistent with good mining practices. Such sloping is to become a normal part of the operation;

(b) Whenever practicable, all surface pits, excavations and subsidence areas shall not be allowed to become a hazard to persons, wildlife or livestock;

(c) LESSEE agrees to mine the leased minerals in such a manner as to leave as much level surface as is reasonable and consistent with prevailing good mining practices; All development shall be done in such a manner as to prevent the pollution of water.

(d) In underground workings, all shafts, inclines, and drifts must be adequately supported and all parts of workings, where minerals commercially minable are not exhausted, shall be k pt free from water and waste materials to the extent reasonably possible;

(e) Underground workings are to be protected against fire, floods, creeps and squeezes. If such events do occur, they shall be checked by LESSEE to the extent and in a manner which is in keeping with good methods of mining;

(f) If relevant, LESSEE shall take all steps a reasonably prudent operator would take to adequately protect the leased minerals from drainage by operations on other lands or this lease shall be subject to forfeiture by the COMMISSIONER; and

(g) As governed by the duties and standards set out in Section 7 of this lease, all leased minerals produced by LESSEE from the leased premises that cannot be so marketed (herein called “waste materials”) will be used to fill the pits, shafts and excavations on the leased premises and no royalty shall be due thereon ·at that time. No other use of these waste materials or any leased mineral is allowed unless the LESSEE obtains the COMMISSIONER’s prior written consent to such other use. However, should another use of the leased minerals be permitted, royalty shall be due for these used leased minerals in accordance with Sections 7 and 8 of this lease and, should another use of the waste materials be permitted, the waste material royalty exception of this subsection shall not apply and royalty shall be due for these used waste materials in accordance with sections 7 and 8 of this lease. The LESSEE’s duty regarding the leased minerals as set out in Section 7 of this lease is a continuing duty. Should changing technology or market conditions render any component of former waste materials marketable, then LESSEE shall (1) process, make marketable and market those former waste materials as set out in Section 7 of this lease and (2) pay royalty thereon in accordance with Sections 7 and 8 of this lease. The state reserves the title to all minerals contained in these waste materials both during the term of this lease, subject to LESSEE’s duty set out above, and upon the expiration, surrender, or termination of this lease.

Nothing in this section shall be construed to give LESSEE the right to sell or otherwise dispose of minerals or substances other than those covered hereby.

In the event LESSEE, in the interest of economy or efficiency of mining operations or for other valid reasons, intends to conduct mining operations on or within the leased premises in conjunction with mining operations on or within any other land (whether state or privately owned), for example by commingling production, then prior thereto LESSEE must obtain the COMMISSIONER’s approval of such plan of operations, which shall not unreasonably be withheld.

15. RECLAMATION: By the end of the term of this lease, LESSEE shall grade the leased premises so that the grade of the leased premises shall approximate the grade of the surrounding topography. Upon completion of the required grading, the surface shall be reseeded with a seed mixture approved by the COMMISSIONER. Should this obligation not be met by the end of the term of this lease, it shall nevertheless survive and continue beyond the term of this lease and shall be an obligation owed to the state. This obligation is owed by LESSEE in addition to any other obligation imposed upon LESSEE by this lease, including, but not limited to, the requirements of Section 6 hereof and LESSEE’s plan of operations.

16. TRANSFERS (E.G. ASSIGNMENTS): After obtaining written approval by the COMMISSIONER, which shall not unreasonably be withheld, this lease may be transferred at any time. All transfers must reference the lease by the file number and must be recorded in any county in which any portion of the leased premises is located, and each such recorded transfer or a certified copy of each such recorded transfer shall be filed in the General Land Office within ninety (90) days after the execution of the transfer, as provided by Texas Natural Resources Code §52.026, accompanied by the appropriate filing fee. A transfer is not effective until these required documents are properly filed in the General Land Office. Failure to properly file these required documents in the General Land Office shall subject this lease to forfeiture. The filing fee due under this section shall be determined by the applicable statute and/or administrative rule in effect at the time the transfer is filed in the General Land Office.

Upon any assignment of this lease, in whole or in part, the assignee will succeed to all rights and be subject to all liabilities, claims, obligations, penalties, and the like, theretofore incurred by the assignor, including any liabilities to the State for unpaid royalties. However, such assignment will not have the effect of releasing the assignor from any liability, claim, obligation, penalty, Or the like, theretofore accrued in favor of the State. In addition, upon any assignment of this lease, the assignee assumes, for the benefit of the State, the obligation to fulfill all provisions and covenants of this lease, both expressed and implied. Assignee, as used in this section, shall also include any successor, devisee, legal representative or heir of an assignee who acquires any right or obligation initially held by that assignee under this lease.

Upon assignment of any divided part of this lease, whether divided by acreage, zone, horizon, vein, mineral or other similar method, said assigned interest shall become segregated from the remaining portion of this lease so that from the date of such assignment or assignments, the provisions hereof shall extend and be applicable severally and separately to each segregated portion of the land covered hereby and so assigned, so that performance or lack of performance of the provisions hereof as to any segregated portion of this lease shall not benefit or prejudice any other segregated portion, to the same extent as if each segregated portion of the lands covered hereby are under separate leases. It is understood and agreed that the effect of such an assignment is to create two separate leases, both of which must comply with their lease terms in order to keep their leases in force.

In the case of ownership or assignment of any undivided interest in this lease, no covenant or condition thereof, implied or expressed, is divisible. Anything less than complete compliance with said covenants or conditions shall render this lease subject to forfeiture and/or termination as provided by the lease’s provisions.

17. RELEASES: The LESSEE may release all or any portion of this lease to the State at any time. To release this lease, LESSEE must record the relevant instrument or instruments evidencing such release in each county where the leased premises are located and mail a certified copy of each such recorded release to the General Land Office, accompanied by the appropriate filing fee. Any release will not have the effect of releasing LESSEE from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of the State nor will it have the effect of reducing any amount due under this lease. A release is not effective until the required certified copies of that release are filed in the General Land Office. Failure to file the required certified copies of a release in the General Land Office shall subject this lease to forfeiture. The filing fee due under this section shall be determined by the applicable statute and/or administrative rule in effect at the time the release is filed with the General Land Office.

18. AUTHORITY OF MANAGER OR AGENT: When required by the COMMISSIONER, the authority of a manager or agent to act for LESSEE must be filed in the General Land Office.

19. FORFEITURE: If LESSEE shall fail or refuse to make payment of any sum due, or if LESSEE or LESSEE’s agent should refuse the COMMISSIONER or his authorized representative access to the records or other data pertaining to the operations under this lease, or if LESSEE or LESSEE’s agent should knowingly make any false return or false report concerning this lease, or if any of the material terms of this lease should be violated, then this lease and all rights hereunder shall be subject to forfeiture by the COMMISSIONER, and the COMMISSIONER may declare this forfeiture when sufficiently informed of the facts which authorize a forfeiture, and, in such event, the COMMISSIONER shall write on the wrapper containing the papers relating to this lease words declaring the .forfeiture and sign it · officially; and this lease, and all rights under this lease, together with all payments made under it, shall thereupon be forfeited. Notice of the forfeiture shall be mailed forthwith to the person or persons shown by the records of the General Land Office to be the owner of the forfeited lease at their last known addresses as shown by said records. However, nothing herein shall be construed as waiving the automatic termination of this lease by operation of law or by reason of any term or condition arising hereunder.

20. REINSTATEMENT: A forfeiture may be set aside and all rights under this lease may be reinstated before the rights of another party intervene, upon satisfactory evidence to the COMMISSIONER of future compliance with the provisions of the law, this lease, and any rules adopted applicable to this lease and with any conditions placed upon the reinstatement. LESSEE shall offer the evidence required for reinstatement within 30 days after the date the notice of forfeiture was mailed and after such 30 days, LESSEE shall have no future opportunity for reinstatement.

21. FORCE MAJEURE: When, after effort is made in good faith, LESSEE is prevented from complying with any express or implied covenant of this lease or from producing and mining the named material from the leased premises by reason of storm, flood, or other acts of God, fire, war, rebellion, insurrection, riot, strikes, or as result of any valid order, rule or regulation of any court or governmental authority having jurisdiction, or litigation required to gain access to the lands described in this lease under the power of eminent domain as provided in §11.079, Texas Natural Resources Code, effective September 1, 1987 (for the period beginning with the filing of the action in a court of competent jurisdiction until a final non-appealable order is entered in such action but not including periods of pre-filing discussions or negotiations), then upon written application by LESSEE and upon written approval thereof by the COMMISSIONER, LESSEE’s obligation to comply with such covenant shall be suspended while LESSEE is so prevented; and LESSEE shall not be liable for damages for failure to comply with such covenant while LESSEE is so prevented; and this lease shall be extended while and so long as LESSEE is so prevented from producing and mining the named material from the leased premises. Provided, however, that nothing in this section shall be construed to suspend the condition of paying delay rentals as set out in Section 3 hereof. As dictated by 31 Texas Administrative Code §10.3(d)(l), the term of this lease may not be extended by this Section to exceed twenty (20) years.

22. USE OF WATER: LESSEE shall have the right to use water produced during operations under this lease as is reasonably necessary for operations under this lease except water from wells or tanks of the surface owner or any surface lessee; provided, however, LESSEE shall not use potable water or water suitable for livestock or irrigation purposes for operations without the prior written consent of the COMMISSIONER.

23. DAMAGE PAYMENTS FOR PERSONAL PROPERTY, IMPROVEMENTS, LIVESTOCK AND CROPS: LESSEE shall pay damages caused by its operations to all personal property, improvements, livestock and crops on said land to the owner of said items.

24. SURFACE USE: Subject to the obligation to pay surface damages as set out in Section 33 of this lease, and to any reservation in favor of LESSOR, LESSEE shall have the right to occupy within the limits of this lease so much of the surface as may be reasonably necessary for the development of leased minerals; and shall have the right of ingress and egress over and across the area embraced herein.

25. SURFACE USE LIMITATIONS: LESSEE shall not drill or mine, erect buildings or conduct any mining operations within three hundred (300) feet of improvements without reasonably compensating the owner of said improvements.

26. REMOVAL OF EQUIPMENT AND FIXTURES: LESSEE shall not be permitted to remove any casing or wellhead from any well or bore hole during the life of this lease or after the termination, expiration, or forfeiture of this lease without the written consent of the COMMISSIONER or his authorized representative. LESSEE shall have the right to remove all equipment, machinery, tools, supplies, and installations, excluding the casing and wellhead, placed by LESSEE on the leased premises during the life of this lease and for a period of three hundred sixty-five (365) days after the termination, expiration or forfeiture of this lease, unless an extension in writing of such three hundred sixty-five (365) day period has been obtained from the COMMISSIONER or some other written agreement is reached between all parties to this lease.

27. FILING REQUIREMENTS: LESSEE shall record this executed lease in each county in which the lease premises is located. After such recordation, LESSEE shall obtain a certified copy of the recorded lease from the county clerk. LESSEE shall send such certified copies to the General Land Office within ninety days of the date of recordation.

28. PAYMENTS, NOTICES AND OTHER REQUIRED DOCUMENTS: Unless otherwise expressly provided for herein, all payments provided for in this lease shall be payable to the COMMISSIONER of the General Land Office at Austin, Texas, for the use and benefit of the State of Texas.

All notices, payments and other documents required or due hereunder shall be given to the parties at their respective addresses as follows and shall be deemed received only upon actual receipt, unless ‘‘receipt” is otherwise defined by an applicable Texas Statute or Administrative Rule:

(a)	If to LESSOR, COMMISSIONER, General Land Office, State or State of Texas:

General Land Office

1700 North Congress

Austin, Texas 78701

Attn: Minerals Leasing Division

(b)	If to LESSEE:	Texas Rare Earth Resources Inc. 304 Inverness Way South, Suite 365 Englewood, Colorado 80112	Tax Payer ID #

or addressed to any of the above parties at such other addresses as such party shall hereafter furnish to the other parties in Writing. Any notice of change of address shall not be binding on a party until the expiration of 30 days after the receipt of such notification by that party. Such notification must be in writing, delivered or mailed by registered or certified mail.

29. APPLICABLE LAW: The law of the United States and the State of Texas shall apply to and govern this lease in any and all matters whatsoever. For the purposes of this lease, such law shall include, but shall not be limited to, Texas Water Code §61.117 and all current and future General Land Office and/or School Land Board administrative rules governing State minerals other than oil and gas that are not in direct conflict with the provisions contained in this lease. In addition, mining operations in submerged areas are further subject to the applicable laws of the United States regarding mining in such submerged areas.

30. BINDING EFFECT: This lease and the provisions hereof shall be binding upon and inure to the benefit of State and LESSEE and their respective heirs, devisees, legal representatives, successors and assigns.

31. IMPLIED COVENANTS: Neither payment of bonus, rental, royalties nor compliance with any other covenant or condition of this lease shall relieve the LESSEE from any obligation expressed in this lease or implied by law unless this lease expressly so relieves the LESSEE.

32. REMEDIES: The remedies provided for in this lease are not exclusive and in no way shall limit any other lawful claim or remedy available to the State under law.

33. PAYMENT OF DAMAGES FOR USE OF SURFACE: Upon the issuance of this lease, LESSEE shall pay, in the manner prescribed in Section 27 of this lease, surface damages to the LESSOR in the amount of Dollars ($. QJ for the use of the surface of the leased premises in prospecting for, exploring, developing, or producing the leased minerals during the first year of this lease. On or before one (1) year after the date of this lease, if this lease is still held in effect on that anniversary date, LESSEE shall pay, in a like manner, surface damages to LESSOR in a like amount for like use of the surface of the leased premises during the second year of this lease. On or before two (2) years after the date of this lease (ie. on the 20 NA anniversary date), if this lease is still held in effect on that anniversary date, LESSEE shall pay, in a like manner, surface damages to LESSOR in a like amount for like use of the surface of the leased premises during the third year of this lease. In no event shall any payments for damages for use of the surface be paid to any party other than LESSOR, nor production royalty or any other benefit reserved to LESSOR in this lease.

34. SEVERABILITY: If any section of this lease or its application to any person or circumstance shall be held to be invalid by a court of competent jurisdiction, such invalidity shall not affect any other section of this lease, or any application thereof, that can be given effect without the invalid section or application. To this end, the sections of this lease, or any portion thereof, are declared to be severable.

35. LEASE SECURITY: LESSEE shall take the degree of care and all proper safeguards a reasonably prudent operator would take to protect the leased premises and to prevent theft of all materials and/or minerals produced from the leased premises. This includes, but is not limited to, the installation of all necessary equipment, seals, locks, or other appropriate protective devices on or at all access points at the lease’s production, gathering and storage systems where theft of said materials and/or minerals can occur. LESSEE shall be liable for the loss of any of said materials and/or minerals resulting from theft and shall pay the State royalties thereon as provided in this lease on all leased minerals lost by reason of theft.

36. ANTIQUITIES CODE: In the event that any foundation, site, item, or the feature of archaeological, scientific, or historic interest is encountered during the activities authorized by this lease, LESSEE will immediately cease such activities and will immediately notify the LESSOR and the Texas Antiquities Committee so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate. In this regard, LESSEE is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A. 470) and the Antiquities Code of Texas, Chapter 191, Natural Resources Code.

37. INDEMNIFICATION: Lessee hereby releases and discharges the State of Texas, its officers, employees, partners, agents, contractors, subcontractors, guests, invitees, and their respective successors and assigns, of and from all and any actions and causes of action of every nature, or other harm, including environmental harm, for which recovery of damages is sought, including, but not limited to, all losses and expenses which are caused by the activities of Lessee, its officers, employees, and agents arising out of, incidental to, or resulting from, the operations of or for Lessee on the leased premises hereunder, or that may arise out of or be occasioned by Lessee’s breach of any of the terms or provisions of this Agreement, or by any other negligent or strictly liable act or omission of Lessee. Further, Lessee hereby agrees to be liable for, exonerate, indemnify, defend and hold harmless the State of Texas, its officers, employees and agents, their successors or assigns, against any and all claims, liabilities, losses, damages, actions, personal injury (including death), costs and expenses, or other harm for which recovery of damages is sought, under any theory including tort, contract, or strict liability, including attorneys’ fees and other legal expenses, including those related to environmental hazards, on the leased premises or in any way related to Lessee’s failure to comply with any and all environmental laws; those arising from or in any way related to Lessee’s operations or any other of Lessee’s activities on the leased premises; those arising from Lessee’s use of the surface of the leased premises; and those that may arise out of or b-e occasioned by Lessee’s breach of any of the terms or provisions of this Agreement or any other act or omission of Lessee, its directors·, officers, employees, partners, agents, contractors, subcontractors, guests, invitees, and their respective successors and assigns. Each assignee of this Agreement, or an interest therein, agrees to be liable for, exonerate, indemnify, defend and hold harmless the State of Texas and its officers, employees, and agents in the same manner provided above in connection with the activities of Lessee, its officers, employees, and agents as described above. EXCEPT AS OTHERWISE EXPRESSLY LIMITED HEREIN, ALL OF THE INDEMNITY OBLIGATIONS AND\OR LIABILITIES ASSUMED UNDER THE TERMS OF THIS AGREEMENT SHALL BE WITHOUT LIMITS AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (EXCLUDING PRE-EXISTING CONDITIONS), STRICT LIABILITY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING THE NEGLIGENCE OF THE INDEMNIFIED PARTY), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, CONCURRENT, ACTIVE, OR PASSIVE. NOTWITHSTANDING THE FOREGOING, THE LESSEE SHALL NOT BE LIABLE TO INDEMNIFY WITH REGARD TO ANY CLAIM OR MATTER ARISING THROUGH THE GROSS NEGLIGENCE OF THE LESSOR OR ANY AGENT, REPRESENTATIVE OR SERVANT OF THE LESSOR.

38. EXECUTION: This hard mineral lease must be signed and acknowledged by the LESSEE before it is filed of record in the county records and in the General Land Office of the State of Texas.

/s/ Daniel E. Gorski for Texas Rare Earth Resources
LESSEE

BY:	Daniel E. Gorski
TITLE:	Chief Operating Officer
DATE:	2 December 2011 IN

IN TESTIMONY WHEREOF, witness the signature of the Commissioner of the General Land Office, under the seal of the General Land Office.

/s/ Jerry E Patterson
COMMISSIONER OF THE GENERAL LAND OFFICE OF THE STATE OF TEXAS

APPROVED

Minerals

Legal

Dep. Com.

Chief Clerk

STATE OF TEXAS (CORPORATION ACKNOWLEDGMENT)

COUNTY OF HUDSPETH

BEFORE ME, the undersigned authority, on this day personally appeared Daniel E. Gorski known to me to be the person whose name is subscribed to the foregoing instrument, as he and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office this the 2nd day of December, 2011.

/s/ L. Kay Scarbrough

Notary Public, in and for Hudspeth County, Texas

My commission expires: May 7, 2014

State of Texas	§	Affidavit of Waiver
County of Hudspeth	§	of Agency Rights

Know all men by these presents, that whereas, the undersigned

Texas Rare Earth Resources of 304 Inverness Way S., Englewood, CO 80112

(Mailing Address)

is the owner of the entire surface estate of the tract of mineral classified land described in Exhibit “A” attached hereto, (said tract hereinafter referred to as “the land”); and

Whereas, pursuant to Tex. Nat. Res. Code Ann. § 53.061 et seq. (Vernon 1982, Supp. 1996), the undersigned is designated as the state’s agent for the leasing of the land for the exploration and production of minerals other than oil and gas; and

Whereas, the undersigned desires to waive the right and duty to act as the state’s agent for the leasing of the land for the exploration and production of minerals other than oil and gas, such waiver being subject to the following conditions:

1. This waiver must be filed for record in each county where any portion of the land is situated. A certified copy of each recorded waiver must be filed in the General Land Office.

2. The undersigned, having waived the right and duty to act as agent for the state, and any assignee, heir or anyone else succeeding to all or part of the undersigned’s surface estate interest in the land, are not the state’s agents and are not entitled to receive any part of the bonus, rental, royalty and other consideration which would ordinarily accrue to the owner of the soil under Subchapter C of Chapter 53 of the Texas Natural Resources Code as long as a lease issued under the provisions of Section 53.081, of the Natural Resources Code is in effect.

3. Upon the expiration, termination or forfeiture of a lease issued pursuant to the provisions of Section 53.081 of the Natural Resources Code, the agency rights and duties of the undersigned as owner of the soil are reinstated without the necessity for further action by the owner of the soil, the board or the commissioner.

Now, therefore, I the undersigned do hereby waive my right and duty to act as agent for the state in the leasing of the land for the exploration and production of minerals other than oil and gas, and my right to receive any part of the bonus, rental, royalty and other consideration which would ordinarily accrue to the owner of the soil under Subchapter C of Chapter 53 of the Natural Resources Code, and do hereby acknowledge that this waiver is governed by and subject to the conditions contained herein, as well as any applicable statute, administrative rule, or law of this state and all amendments thereto.

In witness whereof, I have set my hand this the 2nd day of December, 2011.

/s/Daniel E. Gorski

SWORN TO AND ACKNOWLEDGED BEFORE ME this 2nd day of December, 2011, by

/s/ L. Kay Scarbrough
NOTARY PUBLIC, STATE OF TEXAS

EXHIBIT D-1
to
Contribution Agreement

Assignment and Assumption Agreement
(Surface Lease)

D-1-1

Assignment and Assumption Agreement
(Surface Lease)

This Assignment and Assumption Agreement (Surface Lease) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation, successor by name change to Texas Rare Earth Resources Corp. (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor holds a certain surface lease listed on Exhibit A (the “Lease”). The Lease is associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, USA Rare Earth, LLC and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Lease in order to fulfill, in part, their obligations under the Purchase Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor sells, conveys, assigns, transfers and delivers to Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in, to and under the Lease, to have and to hold forever.

Subject to the terms and conditions set forth in the Agreement, Assignee hereby accepts the foregoing assignment and assumes and agree to pay, satisfy, perform and discharge when due any and all of the liabilities and obligations of any kind, character or nature whatsoever (whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise) of Assignor under the Lease, whether arising prior to or on or after the Effective Date.

Assignee covenants and agrees that before selling, assigning or otherwise transferring or conveying (each, a “Transfer”) the Lease, Assignee will timely obtain all approvals required by applicable law, regulation or the terms of the instrument being Transferred. In no case will Assignee Transfer the Lease to: (a) a “Sanctioned Person” or a “Sanctioned Entity” as those terms are defined by the Office of Foreign Asset Control of the US Department of the Treasury or any other US Governmental Authority; or (b) any entities or persons resident or domiciled in a nation subject to US sanctions, or entities controlled by the government of a nation subject to US sanctions. Assignee further covenants and agrees that the General Land Office of the State of Texas is a third party beneficiary of the immediately preceding provisions and that the immediately preceding provisions may be specifically enforced by the General Land Office of the State of Texas.

D-1-2

Notwithstanding the foregoing, to the extent that the Lease assigned pursuant to this Assignment requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the sale, conveyance, assignment, transfer and delivery of the Lease, and related assumption of liabilities and obligations, pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the sale, conveyance, assignment, transfer and delivery of the Lease, and related assumption of liabilities and obligations, pursuant to this Assignment will be effective.

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Lease and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

The duly authorized representatives of Assignor and Assignee expressly warrant and represent that each of them (a) is legally competent to execute this Assignment on behalf of the party they represent; (b) has read and fully understands this Assignment; (c) is duly authorized to execute this Assignment on behalf of the party they represent; (d) is duly authorized to bind the party they represent to the terms and conditions contained in this Assignment; and (e) has obtained all corporate approvals necessary to enter into this Assignment.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Signature Pages Follow

D-1-3

Assignor

Texas Mineral Resources Corp., a Delaware corporation, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

State of Texas	)
	:	ss.
County of Aransas	)

This instrument was acknowledged before me on the _17____ day of May, 2021, by Daniel Gorski, the Chief Executive Officer of Texas Mineral Resources Corp.

/s/ Gloria H Vela
Notary Public

[seal]

My Commission Expires   8/18/24

D-1-4

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC Manager

State of Texas	)
	:	ss.
County of Suffolk	)

This instrument was acknowledged before me on the _17th____ day of May, 2021, by Douglas Newby, the Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC Manager of Round Top Mountain Development, LLC.

/s/ Marianne Barnett
Notary Public

[seal]

My Commission Expires   2/25/2025

D-1-5

Exhibit A
to
Assignment and Assumption Agreement
(Surface Lease)

Surface Lease

1. Surface Lease Agreement SL-20040002, dated March 6, 2013, between the State of Texas and Texas Rare Earth Resources Corp.

D-1-6

EXHIBIT D-2
to
Contribution Agreement

Assignment and Assumption Agreement
(Surface Option)

D-2-1

Assignment and Assumption Agreement
(Surface Option)

This Assignment and Assumption Agreement (Surface Option) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation, successor by name change to Texas Rare Earth Resources Corp. (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor holds a certain surface purchase option listed on Exhibit A (the “Option”). The Option is associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, USA Rare Earth, LLC and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Option in order to fulfill, in part, their obligations under the Purchase Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor sells, conveys, assigns, transfers and delivers to Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in, to and under the Option, to have and to hold forever.

Subject to the terms and conditions set forth in the Agreement, Assignee hereby accepts the foregoing assignment and assumes and agree to pay, satisfy, perform and discharge when due any and all of the liabilities and obligations of any kind, character or nature whatsoever (whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise) of Assignor under the Option, whether arising prior to or on or after the Effective Date.

Assignee covenants and agrees that before selling, assigning or otherwise transferring or conveying (each, a “Transfer”) the Option, Assignee will timely obtain all approvals required by applicable law, regulation or the terms of the instrument being Transferred. In no case will Assignee Transfer the Option to: (a) a “Sanctioned Person” or a “Sanctioned Entity” as those terms are defined by the Office of Foreign Asset Control of the US Department of the Treasury or any other US Governmental Authority; or (b) any entities or persons resident or domiciled in a nation subject to US sanctions, or entities controlled by the government of a nation subject to US sanctions. Assignee further covenants and agrees that the General Land Office of the State of Texas is a third party beneficiary of the immediately preceding provisions and that the immediately preceding provisions may be specifically enforced by the General Land Office of the State of Texas.

D-2-2

Notwithstanding the foregoing, to the extent that the Option assigned pursuant to this Assignment requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the sale, conveyance, assignment, transfer and delivery of the Option, and related assumption of liabilities and obligations, pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the sale, conveyance, assignment, transfer and delivery of the Option, and related assumption of liabilities and obligations, pursuant to this Assignment will be effective.

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Option and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

The duly authorized representatives of Assignor and Assignee expressly warrant and represent that each of them (a) is legally competent to execute this Assignment on behalf of the party they represent; (b) has read and fully understands this Assignment; (c) is duly authorized to execute this Assignment on behalf of the party they represent; (d) is duly authorized to bind the party they represent to the terms and conditions contained in this Assignment; and (e) has obtained all corporate approvals necessary to enter into this Assignment.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Signature Pages Follow

D-2-3

Assignor

Texas Mineral Resources Corp., a Delaware corporation, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

State of Texas	)
	:	ss.
County of Aransas	)

This instrument was acknowledged before me on the _17____ day of May, 2021, by Daniel Gorski, the Chief Executive Officer of Texas Mineral Resources Corp.

/s/ Gloria H Vela
Notary Public

[seal]

My Commission Expires 8/18/2024

D-2-4

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC Manager

State of New York	)
	:	ss.
County of Suffolk	)

This instrument was acknowledged before me on the _17th____ day of May, 2021, by Douglas Newby, the Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC Manager of Round Top Mountain Development, LLC.

/s/ Marianne Barnett
Notary Public

[seal]

My Commission Expires 2/25/2025

D-2-5

Exhibit A
to
Assignment and Assumption Agreement
(Surface Option)

Surface Option

1. Purchase Option Agreement dated to be effective on September 18, 2014, between the State of Texas, acting by and through the Commissioner of the General Land Office and Chairman of the School Land Board, on behalf of the Permanent School Fund, and Texas Rare Earth Resources Corp.

D-2-6

September 29, 2014

Texas Rare Earth Resources Corp

c/o Dan Gorski

PO Box 539

539 W El Paso Street

Sierra Blanca, TX 79851

Texas Rare Earth Resources Corp.

c/o Laura Lynch

1211 St. Vrain

No. 27

El Paso, TX 79902

RE: Executed Option Agreement and Groundwater Lease.

Dear Mr. Gorski:

The Texas General Land Office (GLO) Option Agreement and Groundwater Lease with Texas Rare Earth Resources Corp. have been fully executed. Enclosed is an original copy of the executed documents for your records. An identical set of originals have been retained for the GLO archives.

Exhibit B of the Option Agreement is the Memorandum of Option. The Memorandum should be recorded by Texas Rare Earth Resources Corp. in the Hudspeth County records no later than 60 days following the receipt of this letter, with receipt of recording provided to the GLO for its archives.

Similarly, the Groundwater Lease must be recorded in the Hudspeth County records no later 60 days following the receipt of this letter, with a receipt of recording provided to the GLO.

Should you have any questions, please feel free to contact Bill Farr by phone at 512-475-1502, or by email at bill.farr@glo.texas.gov.

Sincerely,

Michael Lemonds

Director, Asset Management & Commercial Leasing

Texas General Land Office

Enclosures:	Option Agreement
Groundwater Lease

Texas General Land Office

Stephen F. Austin Building• 1700 North Congress Avenue, Texas 78701-1495
Post Office Box 12873 • Austin, Texas 78711-2873
Phone: 512-463-5001 • 800-998-4GLO
www.glo.state.tx.us

D-2-7

PURCHASE OPTION AGREEMENT

This Purchase Option Agreement (“Agreement”') is made and entered into by and between the STATE OF TEXAS, ACTING BY AND THROUGH THE COMMISSIONER OF THE GENERAL LAND OFFICE AND CHAIRMAN OF THE SCHOOL LAND BOARD, ON BEHALF OF THE PERMANENT SCHOOL FUND (“Seller”) and TEXAS RARE EARTH RESOURCES CORP., a Delaware corporation (“Buyer”), to be effective on the day this Agreement has been executed by both Seller and Buyer (the “Effective Date”).

RECITALS:

A. Seller is the fee simple owner of certain property described on Exhibit A attached hereto and made a part hereof for all purposes, located in Hudspeth County, Texas (the “Option Property”).

B. Seller has agreed to grant, and Buyer has agreed to procure, an option to purchase the Option Property upon the terms and provisions as hereinafter set forth;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer covenant and agree as follows:

1. Grant of Option. Subject to the terms and provisions of this Agreement, Seller does hereby grant to Buyer the exclusive right and option during the Option Term (defined in Section 3) to purchase the Option Property upon the terms and conditions as set forth herein (the “Option”). Seller acknowledges that as Buyer develops detailed plan for its mining project, it may wish to make some adjustments to the boundary of the Option Property, and Seller agrees to reasonably cooperate with Buyer in making such adjustments

2. Consideration.

a. As consideration for the Option, Buyer shall pay to Seller the amount of TEN THOUSAND AND No/100 DOLLARS ($10,000.00) within five (5) Business Days (defined in Section 18.k) after the Effective Date and on each annual anniversary of the Effective Date during the Option Term (the “Option Fee”). The Option Fee shall not be credited towards the Purchase Price (defined in Section 7), and shall be nonrefundable, except as provided in Section 15 of this Agreement. If Buyer fails to timely make a payment of the Option Fee, this Agreement shall terminate and neither party hereto shall have any other liability, obligation or duty pursuant to this Agreement.

D-2-8

b. As further consideration for this Option, Grantee agrees to use the Property (defined in Section 5) solely in connection with its operation of a mine of rare earth minerals and or other minerals covered under Mining Lease M-113117, filed for record on October 6, 2011, and recorded as Instrument #134836, of the Records of Hudspeth County, Texas (the “Mining Lease M-113117''), including without limitation, prospecting, exploring, developing, mining (by drilling, boring, open pit, underground mining, strip mining, solution mining, or any other method permitting in the Mining Lease M-113117), extracting, milling, removing, processing, converting, and marketing the minerals identified in Mining Lease M-113117, treatment, storage, and disposal of wastes generated by operations, and construction of improvements associated with these activities. If the Mining Lease expires or is terminated, the title to any portion of the Property that was not used in connection with the mining operations under Mining Lease M-113117, Mining Lease M-113629, filed for record on December 2, 2011, and recorded a Instrument # 135079 (“Mining Lease M-113629”), or any other mining lease between Seller and Buyer, shall, at the sole option of the Seller, revert to the Seller and the conveyance of the Property shall be of no further force or effect. Reversion of the surface estate to the Seller shall not alleviate Buyer's obligations under its Plan of Operation or it mining leases.

3. Option Term. The “Option Term” shall mean that period of time commencing on the Effective Date and ending on the date Mining Lease M-113117 filed for record on October 6 2011, and recorded a Instrument # 134836, of the Record of Hudspeth County, Texas, expires or terminates.

4. Memorandum of Option. Contemporaneously with the execution of this Agreement, Seller and Buyer agree to execute and deliver the Memorandum of Option in the form of Exhibit B attached hereto and made a part hereof for all purposes, which may be recorded in the real property record of Hudspeth County, Texas. Buyer agrees to execute a release of the Memorandum of Option, to the extent that Buyer's Option has expired or terminated, promptly upon request from Seller.

5. Exercise of Option. Buyer may exercise the Option at any time during the Option Term by giving to Seller written Notice (defined in Section 15.e) of its intent to exercise the Option on all or a portion of the Option Property to be defined by Buyer in the Notice (the “Property”). Buyer agrees to define the Property in such a manner that it will not 'land-lock'' any tracts retained by Seller. The date on which Buyer gives Notice of its intent to exercise the Option shall be the “Option Exercise Date.” In the event the Buyer does not exercise the Option during the Option Term, Seller shall be entitled to retain the Option Fee and this Agreement shall terminate and neither party hereto shall have any other liability, obligation or duty pursuant to this Agreement. The Option shall terminate on the Option Exercise Date for all purpose on all Option Property not included in the Property defined in Buyer's Notice of exercise of the Option.

D-2-9

6. Agreement of Purchase and Sale. Effective a of the Option Exercise Date, Seller agrees to sell to Buyer, and Buyer agree to purchase from Seller, the Property in accordance with the terms and conditions of this Agreement. Seller reserves all interests in and right to remove all oil, gas, groundwater, sulphur and other minerals, including rare earth minerals, together with all attendant mineral right , water rights, royalty interests, and development rights, together with any and all right of leasing exploration and development, and the unrestricted right to access and use of the surface in connection with all interests retained by the Seller. Further, Buyer shall have no right to surface damages for exploration, mining, crushing, milling, treating, processing, stockpiling, waste disposal, or any other activity required to exploit the mineral or water resource retained by the Seller.

BUYER AGREES AND ACKNOWLEDGES THAT SELLER IS SELLING THE PROPERTY STRICTLY ON AN “AS IS, WHERE IS” BASIS, WITHOUT WARRANTY, EXPRESS OR IMPLIED, WITH ANY AND ALL LATENT AND PATENT DEFECTS. BUYER HAS INSPECTED THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING ALL IMPROVEMENTS THEREON, AND ACCEPTS TITLE TO THE SAME “AS IS” IN ITS EXISTING PHYSICAL CONDITION. BY EXECUTION OF THIS AGREEMENT BUYER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION OF THE STATE OF TEXAS, AS SELLER, INCLUDING THE GENERAL LAND OFFICE, THE SCHOOL LAND BOARD, OR ANY OFFICIAL, AGENT, REPRESENTATIVE OR EMPLOYEE OF THE FOREGOING, WITH RESPECT TO THE PROPERTY'S CONDITION. BUYER IS RELYING SOLELY AND WHOLLY ON BUYER'S OWN EXAMINATION OF THE PROPERTY. THE STATE OF TEXAS AND ITS AGENCIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES AND SPECIFICALLY MAKE NO WARRANTIES OF HABITABILITY, MERCHANTABILITY, SUITABILITY, FITNESS FOR ANY PURPOSE, OR ANY OTHER WARRANTY WHATSOEVER. BUYER IS PUT ON NOTICE THAT ANY PRIOR GRANT AND/OR ENCUMBRANCE MAY BE OF RECORD AND BUYER IS ADVISED TO EXAMINE ALL PUBLIC RECORDS AVAILABLE REGARDING THE PROPERTY. THE PROVISIONS OF THIS SECTION, DISCLAIMING ANY AND ALL WARRANT1ES OF ANY KIND, SHALL SURVIVE THE CLOSING OF THE SALE OF THE PROPERTY.

FURTHER, BUYER ACKNOWLEDGES THAT AN INSPECTION OF THE PROPERTY HAS BEEN OR WILL BE PERFORMED BY BUYER OR IN ITS BEHALF. BUYER ACKNOWLEDGES THAT SELLER HAS MADE THE PROPERTY AVAILABLE FOR INSPECTION BY BUYER AND BUYER'S REPRESENTATIVES IN ITS BEHALF.

NO EMPLOYEE OR AGENT OF SELLER IS AUTHORIZED TO MAKE ANY REPRESENTATION OR WARRANTY, AS TO THE QUALITY OR CONDITION OF THE PROPERTY, MERCHANTABILITY, SUITABILITY OR FITNESS OF THE PROPERTY FOR ANY USE WHATSOEVER, KNOWN OR UNKNOWN TO SELLER, OR COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT OT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING, OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE. IN NO EVENT SHALL SELLER BE RESPONSIBLE OR LIABLE FOR LATENT OR PATENT DEFECTS OR FAULTS, IF ANY, IN THE PROPERTY, OR FOR REMEDYING OR REPAIRING THE SAME INCLUDING, WITHOUT LIMITATION, DEFECTS RELATED TO ASBESTOS OR ASBESTOS CONTAINING MATERIALS, LEAD, LEAD-BASED PAINT, UNDERGROUND STORAGE TANKS OR HAZARDOUS OR TOXIC MATERIALS, CHEMICALS OR WASTE, OR FOR CONSTRUCTING OR REPAIRING ANY STREETS, UTILITIES OR OTHER IMPROVEMENTS SHOWN ON ANY PLAT OF THE PROPERTY.

D-2-10

EFFECTIVE AS OF THE CLOSING DATE (DEFINED IN SECTION 14.A. OF THIS AGREEMENT), BUYER ACKNOWLEDGES THAT BUYER HAS FULLY INSPECTED THE PROPERTY, IS FULLY SATISFIED WITH THE PROPERTY IN ALL RESPECTS “AS IS, WHERE IS, WITH ANY AND ALL FAULTS”, IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLER IN PURCHASING THE PROPERTY FROM SELLER, AND ACCEPTS ANY LIABILITIES OR COSTS ARISING IN CONNECTION WITH THE CONDITION OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY COSTS OR LIABILITIES PERTAINING TO ANY ENVIRONMENTAL CONDITION ON THE PROPERTY. THE RESERVATIONS AND LIMITATIONS CONTAINED IN THIS SECTION SHALL SURVIVE THE CLOSING OF THIS TRANSACTION AND SHALL BE INCLUDED IN THE DEED FROM SELLER TO BUYER.

7. Purchase Price. The “Purchase Price” to be paid by Buyer to Seller for the Property shall be the market value as determined and approved, at Seller’s expense, by the Texas General Land Office's Chief Appraiser. Seller shall endeavor to have the appraisal of the Property completed and approved within sixty (60) days of the Option Exercise Date. The date on which Seller gives Buyer written Notice of the appraised market value of the Property shall be the “Appraisal Date.” Prior to the twentieth (20th) day after the Appraisal Date, Buyer may at Buyer's sole option, give Notice to Seller and the Title Company that Buyer has terminated this Agreement. and thereafter Seller and Buyer shall have no further obligations or liabilities to each other under this Agreement.

8. Title Commitment. At any time prior to the Closing Deadline, Buyer may, at Seller's sole cost and expense, obtain a current title commitment (the “Title Commitment”) for issuance of an owner's policy of title insurance, issued by title company to be agreed upon by Buyer and Seller (the “Title Company”), setting forth the status of title of the Property and all exceptions, including rights-of-way, easements, restrictions, covenants, reservations, and other conditions, if any, affecting the Property which would appear in an owner's title insurance policy conforming with Form TLTA-T-1 (“Owner's Policy of Title Insurance”), if issued, together with complete and legible copies of all instruments referred to in the Title Commitment affecting title to the Property. Seller shall have no obligation to cure or pay the cost of curing any Schedule B or C exceptions in the Title Commitment. Buyer may seek to cure any Schedule B or C exceptions in the Title Commitment at Buyer's cost and expense. Any action initiated by Buyer to cure any exceptions shall not be a basis for failing to close this transaction timely.

9. Tax Certificates. At any time prior to the Closing Deadline, Buyer may obtain through either the Hudspeth Central Appraisal District or the Title Company copies of tax certificates for the Option Property, evidencing whether all ad valorem taxes due and payable for periods prior to the calendar year in which the Closing occurs have been paid in full.

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10. Survey. Buyer may, at its option and expense, at any time prior to the Closing Date, have furnished to Seller and the Title Company, a survey of the Property or any portion thereof (the “Survey”).

11. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the execution and delivery by the Seller of this Agreement has been authorized by all necessary action on behalf of the Seller, and this Agreement has been duly executed and delivered by the Seller and is a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and principles of sovereign immunity.

12. Seller's Covenants.

a. Limitation on Conveyances. Seller shall not convey or lease any interest in the Option Property that may be inconsistent with Buyer's proposed mining activities for the Option Property, without obtaining Buyer's prior written consent, which shall not be unreasonably withheld.

b. Special Assessments. Seller will notify Buyer promptly in writing of the levy (or threatened levy) of any special governmental assessment or similar occurrence and will pay any such assessment levied prior to the Closing.

c. Litigation. Seller will advise Buyer promptly of any litigation or arbitration proceeding or any administrative hearing (including condemnation) before any governmental agency which concerns or affects the Option Property in any manner and which is instituted after the Effective Date.

d. Cooperation. Seller will assist and cooperate with Buyer prior to Closing (i) in obtaining all necessary permits and licenses to operate the Property for its planned use, and (ii) with any evaluation, inspection, audit or study of the Property prepared by, for or at the request of Buyer.

13. Conditions Precedent To Buyer's Performance. Buyer's obligations to close the purchase and sale of the Property under this Agreement are conditioned upon

a. The representations and warranties set out in Section 11 being true and correct in all material respects on the Closing Date;

b. Seller's compliance with the Seller's covenants set out in Section 12.

c. Buyer shall have the right to waive the satisfaction of such conditions or to terminate the Agreement for failure of such condition by Notice in writing to Seller.

D-2-12

14. Closing.

a. Date and Place of the Closing. The closing of the purchase and sale contemplated by this Agreement (the “Closing”) shall take place on or before 5:00 p.m. Dallas, Texas time, on or before the thirtieth (30th) day after the Appraisal Date (the “Closing Deadline”), at a time mutually agreed to by Seller and Buyer in the offices of the Title Company or at such other location as the parties may mutually agree in writing. The date on which the Closing occurs is the “Closing Date.”

b. Items to be Delivered at Closing.

i. By Seller. At or prior to the Closing, Seller shall deliver to the Title Company, at Seller's sole cost and expense, each of the following items:

1. An Owner's Policy of Title Insurance (without endorsements, deletions or modifications unless paid for by Buyer) on the standard TLTA-T-1 form, issued by the Title Company in the amount of the Purchase Price and dated at or after Closing, insuring Buyer's fee simple title to the Property to be good and indefeasible.

2. A Deed Without Warranty, in the form of Exhibit C attached hereto and made a part hereof for all purposes, duly executed and acknowledged by Seller, and in form for recording, conveying good and indefeasible title to the Property to Buyer (the “Deed”). The Deed shall be recorded upon Closing in the real property records of Hudspeth County, Texas.

3. All additional documents and instruments as may reasonably be requested by the Title Company or Buyer to carry out the terms and obligations of this Agreement.

4. All additional documents and instruments which Buyer's counsel and Seller's counsel may mutually and reasonably determine are necessary to the proper consummation of this transaction.

ii. By Buyer. At or prior to the Closing, Buyer shall deliver to the Title Company, at Buyer's sole cost and expense, each of the following items:

1. The Purchase Price for the Property in immediately available funds.

2. The Statutory Sales Fee in an amount equal to one and one-half percent (1.5%) of the Purchase Price as required by Texas Natural Resource Code§ 32.110, in immediately available funds.

3. All additional documents and instruments as may reasonably be requested by the Title Company or Seller to carry out the terms and obligations of this Agreement.

4. All additional documents and instruments which Buyer's counsel and Seller's counsel may mutually and reasonably determine are necessary to the proper consummation of this transaction.

D-2-13

c. Adjustments at the Closing. Notwithstanding anything to the contrary contained herein, the provisions of this Section 14.c shall survive the Closing. The following items shall be adjusted or prorated between Seller and Buyer at the Closing:

i. Seller shall pay: ½ of reasonable escrow fees, recording fees, tax certification fees, and other closing costs associated with the closing of the transaction; the premium for the standard Owner's Policy of Title Insurance; and any other expenses stipulated to be paid by Seller at Closing under other provisions of this Agreement. Buyer shall pay: ½ of reasonable escrow fees, recording fees, tax certification fees; the premium for any endorsements, deletions or modifications to the Owner's Policy of Title Insurance; and other closing costs associated with the closing of the transaction, and other expenses stipulated to be paid by Buyer at Closing under other provisions of this Agreement.

ii. Seller is exempt from real estate taxes and assessments. Buyer shall be solely responsible for the payment of taxes and assessments, as of the Closing, and any roll-back or other taxes that may be assessed after Closing. At Closing, Buyer shall refund to Seller any ad valorem taxes pre-paid to any taxing authority by Seller or on Seller's behalf, on a pro rata basis for the period prior to and including the Closing Date.

iii. All other assessments relating to the Property shall be paid by Buyer unless such assessments are due and payable prior to the Closing Date, in which case such other assessments shall be prorated between Seller and Buyer as of the Closing Date based on each party’s respective period of ownership of the Property during the period relating to such assessment.

iv. Except as otherwise provided herein, all costs and expenses in connection with the transaction contemplated by this Agreement shall be borne by Seller and Buyer in the manner in which such costs and expenses are customarily allocated between the parties at closing of real property similar to the Property in the area in which the Property is located. Each party will be responsible for its own legal fees.

d. Possession and Closing. Full possession of the Property shall be delivered to Buyer by Seller at the Closing.

15. Defaults and Remedies. Except as otherwise provided in this Agreement or by law, Seller's sole and exclusive remedy if Buyer fails to close under this Contract is to terminate this Agreement and to retain the Option Fee as liquidated damages. The parties acknowledge that Seller's actual damages for Buyer's failure to close will be difficult, if not impossible, to ascertain and that the liquidated damages represent the parties' best estimate of the damages Seller will suffer. Buyer's sole and exclusive remedy for Seller's failure to close is to terminate this Agreement and receive a refund of the preceding year's Option Fee ($10,000). Seller and Buyer have all legal and equitable remedies if Buyer or Seller defaults in the performance of any of their obligations that survive Closing.

D-2-14

16. Condemnation. If any part of the Property is condemned prior to Closing, Seller shall promptly give Buyer written notice of such condemnation. Buyer may either apply the proceeds of any condemnation award on a pro rata basis to reduce the Purchase Price or declare this Agreement terminated by delivering written notice of termination to Seller

17. Brokerage Commissions. Seller and Buyer each represent and warrant to the other, that they know of no brokers or other persons or entities who have been directly involved in submitting or showing the Property to, or procuring Buyer.

18. Miscellaneous.

a. References. All references to Article, Articles, Section, or Sections contained herein are, unless specifically indicated otherwise, refer to Articles and Sections of this Agreement.

b. Exhibits. All references to Exhibits contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes.

c. Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

d. Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

e. Notices. Any notice, consent, approval, request, demand, or payment required or permitted to be given or made between the parties to this Agreement (collectively called “Notices”) must be in writing to be effective. Any Notice that is addressed to the party for whom it is intended at its address specified for the receipt of Notices (which is currently the address set forth below) will be deemed to have been given or made on the second Business Day after the date it is deposited in the United States mail, postage prepaid, certified, return receipt requested. Any party may change its address for the receipt of Notices by Notice in accordance with this Section. Notices given other than by deposit in the United States mail, postage prepaid, certified, return receipt requested, such as by facsimile, email, or by overnight delivery, will be effective upon receipt; provided, that if delivery is via facsimile or email, and such facsimile or email is received after 5:00 p.m. local time at the location of such receipt, such facsimile or email shall be deemed delivered on the day after such receipt. The current addresses of the parties for Notices are as follows:

If to Buyer:	Texas Rare Earth Resources Corp. P.O. Box 539 539 West El Paso Street Sierra Blanca, TX 79851 Attention: Dan Gorski Telephone: (361) 790-5831 bluemtn@sbcglobal.net

D-2-15

With a copy to:	Texas Rare Earth Resources Corp.

1211 St. Vrain

No. 27

El Paso, Texas 79902

Attention: Laura Lynch

And:	Guida, Slavich & Flores, P.C.

750 N. St. Paul Street, Suite 200

Dallas, Texas 75201

Attention: Sally A. Longroy

Telephone: (214) 692-5409

Fax: (214) 692-6610

Email: longroy@gsfpc.com

If to Seller:	Texas General Land Office

1700 N. Congress Avenue, Room 720

Austin, Texas 78701

Attn: Energy Resources Division

Telephone: (512) 305-9104

Fax: (512) 475-1543

Email: louis.renaud@glo.texas.gov

And:	Texas General Land Office

Legal Services Division

1700 N. Congress Avenue, Room 910

Austin, TX 78701

Attn: Jeff Gordon

Phone: (512) 463-7205

Fax: (512) 463-6311

Email: jeff.gordon@glo.texas.gov

f. Governing Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of such State shall govern the validity, construction, enforcement, and interpretation of this Agreement, unless otherwise specified herein.

g. Multiple Counterparts. This Agreement may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

h. Parties Bound. This Agreement shall be binding upon, and inure to the benefit of, Seller and Buyer, and their respective heirs, personal representatives, successors, and assigns.

D-2-16

i. Further Acts. In addition to the acts and deeds recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the Closing or after the Closing any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

j. Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

k. Dates. Each date upon which an event is to occur or a period of time is to expire in accordance with the terms of this Agreement will automatically be postponed and extended to the next Business Day if it falls on a Non-Business Day, and any time periods that are defined terms in this Agreement will be automatically extended, and their definitions will include such extensions, in accordance with this Section. A “Business Day” is a day upon which national banks in Dallas, Texas, are open for banking business, and a “Non-Business Day” is a day upon which national banks in Dallas, Texas, are not open for banking business.

l. Entire Agreement, Amendment. This Agreement, together with all exhibits hereto and documents referred to herein, if any, constitutes the entire arrangements and understandings among the parties hereto. This Agreement may not be amended, modified, changed or supplemented, nor may any obligations hereunder be waived except by a writing signed by the party to be charged or by its agent duly authorized in writing or as otherwise permitted herein.

m. Severability. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; but, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, such provisions shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

n. Waiver. No claim of waiver, consent, or acquiescence with respect to any provision of this Agreement shall be made against any party hereto except on the basis of a written instrument executed by or on behalf of such party. However, the party for whose unilateral benefit a condition is herein inserted shall have the right to waive such condition.

o. Sovereign Immunity. Nothing in this Agreement waives Seller’s sovereign immunity.

p. Assignment. Buyer shall not assign this Agreement to any other person or entity without the prior written consent of the Seller, which shall not be unreasonably withheld.

q. Disclaimer of Third Party Benefit. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

r. Unavoidable Delays. Whenever a period of time is specified in this Agreement for the performance of an action by Buyer or Seller (other than the payment of money or delivery of legal documentation in connection with a Closing, which shall not be subject to extension hereunder), the period of time shall be extended due to acts of God, unavailability of essential materials, inclement weather, acts of governmental authorities, and other causes preventing development progress reasonably beyond the party’s control.

s. List of Exhibits. The following is a list of exhibits for convenience only:

Exhibit A	Option Property
Exhibit B	Memorandum of Option
Exhibit C	Deed Without Warranty

[REST OF PAGE IS INTENTIONALLY LEFT BLANK]

D-2-17

EXECUTED by Seller and Buyer on the dates set forth below:

SELLER:

THE STATE OF TEXAS

By:	/s/ Jerry E. Patterson
JERRY E. PATTERSON, Commissioner of the General Land Office and Chairman of the School Land and Board on behalf of the Permanent School Fund

Date:	9/18/2024

Approved:
Contents:
Legal:
Gen Counsel:
Deputy:
Executive:

BUYER:

TEXAS RARE EARTH RESOURCES CORP.,

a Delaware corporation

By:	/s/ Dan Gorski
Dan Gorski, President

Date:	8 September 2014

D-2-18

EXHIBIT A
OPTION PROPERTY

Abst.	GLO File#	Sec.	Blk.	Tsp.	Sur.	Part	Acres
5995	155138	24	21		PSL	All - Save & Except the SE/4 of SW/4 of SE/4, the NE/4 of NW/4 of SE/ 4, the N/2 of N/2 of NE/4, the NW/4 of NW/ 4, the NE/4 of NW/4 of NW/ 4, the SE/4 of NW/ 4, the W/2 of SE/4 of SW/ 4, the SW/4 of SW/4 And the E/2 of W/2 of SW/4 {Note: Conflict between last two)	380
1249	123249	43	71	6	T&P	All	640
	155401	44	71	6	T&P	NW/4 & S/2	480
	155401	4	71	7	T&P	W/2 of W/2	160
1517	111756	5	71	7	T&P	All	640
5395	143424	6	71	7	T&P	All	640
5396	143425	7	71	7	T&P	All	640
2796	96797	8	71	7	T&P	W/2 & NW/4 of NE/4	360
5397	143426	17	71	7	T&P	NW/4	160
4826	140553	18	71	7	T&P	N/ 2 & N/2 of S/2	480
6270	155186	1	72	7	T&P	W/2 of W/2	160
6271	155187	1	72	7	T&P	E/ 2 of W/2	160
6273	155146	12	72	7	T&P	All - Save & Except the SW/4 of NW/4 And the SW/4 of SE/4 of SE/4	590
6274	155147	13	72	7	T&P	All - Save & Except the S/2 of S/2, the SW /4 of NW/ 4, the NW/4 of SE/4 of NW/ 4, NW/4 of SW/ 4, the NE/4 of SW/ 4, the NE/4 of SE/4, the SW/4 of NW/4 of SE/ 4, the SE/4 of NE/4, the NE/4 of NE/4 And NW/4 of NE/4	180
Total Acreage*							5670

*	Note: All acreage figures are approximate. Actual acreage will be determined at the time of sale and will reflect acreage as shown on Warranty Deed made on November 13, 2003, Vol. 246, Page 112, Hudspeth County Real Property Records; Warranty Deed made on December 20, 2005, Vol. 260, Page 689, Hudspeth County Real Property Records; and in the official real property files in the General Land Office.

D-2-19

EXHIBIT B

MEMORANDUMOF OPTION

STATE OF TEXAS	§
§
COUNTY OF HUDSPETH	§

This Memorandum of Option is made as of the 18th day of __________ 2014, by and between the STATE OF TEXAS ON BEHALF OF THE PERMANENT SCHOOL FUND (“Seller”) and TEXAS RARE EARTH RESOURCES CORP., a Delaware corporation (“Buyer”), on the terms and conditions hereinafter set forth.

______________________________________________________

The following recitals of fact are true and correct:

RECITAL A. Seller and Buyer have this day entered into a Purchase Option Agreement (the “Agreement”) whereby Seller has granted to Buyer an exclusive right and option (the “Option”) to purchase certain real property (the “Property”) to Buyer, which Property is more particularly described on Exhibit A attached hereto and incorporated herein by reference for all purposes.

RECITAL B. The parties hereby intend to provide record notice of Buyer’s Option.

Now, therefore, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby provide public notice of the Option granted by Seller to Buyer pursuant to the Agreement.

1. Option. Such Option shall continue until the earlier of: (i) the expiration or termination of Mining Lease M-113117, filed for record on October 6, 2011, and recorded as Instrument # 134836, of the Records of Hudspeth County, Texas, (ii) the release by a written instrument filed of record by Seller and Buyer.

No other or further action shall be required to be taken by Seller or any other party to effect the termination and release of the Option other than as provided in items (i) and (ii) above. From and after the earlier to occur of the events described in items (i) or (ii), the Option shall be null and void and of no further force or effect, and there shall be no requirement that a subsequent purchaser, mortgagee, or title company insuring any estate or interest in the Property inquire into the genuineness or authenticity of any release filed by Seller in accordance with the terms set forth above.

2. Contact Information. Further information concerning the specific rights of Buyer pursuant to the Contract may be obtained by contacting Texas Rare Earth Resources Corp., 539 West El Paso Street, Sierra Blanca, Texas 79851 or the State of Texas, General Land Office, 1700 North Congress, Austin, Texas 78701.

D-2-20

Effective as of the day and year first above set forth.

SELLER:

THE STATE OF TEXAS

By:	/s/ Jerry E. Patterson
JERRY E. PATTERSON, Commissioner of the General Land Office and Chairman of the School Land and Board on behalf of the Permanent School Fund

Date:	9/18/2024

Approved:
Contents:
Legal:
Gen Counsel:
Deputy:
Executive:

NOTE TO COUNTY CLERK: PROPERTY CODE §12.006, COMBINED WITH GOVERNMENT CODE §2051.001, AUTHORIZES THE RECORDATION OF THIS INSTRUMENT WITHOUT ACKNOWLEDGMENT OR FURTHER PROOF OF THE SIGNATURE OF THE COMMISSIONER OF THE TEXAS GENERAL LAND OFFICE.

D-2-21

BUYER:

TEXAS RARE EARTH RESOURCES CORP.,

a Delaware corporation

By:	/s/ Dan Gorski
Dan Gorski, President

This instrument was acknowledged before me on the __8_ day of ___September________, 2014 by Dan Gorski, President of Texas Rare Earth Resources Corp., a Delaware corporation, on behalf of said corporation.

/s/ Gloria H Vela
Notary Public, State of Texas

[Seal]
Printed Name of Notary and
Commission Expiration Date
7/31/2016

D-2-22

EXHIBIT C

NOTICE OF CONFIDENTIALITY: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORD: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVERS LICENSE NUMBER.

DEED WITHOUT WARRANTY

STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS
COUNTY OF HUDSPETH	§

That the STATE OF TEXAS (“Grantor”), acting by and through JERRY E. PATTERSON, COMMISSIONER OF THE TEXAS GENERAL LAND OFFICE, AND CHAIRMAN OF THE SCHOOL LAND BOARD, FOR THE USE AND BENEFIT OF THE PERMANENT SCHOOL FUND, by virtue of the authority vested by Chapter 32, Subchapter D, and Chapter 51. Subchapters B and C, of the Texas Natural Resources Code, for and in consideration of Ten Dollars and No/100 ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto TEXAS RARE EARTH RESOURCES CORP., a Delaware corporation (“Grantee’’), whose mailing address is 539 West El Paso Street, Sierra Blanca, Texas 79851, the Permanent School Fund Land in Hudspeth County, Texas, as more particularly defined on Exhibit A attached hereto and incorporated herein (the “Property”):

TO HAVE AND TO HOLD, subject to the reservations and exceptions herein, the above-described Property, together will all and singular the rights, improvements and appurtenances thereto in anywise belonging unto the said Grantee, its successors and assigns forever, without express or implied warranty. All warranties that might arise by common law as well as the warranties in Section 5.023 of the Texas Property Code (or its successor) are excluded. PROVIDED HOWEVER, AND NOTWITHSTANDING ANYTHING STATED IN THE FOREGOING, there is reserved to the Grantor for the use and benefit of the Permanent School Fund, all interests in and right to remove all oil, gas, groundwater, sulphur and other minerals, including rare earth minerals, together with all attendant mineral rights, water rights, royalty interests, and development rights, together with any and all rights of leasing, exploration and development, and the unrestricted right to access and use of the surface in connection with all interests retained by the State. Further, Grantee shall have no right to surface damages for exploration, mining, crushing, milling, treating, processing, stockpiling, waste disposal, or any other activity required to exploit the mineral or water resources retained by the Grantor.

D-2-23

GRANTEE AGREES AND ACKNOWLEDGES THAT GRANTOR IS SELLING THE PROPERTY STRICTLY ON AN “AS IS, WHERE IS” BASIS, WITHOUT WARRANTY, EXPRESS OR IMPLIED, WITH ANY AND ALL LATENT AND PATENT DEFECTS. GRANTEE HAS INSPECTED THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING ALL IMPROVEMENTS THEREON, AND ACCEPTS TITLE TO THE SAME “AS IS” IN ITS EXISTING PHYSICAL CONDITION. BY ACCEPTING THE PROPERTY, GRANTEE ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION OF THE STATE OF TEXAS, AS GRANTOR, INCLUDING THE GENERAL LAND OFFICE, THE SCHOOL LAND BOARD, OR ANY OFFICIAL, AGENT, REPRESENTATIVE OR EMPLOYEE OF THE FOREGOING, WITH RESPECT TO THE PROPERTY’S CONDITION. GRANTEE IS RELYING SOLELY AND WHOLLY ON GRANTEE’S OWN EXAMINATION OF THE PROPERTY. THE STATE OF TEXAS AND ITS AGENCIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES AND SPECIFICALLY MAKE NO WARRANTIES OF HABITABILITY, MERCHANTABILITY, SUITABILITY, FITNESS FOR ANY PURPOSE, OR ANY OTHER WARRANTY WHATSOEVER. GRANTEE IS PUT ON NOTICE THAT ANY PRIOR GRANT AND/OR ENCUMBRANCE MAY BE OF RECORD AND GRANTEE IS ADVISED TO EXAMINE ALL PUBLIC RECORDS AVAILABLE REGARDING THE PROPERTY. THE PROVISIONS OF THIS SECTION, DISCLAIMING ANY AND ALL WARRANTIES OF ANY KIND, SHALL SURVIVE THE CLOSING OF THE SALE OF THE PROPERTY.

FURTHER, GRANTEE ACKNOWLEDGES THAT AN INSPECTION OF THE PROPERTY HAS BEEN PERFORMED BY GRANTEE OR ON ITS BEHALF. GRANTEE ACKNOWLEDGES THAT GRANTOR HAS MADE THE PROPERTY AVAILABLE FOR INSPECTION BY GRANTEE AND GRANTEE’S REPRESENTATIVES IN ITS BEHALF.

NO EMPLOYEE OR AGENT OF GRANTOR IS AUTHORIZED TO MAKE ANY REPRESENTATION OR,WARRANTY, AS TO THE QUALITY OR CONDITION OF THE PROPERTY, MERCHANTABILITY, SUITABILITY OR FITNESS OF THE PROPERTY FOR ANY USE WHATSOEVER, KNOWN OR UNKNOWN TO GRANTOR, OR COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIO NS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING, OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE. IN NO EVENT SHALL GRANTOR BE RESPONSIBLE OR LIABLE FOR LATENT OR PATENT DEFECTS OR FAULTS, IF ANY, IN THE PROPERTY, OR FOR REMEDYING OR REPAIRING THE SAME INCLUDING, WITHOUT LIMITATION, DEFECTS RELATED TO ASBESTOS OR ASBESTOS CONTAINING MATERIALS, LEAD, LEAD-BASED PAINT, UNDERGROUND STORAGE TANKS OR HAZARDOUS OR TOXIC MATERIALS, CHEMICALS OR WASTE, OR FOR CONSTRUCTING OR REPAIRING ANY STREETS, UTILITIES OR OTHER IMPROVEMENTS SHOWN ON ANY PLAT OF THE PROPERTY.

GRANTEE ACKNOWLEDGES THAT GRANTEE HAS FULLY INSPECTED THE PROPERTY, IS FULLY SATISFIED WITH THE PROPERTY IN ALL RESPECTS “AS IS, WHERE IS, WITH ANY AND ALL FAULTS”, IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF GRANTOR IN PURCHASING THE PROPERTY FROM GRANTOR, AND ACCEPTS ANY LIABILITIES OR COSTS ARISING IN CONNECTION WITH THE CONDITION OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY COSTS OR LIABILITIES PERTAINING TO ANY ENVIRONMENTAL CONDITION ON THE PROPERTY.

D-2-24

As part of the consideration for this Deed, Grantee agrees to use the Property solely in connection with its operation of a mine of rare earth mineral and or other minerals covered under Mining Lease M-113117, filed for record on October 6, 2011, and recorded as Instrument # 334836. of the Records of Hudspeth County, Texas (the “‘Mining Lease M-11 3117’”). If the Mining Lease expire or is terminated, the title to any portion of the Property that was not used in connection with the mining operations under Mining Lease M-113117, Mining Lease M-113629, filed for record on December 2, 2011, and recorded as Instrument # 135079 (“Mining Lease M-113629”), or any other mining lease between Granter and Grantee, shall, at the sole option of the Granter, revert to the Grantor, and this conveyance shall be of no further force or effect. Reversion of the surface estate to the Grantor shall not alleviate Grantee’s obligations under it Plan of Operation or it mining leases.

This conveyance is made subject to any and all existing covenants, conditions, reservations, restrictions, rights of way, easements, mineral interests, and leases, if any, that are valid, in existence, and of record, or visible and apparent upon the ground of the Property.

[The remainder of this page has been intentionally left blank.]

D-2-25

Witness my hand and seal of office effective this the ____ day of __________ 2014.

Grantor: The State of Texas, acting by and through Jerry Patterson, Commissioner of the Texas General Land Office and Chairman of the School Land Board, for the use and benefit of the Permanent School Fund,

By:
JERRY E. PATTERSON,
Commissioner, Texas General Land Office

Approved:
Contents:
Deputy Comm:
Legal Services:
General Counsel:
Chief Clerk
Executive:

After Recording Return to:

_____________________

_____________________

NOTE TO COUNTY CLERK: PROPERTY CODE §12.006, COMBINED WITH GOVERNMENT CODE §2051.001, AUTHORIZES THE RECORDATION OF THIS INSTRUMENT WITHOUT ACKNOWLEDGMENT OR FURTHER PROOF OF THE SIGNATURE OF THE COMMISSIONER OF THE TEXAS GENERAL LAND OFFICE.

D-2-26

EXHIBIT E
to
Contribution Agreement

Assignment and Assumption Agreement
(Groundwater Lease)

Assignment and Assumption Agreement
(Groundwater Lease)

This Assignment and Assumption Agreement (Water Lease) (this “Assignment”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation, successor by name change to Texas Rare Earth Resources Corp. (“Assignor”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Assignee”).

Recitals

A. Assignor holds a certain lease of groundwater rights listed on Exhibit A (the “Water Lease”). The Water Lease is associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Assignor, USA Rare Earth, LLC and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Assignor agreed to execute and deliver, and Assignee agreed to execute and return, counterparts of this Assignment.

D. Assignor and Assignee desire to execute this Assignment with respect to the Water Lease in order to fulfill, in part, their obligations under the Purchase Agreement.

Assignment and Assumption

Capitalized terms used and not otherwise defined in this Assignment (including the exhibit hereto) will have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, subject to the terms and conditions set forth in the Agreement, Assignor sells, conveys, assigns, transfers and delivers to Assignee, its successors and assigns forever, all of Assignor’s right, title, and interest in, to and under the Water Lease, to have and to hold forever.

Subject to the terms and conditions set forth in the Agreement, Assignee hereby accepts the foregoing assignment and assumes and agrees to pay, satisfy, perform and discharge when due any and all of the liabilities and obligations of any kind, character or nature whatsoever (whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise) of Assignor under the Water Lease, whether arising prior to or on or after the Effective Date.

Assignee covenants and agrees that before selling, assigning or otherwise transferring or conveying (each, a “Transfer”) the Water Lease, Assignee will timely obtain all approvals required by applicable law, regulation or the terms of the instrument being Transferred. In no case will Assignee Transfer the Water Lease to: (a) a “Sanctioned Person” or a “Sanctioned Entity” as those terms are defined by the Office of Foreign Asset Control of the US Department of the Treasury or any other US Governmental Authority; or (b) any entities or persons resident or domiciled in a nation subject to US sanctions, or entities controlled by the government of a nation subject to US sanctions. Assignee further covenants and agrees that the General Land Office of the State of Texas is a third party beneficiary of the immediately preceding provisions and that the immediately preceding provisions may be specifically enforced by the General Land Office of the State of Texas.

Notwithstanding the foregoing, to the extent that assignment of the Water Lease requires consent, authorization, approval or waiver as provided in Section 2.5(a) of the Agreement, and such consent, authorization, approval or waiver has not been obtained prior to or on the Effective Date, then the sale, conveyance, assignment, transfer and delivery of the Water Lease, and related assumption of liabilities and obligations, pursuant to this Assignment will not be effective until such consent, authorization, approval or waiver will have been obtained, and the provisions of Section 2.5(a) and (b) of the Agreement will apply as applicable. When such consent, authorization, approval or waiver has been obtained, then the sale, conveyance, assignment, transfer and delivery of the Water Lease, and related assumption of liabilities and obligations, pursuant to this Assignment will be effective.

This Assignment incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Water Lease and no others. This Assignment, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Assignment and any provision of the Agreement, the provisions of the Agreement will control.

The duly authorized representatives of Assignor and Assignee expressly warrant and represent that each of them (a) is legally competent to execute this Assignment on behalf of the party they represent; (b) has read and fully understands this Assignment; (c) is duly authorized to execute this Assignment on behalf of the party they represent; (d) is duly authorized to bind the party they represent to the terms and conditions contained in this Assignment; and (e) has obtained all corporate approvals necessary to enter into this Assignment.

This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

Executed by Assignor and Assignee to be effective as of the Effective Date.

Signature Pages Follow

Assignor

Texas Mineral Resources Corp., a Delaware corporation 539 El Paso Street, Sierra Blanca, Texas 9851

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

State of Texas	)
): ss
County of Aransas	)

This instrument was acknowledged before me on the __17_ day of May, 2021, by Daniel Gorski, the Chief Executive Officer of Texas Mineral Resources Corp.

/s/ Gloria H Vela
Notary Public

[Seal]

My Commission Expires: __8/18/2024______________

Assignee

Round Top Mountain Development, LLC, a Delaware limited liability company, 539 El Paso Street, Sierra Blanca, Texas 79851

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

State of New York	)
): ss
County of Suffolk	)

This instrument was acknowledged before me on the _17__ day of May, 2021, by Douglas Newby, the Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager of Round Top Mountain Development, LLC.

/s/ Marianne Barnett
Notary Public

[Seal]

My Commission Expires: ___2/25/2025_____________

Recorded at the request of, and

when recorded, return to:

Round Top Mountain Development, LLC

539 El Paso Street

Sierra Blanca, Texas 79851

Attention: Manager

Exhibit A
to
Assignment and Assumption Agreement (Groundwater Lease)

Groundwater Lease

1. Groundwater Lease SL-20150003, dated September 18, 2014, but effective as of August 1, 2014, between the State of Texas and Texas Rare Earth Resources Corp.

The State of Texas

Austin, Texas

GROUNDWATER LEASE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HUDSPETH	§

This Groundwater Lease (the “Lease”) is granted by virtue of the authority granted in Chapter 51, TEX. NAT. RES. CODE ANN. 31 TEX. ADMIN. CODE Chapter 13 (Land Resource ), et seq., and all other applicable statutes and rules, as the same may be amended from time to time, and is subject to all applicable regulations promulgated from time to time.

ARTICLE I. PARTIES

1.01. For and in consideration of the amounts stated below and the mutual covenants and agreements set forth herein, the STATE OF TEXAS, acting by and through the Commissioner of the Texas General Land Office, on behalf of the Permanent School Fund of the State of Texas (the “Lessor”), and Texas Rare Earth Resources Corp. (the “Lessee”) whose address is 539 West El Paso Street, Sierra Blanca, TX 79851, the right to use certain Permanent School Fund land (the “Premises”) for the purposes identified in Article V below.

ARTICLE II. PREMISES

2.01. The Premises is described or depicted on the exhibits attached hereto and collectively incorporated by reference for all purposes.

Section	Block	Survey	File No.	Acres	County
37,38,47,48	71	PSL	155401	2,560	Hudspeth
1, 2	71	PSL	155401	1,280	Hudspeth
S/2 of 5, 6, 7	48	PSL	155401	1,600	Hudspeth
10, 11, 12	48	PSL	155401	2,560	Hudspeth
13, 14, 15	48	PSL	155401	2,560	Hudspeth
18, 19, 20	48	PSL	155401	2,560	Hudspeth

2.02. LESSEE HAS INSPECTED THE PHYSICAL AND TOPOGRAPHIC CONDITION OF THE PREMISES AND ACCEPTS SAME “AS IS” IN ITS EXISTING PHYSICAL AND TOPOGRAPHIC CONDITION. LESSEE IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE LESSOR REGARDING ANY ASPECT OF THE PREMISES, BUT IS RELYING ON LESSEE’S OWN INSPECTION OF THE PREMISES. LESSOR DISCLAIMS ANY AND ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY, SUITABILITY, FITNESS FOR ANY PURPOSE, AND ANY OTHER WARRANTY WHATSOEVER NOT EXPRESSLY SET FORTH IN THIS LEASE. LESSOR FURTHER DISCLAIMS AND MAKES NO REPRESENTATIONS TO LESSEE ABOUT THE QUANTITY OR QUALITY OF GROUNDWATER THAT MIGHT BE OBTAINED FROM THE PREMISES. LESSEE WILL MAKES ITS OWN DETERMINATION OF THE USABILITY OF THE GROUNDWATER AND ITS FITNESS FOR CONSUMPTION. LESSOR AND LESSEE HEREBY AGREE AND ACKNOWLEDGE THAT THE USE OF THE TERMS “GRANT’’ MID/OR “CONVEY’’ IN NO WAY IMPLIES THAT THIS LEASE OR THE PREMISES ARE FREE OF LIENS, ENCUMBRANCES AND/OR PRIOR RIGHTS. LESSEE IS HEREBY PUT ON NOTICE THAT ANY PRIOR GRANT AND/OR EMCUMBRANCES MAY BE OF RECORD AND LESSEE IS ADVISED TO EXAMINE ALL RECORDS OF THE STATE AND COUNTY IN WHICH THE PREMISES IS LOCATED. THE TERMS OF THIS SECTION SHALL SURVIVE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

ARTICLE III. GRANTING CLAUSE

3.01. Lessor hereby grants, leases and lets to Lessee this Lease, for the sole and only purpose of exploring, evaluating, drilling for, producing, developing and extracting groundwater from the Premises. This Lease covers only groundwater under or produced, developed, or extracted from the Premises and Lessee shall not be entitled to, and Lessor retains and reserves, any oil, gas, other minerals and geothermal resources that may be produced from the Premises.

3.02. This Lease is subject to all existing and future oil, gas, and mineral leases, all existing surface leases, easements and rights of way covering or affecting the Premises, and all future surface leases, easements and rights of way covering or affecting the Premises to the extent the estates and interests created thereby are not inconsistent with the rights herein granted. Lessee agrees that it shall not be inconsistent with its rights under this Lease for Lessor: (a) to allow its oil, gas or mineral lessees to use water produced on the Premises to the extent necessary for the lessee’s oil, gas or mineral operations; or (b) to allow its surface lessees to use waters produced on the Premises to the extent necessary for watering lessee’s permitted livestock and/or wildlife. Lessor reserves the right and privilege to execute and deliver oil, gas, and mineral leases, surface leases, easements, licenses and rights-of-way covering all or any part of the Premises. Lessor agrees to provide Lessee with copies of all such leases, easements, licenses and rights-of-way entered into after the Effective Date (defined in Section 4.01) of this Lease. Lessee agrees to conduct its operations hereunder in such a manner as not to unduly interfere with any third party having a lease, permit, easement, or any other right or interest in the Premises, and shall allow any lessee, permit holder, licensee or other agent, assignee or representative of Lessor the right of ingress and egress over, across and through, and the use of the Premises for any and all purposes authorized by the Lessor.

ARTICLE IV. TERM

4.01. This Lease shall commence on August I, 2014 (the “Effective Date”) and shall remain in effect until the termination of Mining Lease M-113117, which is currently held by Lessee, unless earlier terminated as provided herein. Upon the termination of Mining Lease M-113117, this Lease shall automatically terminate without any further action required of Lessor and all rights hereunder will revert to Les or.

ARTICLE V. USE OF THE PREMISES

5.01. Lessee may use the Premises solely for the purpose of exploring, evaluating, drilling for, producing, developing and extracting groundwater from the Premises for industrial and potable water use in connection with Lessee’s mining project (including, without limitation, mineral processing and metal extraction/processing), for agricultural/wildlife related uses associated with Lessee’s contiguous leased or owned properties, and for no other purpose. Lessee shall have the right to pump 2,000 gallons per minute (“gpm”) at the beginning of production with the opportunity to increase production up to a maximum of 4,800 gpm. Lessee is prohibited from reselling any groundwater produced under this Lease without advance GLO approval. Lessee is further specifically prohibited from modifying the Premises in any manner not authorized herein, and from using, or allowing the use by agents, employees or invitees of the Premises for any other purpose.

5.02. Lessee shall conduct all operations in such a manner a to cause minimum possible surface damages. Lessee shall have the right of ingress and egress and right of way to any point of Lessee’s operations on the Premises, for the purpose of exploring, evaluating, drilling for, producing, developing and extracting groundwater from the Premises, provided, however, that such right of way shall re ult in the least injury to the occupant of the surface or the holder of any existing or future oil, gas or mineral lease or easement. Lessee shall have the right, from time to time, to lay, maintain, operate, repair and replace such pipelines, pumping facilities, tanks, and power lines as may be necessary to produce water on the Premises, subject to all other provisions of this Lease. Lessee may use only so much of the surface of the Premises as is reasonably necessary for the exploration, evaluation, drilling, production, development and extraction of groundwater as permitted herein.

5.03. Lessee shall, at Lessee’s sole expense, (i) construct and maintain such fences, barricades, and other restrictive devices as necessary to adequately protect persons or livestock from injury or as Lessor may reasonably request, and comply in all respects with all enclosure requirements of the Texas Commission on Environmental Quality or any successor agency, or any other governmental entity having jurisdiction; and (ii) fill and level all pits, trenches, and other excavations whenever same are abandoned or the use thereof is discontinued.

5.04. In conducting its operations under this Lease, Lessee shall conduct all work and operations in a businesslike manner consistent with good and economical practices and with due regard for good land management, damage prevention, and environmental protection. Lessee shall not commit waste and shall keep all improvements and Lessee’s operations in reasonably neat condition. In conducting its operations under this Lease, Lessee shall use every reasonable means to prevent damage to or contamination of any water-bearing strata and to prevent waste or loss of water from any water-bearing strata.

5.05. Lessee may not maintain any nuisances or public hazards on the Premises, and shall be under a duty to abate or remove any activity or property constituting or contributing to a hazard or nuisance that was caused by Lessee, Lessee’s agents, employees, invitees, or guests. Lessee shall observe, perform, and comply with all laws, statutes, ordinances, rules, and regulations promulgated by any governmental agency or district and applicable to Lessee’s use of the Premises. Lessee shall not occupy or use the Premises or permit its agents, employees, invitees, or guests to occupy or use the Premises for any use or purpose which is unlawful, in part or in whole, or deemed by Lessor to be disreputable in any manner.

5.06. In conducting its operations under this Lease, Lessee shall take all reasonable precautions to suppress and prevent the uncontrolled spread of fire and shall not purposely attempt to burn any part of the Premises without prior approval of Lessor.

5.07. In conducting its operations under this Lease, Lessee shall use the highest degree of care and all reasonable safeguards to prevent contamination or pollution of any environmental medium, including soil, surface waters, groundwater, sediments, and surface or subsurface strata, ambient air, or any other environmental medium, by any waste, pollutant, or contaminant. Without Lessor’s prior consent, Lessee shall not engage in any activity that is extra hazardous or presents an unreasonable risk of environmental pollution. Lessee shall use all reasonable efforts to contain any actual or potential release of any waste, contaminant, or pollutant to the environment caused by Lessee, Lessee’s agents, employees, invitees, or guests, and to recapture any such escaped waste, contaminant, or pollutant. In the event of contamination or pollution of any environmental medium resulting from Lessee’s operations hereunder or any other act or omission of Lessee, Lessee’s agents, employees, invitees, or guests, Lessee shall, at Lessee’s sole expense, conduct all soils or surface or groundwater investigations, studies, sampling, and testing and undertake and complete all remedial, removal, restoration, and other actions necessary, in the reasonable opinion of Lessor and/or as required by any other state or federal agency, to contain, clean up, and/or remove all such contamination or pollution. In conducting its operations on the Premises, Lessee will at all times conform to all environmental regulations of county, state, and federal agencies having jurisdiction over the Premises or Lessee’s operations thereon. The provisions of this Section shall survive the termination or the unauthorized assignment of this Lease.

ARTICLE VI. CONSIDERATIO

6.01. Execution Payment. Upon execution of this Lease, Lessee shall pay, as consideration for the use of the Premises, a one-time Execution Payment of Five Thousand Dollars and NO/100 ($5,000.00), which shall be credited toward the first Production Payment.

6.02. Production Payments.

a.	If Lessee has not commenced production of water from the Premises by the first anniversary of the Effective Date, Lessee shall make a minimum Production Payment to Lessor of Five Thousand Dollars and NO/100 ($5,000.00). Lessee shall continue to make this minimum Production Payment in a similar way and for like amount tendered annually, if Lessee has not commenced production of water from the Premises on the second, third and fourth anniversaries of the Effective Date. Once Lessee commences production of water from the Premises, minimum Production Payments pursuant to this subsection shall no longer be required and instead, Lessee shall be obligated to make Production Payments pursuant to subsection (b) below.

b.	On the anniversary of the Effective Date that immediately follows Lessee’s commencement of production of water from the Premises, Lessee shall make a Production Payment to Lessor equal to the greater of (i) One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($1,666.67) multiplied times the number of months of production of water during the immediately preceding 12-month period ending sixty (60) days before the Production Payment is due, or (ii) ninety-five cents ($0.95) per one thousand (1,000) gallons of the gross volume of water produced from the Premises covered by this Lease during the immediately preceding 12-month period ending sixty (60) days before the Production Payment is due. On each anniversary of the Effective Date thereafter annually during the remaining term of the Lease, Lessee shall make a Production Payment to Lessor equal to the greater of (i) Twenty Thousand Dollars and NO/100 ($20,000.00) or (ii) ninety-five cents ($0.95) per one thousand (1,000) gallons of the gross volume of water produced from the Premises covered by this Lease during the immediately preceding 12-month period ending sixty (60) days before the Production Payment is due. The Production Payment rate under this subsection shall be increased by ten percent (10%) at five (5) year intervals, with the first Production Payment rate increase occurring on the five (5) year anniversary of the first Production Payment, with further increases occurring at each 5-year interval thereafter.

c.	Lessee shall submit with each Production Payment a report specifying all water produced from the Premises during the previous year. Said annual report shall consist of a statement showing the gross amount of water produced from the Premises during the previous year, all meter readings, other memoranda necessary to show the correct amount of water produced from the Premises and any other supporting data or documents that may be reasonably requested by Lessor. All such reports and documents are to be in a form approved by and acceptable to Lessor.

6.03. Delay Rentals. If no production from a groundwater supply well is commenced by Lessee on the Premises within five (5) years of the Effective Date of the Lease, the Lease shall terminate automatically and all rights hereunder will revert to Lessor, unless on or before such date Lessee pays to Lessor the sum of Five Thousand Dollars and NO/100 ($5,000.00) (the “Delay Rentals”), which shall cover the privilege of deferring commencement of water production operations for a period of one (1) year from said date. In a similar way and upon like payments tendered annually by Lessee, the commencement of production from a groundwater supply well may be further deferred for four additional one (1) year delay rental periods extending for no more than ten ( l0) years from the Effective Date of the Lease.

6.04. Cessation of Production. Lessee shall continuously operate groundwater supply wells on the Premises during the production phase of the Lease. The Lease shall terminate automatically if the Lessee is not continuously operating groundwater supply wells on the Premises, unless Lessee pays Lessor an annual Production Payment (as defined in Section 6.02) and, if applicable, an annual Delay Rental (as defined in Section 6.03). Lessee shall give written notice to Lessor within thirty (30) days of any cessation of production.

6.05. Water Meters. Lessee shall install a water meter or meters at sufficient locations to accurately measure the gross volume of water produced from the Premises, prior to treatment or otherwise making the water ready for sale or use. Following the completion of construction of any groundwater production well, Lessee shall submit regular annual reports specifying all water produced from the Premises, including all meter readings, during the preceding year. Such report shall be in a form approved by and acceptable to Lessor. Copies of the original calibration certificate for each meter installed by Lessee shall be provided to Lessor following installation. Upon Lessor’s request at any reasonable time (but not to exceed once annually so long as meters appear to be functioning correctly), Lessee shall, at Lessee’s sole expense, have any water meter in operation hereunder calibrated by a reputable meter calibration firm. Lessee shall provide reasonable written notice to Lessor prior to having meters calibrated so that Lessor may witness such calibration. Lessor shall have the right, at Lessor’s expense, to install its own water meter(s) at any and each well head operated by Lessee for the purpose of verifying the amount of groundwater produced from the Premises.

ARTICLE VII. WELLS

7.01. Investigation and Well Drilling. During the investigation phase of the Lease, Lessee shall have access to the Premises to conduct, at Lessee’s sole cost and expense, feasibility studies, surveys, testing, and well borings to determine the potential for the aquifer(s) to supply water to Lessee’ mining project. This grant of access shall constitute a lease and not an easement. Testing shall include pumping tests, water level measurements, and analysis for selected water quality constituents. All final reports, including test data, will be shared with GLO. Lessor approves the construction and operation of water wells on the Premises as follows:

a.	Lessee shall be permitted to use existing and/or install and operate pumps to perform tests on existing wells 48-45-602 and 48-45-603, as well as any other existing wells within the Premises. Lessee shall notify Lessor at lea t ten (10) days in advance of planned testing on existing wells, including the latitudinal and longitudinal coordinates for the wells to be tested. Lessor agrees to provide Lessee access to any existing records, data and reports associated with the wells identified in the paragraph.

b.	Lessee shall also be permitted to install and operate new test holes, and construct and test new constructed wells. Lessee will notify Lessor at least ten (10) days in advance of all new test hole and well installation. Such notice shall include the latitudinal and longitudinal coordinates of the new hole or well, the proposed depth and the approximate date on which drilling operations will be commenced. Lessor shall have ten (10) days from receipt of said notice to issue Lessee a notice to proceed or reject Lessee’s proposed drill request. Lessee’s proposed drill request shall be considered approved if Lessor fails to approve or disapprove said request within ten (10) days of receipt of notice from Lessee under this section. Drill pads for test wells will be approximately 100 x 100 feet. Test wells will be 8 inches in diameter and approximately 1,500 feet deep, or deeper with prior approval of GLO.

7.02. Well Information. For all water well(s) under this Lease, Lessee shall, upon request by Lessor at any time during the term of this Lease, provide to Lessor (i) a sample log or driller’s log for the well, designating the producing interval and all water-bearing zones; (ii) a report showing the producing capacity of such well; (iii) a chemical analysis of a sample of the water produced from such well, performed by an independent water laboratory; (iv) a cross-sectional drawing of the well showing total depth, casing and pump settings, gravel pack interval, cement, geologic formations, static and pumping water levels, and all other available downhole information; (v) a map or plat of the Premises showing the location and GPS values of the well, tanks, water meters, roads, and structures and operational facilities; and (vi) any other well data or information requested by Lessor related to Lessee’s water production from the Premises.

7.03. Plugging. Each well installed by Lessee under this Lease must be plugged or properly closed within ninety (90) days after termination or expiration of this Lease or earlier if necessary in order to prevent pollution or to meet environmental or other requirements hereunder, except that no plugging shall occur without first requesting permission in writing from Lessor and obtaining written approval to plug from Lessor. So long as Lessee has requested Lessor’s approval to plug the wells within 60 days after termination or expiration of this Lease or within 30 days of Lessee’s knowledge of the need to plug or close a well in order to prevent pollution or to meet environmental or other requirements, Lessee’s deadline to plug or properly close the wells shall be changed to 60 days after receipt of Lessor’s approval. If Lessor refuses to approve plugging, Lessee agree to be responsible for the plugging of the well until a new operator of the well ha been approved by Lessor. Lessee also agree to comply with all rule and regulations of TCEQ, or other governmental authority with jurisdiction over unplugged and/or open water wells.

7.04. Access. Lessor, or Lessor’s authorized representative, may enter upon the Premises and shall have access to Lessee’s wells, water meters and operations sites at all times.

ARTICLE VIII. ASSIGNMENTS AND ENCUMBRANCES

8.01. Lessee shall not assign the rights granted herein, in whole or part, to any third party for any purpose without the prior written consent of Lessor, which shall not be unreasonably withheld. Upon the authorized assignment of this Lease and the assumption of the obligations under this Lease by the assignee of this Lease, the assignor of this Lease shall thereupon be released and discharged from all covenants and obligations accruing from and after the date of the assignment. Any unauthorized assignment shall be void and of no effect and such unauthorized assignment shall not relieve Lessee of any liability for any obligation, covenant, or condition of this Lease. THIS PROVISION AND THE PROHIBITION AGAINST ASSGNMENT CONTAINED HEREIN SHALL SURVIVE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. For purposes of this Lease, an assignment is any transfer, including by operation of law, to another of all or part of rights herein granted.

8.02. Lessee shall not mortgage, hypothecate, encumber, or grant any deed of trust or security interest that encumbers the Premises or the interests created by this Lease. Further, Lessee may not collaterally assign any rent or other income generated from Lessee’s u e of the Premises, except that this Section 8.02 shall impose no limits whatsoever on Lessee’s rights to collaterally assign any rent or other income generated from Lessee’s mining operations.

8.03. Lessee shall not perm.it any mechanic’s or materialman’s lien or liens to be placed on the Premises during the term of this Lease caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Lessee. In the case of the filing of any such lien, Lessee will promptly pay, bond off, or obtain the release of same to the satisfaction of Lessor. If Lessee’s failure to comply with the provisions of this section shall continue for a period of twenty (20) days, Lessor shall have the right, at Lessor’s option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be repaid by Lessee to Lessor immediately upon demand.

ARTICLE IX. PROTECTION OF NATURAL and HISTORICAL RESOURCES

9.01. LESSEE IS EXPRESSLY PLACED ON NOTICE OF THE NATIONAL HISTORICAL PRESERVATION ACT OF 1966 (16 USC § 470, ET SEQ.) AND THE TEXAS ANTIQUITIES CODE (TEX. NAT. RES. CODE CH. 191), AS THE SAME MAY BE AMENDED FROM TIME TO TIME. IN THE EVENT THAT ANY SITE, OBJECT, LOCATION, ARTIFACT OR OTHER FEATURE OF ARCHEOLOGICAL, SCIENTIFIC, EDUCATIONAL, CULTURAL OR HISTORIC INTEREST IS ENCOUNTERED DURING ANY ACTIVITY ON THE PREMISES, LESSEE SHALL IMMEDIATELY CEASE SUCH ACTIVITIES AND SHALL IMMEDIATELY NOTIFY LESSOR AND THE TEXAS HISTORICAL COMMISSION, P.O. BOX 12276, AUSTIN, TEXAS 78711, SO THAT ADEQUATE MEASURES MAY BE UNDERTAKEN TO PROTECT OR RECOVER SUCH DISCOVERIES OR FINDINGS, AS APPROPRIATE.

ARTICLE X. INDEMNITY AND INSURANCE

10.01. LESSEE SHALL BE FULLY LIABLE AND RESPONSIBLE FOR ANY DAMAGE, OF ANY NATURE, ARISING OR RESULTING FROM ITS OW ACTS OR OMISSIONS RELATED TO ITS EXERCISE OF THE RIGHTS GRANTED HEREIN. LESSEE AGREES TO AND SHALL INDEMNIFY AND HOLD LESSOR, LESSOR’S OFFICERS, AGENTS, AND EMPLOYEES, HARMLESS FROM AND AGAINST CLAIMS, SUIT, COSTS, LIABILITY OR DAMAGES OF ANY KIND, INCLUDING STRICT LIABILITY CLAIMS, WITHOUT LIMIT AND WITHOUT REGARD TO CAUSE OF THE DAMAGES OR THE NEGLIGENCE OF ANY PARTY, EXCEPT FOR THE CONSEQUENCES OF THE NEGLIGENT ACTS OR WILLFUL MISCONDUCT OF LESSOR, LESSOR’S OFFICERS, AGENTS, EMPLOYEES, OR INVITEES, ARISING DIRECTLY OR INDIRECTLY FROM LESSEE’S USE OF THE PREMISES (OR ANY ADJACENT OR CONTIGUOUS PERMANENT SCHOOL FUND LAND) OR FROM ANY BREACH BY LESSEE OF THE TERMS CONTAINED HEREIN. THE PROVISIONS OF THIS SECTION SHALL SURVIVE EXPIRATION OR EARLIER TERMINATIO OF THIS LEASE.

10.02. Lessee shall obtain and maintain at all time during this Lease commercial general liability insurance coverage in a minimum amount of One Million and No/100 Dollars ($l,000,000.00), which policy shall insure against bodily injury, death and property damage and shall include (i) coverage for the Premises and operations and (ii) contractual liability coverage insuring the obligation of Lessee hereunder, including, without limitation, the indemnity obligations of Lessee. The liability insurance policy shall name Lessor as an additional insured, shall be non-cancelable on less than thirty (30) day prior written notice to Lessor and shall include a waiver of subrogation endorsement in a form acceptable to Lessor. Lessee shall furnish Lessor with a certificate of insurance evidencing the foregoing coverage prior to entry onto the Premises.

ARTICLE XI. TAXES

11.01. Lessor is exempt from taxation. If any taxes are levied on Lessee’ interest under this Lease, or if any other taxes or assessments are appropriately levied against the Premises, Lessee shall pay such taxes and assessment not less than five (5) days prior to the date of delinquency thereof directly to the taxing authority. Lessee may in good faith and at its sole cost contest any such taxes or assessment, and shall be obligated to pay the contested amount only if and when finally determined to be owed. LESSEE AGREES TO AND SHALL PROTECT AND HOLD THE LESSOR HARMLESS FROM LIABILITY FOR ANY AND ALL TAXES, CHARGES, AND ASSESSMENTS LEVIED AGAINST THE PREMISES OR LESSEE’S INTEREST UNDER THIS LEASE, TOGETHER WITH ANY PENALTIES AND INTEREST THEREON, AND FROM ANY SALE OR OTHER PROCEEDING TO ENFORCE PAYMENT THEREOF.

ARTICLE XII. DEFAULT, TERMINATION AND EXPIRATION

12.01. Early Termination. If Lessee determines the groundwater supply is not suitable for Lessee’ mining project, Lessee shall have the right to terminate the Lease by sending written notice of such termination to Lessor in accordance with Article XIV of this Lease. Upon ending of such written notice, this Lease shall automatically terminate and all rights granted herein to Lessee shall revert to Lessor. Such termination shall not prejudice the rights of Lessor to collect any money due or to seek recovery on any claim arising hereunder.

12.02. Lessor and Lessee agree and acknowledge that it shall be an event of default if Lessee or Lessee’s employees, guests, or invitees engage in any use of the Premise not authorized by this Lease, Lessee fails to pay any money due hereunder, or breaches any other term or condition of this Lease. Lessee shall have thirty (30) days following written notice from Lessor specifying the default or breach of this Lease to cure this default or breach, except that Lessee shall be allowed additional time as is reasonably necessary to cure any non-monetary default or breach so long as Lessee (i) commences to cure the failure within the thirty (30) day period following Lessor’s written notice, and (2) diligently pursues the course of action that will cure the failure and bring Lessee back into compliance with this Lease. If Lessee fails to cure all defaults or breaches within the notice and time period to cure set forth in this Section, Lessor shall have the right, at its option and its sole discretion, to terminate this Lease and all right inuring to Lessee herein by ending written notice of such termination to Lessee in accordance with Article XIV of this Lease. Upon ending of such written notice, this Lease shall automatically terminate and all right granted herein to Lessee shall revert to Lessor. Such termination shall not prejudice the right of Lessor to collect any money due or to seek recovery on any claim arising hereunder.

12.03. Upon expiration or earlier termination of this Lease, Lessee shall restore the Premises to its original topographical condition that existed as of the Effective Date, to the extent the topographical condition has been altered by Lessee or on behalf of Lessee. Lessor may also require that Lessee remove all related infrastructure improvements placed or constructed on the Premises by or on behalf of Lessee from the Premises, or Lessee may elect to take possession of such infrastructure improvements. THE TERMS OF THIS SECTION SHALL SURVIVE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

12.04. Lessor and Lessee agree that, in the event Lessee fails to restore the Premises as required by Section 12.03 or remove its personal property or improvement within the time specified in a notice provided pursuant to Section 12.02 above, then Lessor may, at its sole option, remove and dispose of such property (with no obligation to sell or otherwise maintain such property in accordance with the Uniform Commercial Code), at Lessee’s sole cost and expense, or Lessor may elect to own such property by written notice of such election provided pursuant to Section 12.02 above. If Lessor elects to remove Lessee’s property and dispose of it pursuant to this Section, then in such an event Lessee shall be obligated to reimburse Lessor for the reasonable costs of such removal and disposal within ten (10) days of Lessor’s demand for reimbursement. THE TERMS OF THIS SECTION SHALL SURVIVE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

12.05. The Premises are subject to sale or trade. Lessor and Lessee acknowledge that Lessor may permit entry by prospective or actual buyers. In the event Lessor enters into an agreement to sell or trade the Premises to a third party, Lessor agrees that the Premises shall be sold subject to this Lease and Lessor shall assign this Lease to the buyer and the buyer shall assume the obligations under this Lease.

12.06. Lessor reserves the right to remove from this Lease any portion of the Premises as Lessor may reasonably determine necessary for purposes other than those described herein, so long as such removal does not interfere with Lessee’s use or intended use of the Premises. Prior to removing any property from the Premises, Lessor will give Lessee at least thirty (30) days prior written notice of its intent to remove property, which notice will describe in detail the property intended to be removed. Lessee must raise any objections it has to Lessor’s removal, as outline in Lessor’s notice, within thirty (30) days of Lessee’s receipt of Lessor’s notice, in which event, Lessor and Lessee agree to reasonably cooperate with one another to ensure that Lessor’s removal will not interfere with Lessee’s use or intended use of the Premises. Lessee’s rights under this Lease to that portion of the Premises so removed shall be considered terminated and the Lease shall be amended to reflect the remaining portion of the Premises. Lessor acknowledges that Lessee may later seek to restore rights to the portion of the Premises so removed and agrees to reasonably cooperate with Lessee to restore such rights as needed for the project.

12.07. In the event of a condemnation proceeding that affects all or part of the Premises, Lessor will have the exclusive authority to negotiate with the condemning authority. In the event of a total condemnation, this Lease shall terminate. In the event of a partial condemnation, Lessor may elect to continue or to terminate this Lease, but, if Lessor elects to continue the Lease, the Consideration shall be proportionately reduced. All condemnation proceeds, except for those allocated to improvements or personal property belonging to Lessee, shall be the property of Lessor and shall be payable to Lessor.

12.08. If Lessee files a petition for bankruptcy or becomes the subject of an involuntary bankruptcy or other similar proceeding under the federal bankruptcy laws, this Lease shall automatically terminate upon such filing without necessity of notice.

ARTICLE XIII. HOLDOVER

13.01. If Lessee holds over and continues in possession of the Premises after expiration of this Lease or the earlier termination of Lessee’s rights under this Lease, Lessee shall be deemed to be occupying the Premises on the basis of a month-to-month tenancy subject to all of the terms and conditions of this Lease, except that as liquidated damages by reason of such holding over, the amounts payable by Lessee under this Lease shall be increased such that the Consideration payable under Article VI of this Lease and any other sums payable hereunder shall be one hundred twenty-five percent (125%) of the amount payable to Lessor by Lessee for the applicable period immediately preceding the first day of the holdover period. Lessee acknowledge that in the event it holds over, Lessor’s actual damages will be difficult, if not impossible, to a certain, and the liquidated damages herein agreed to be paid are reasonable in amount and are payable in lieu of actual damages and are not a penalty. Lessee further acknowledges that acceptance of hold over Consideration doe not imply Lessor’ consent to hold over.

13.02. The tenancy from month-to-month described in Section 13.01 of this Lease may be terminated by either party upon thirty (30) day written notice to the other.

13.03. The Consideration due after notice of termination has been given is to be calculated according to Section 13.01 hereinabove on a pro rata basis. If, upon notice of termination by Lessor, Lessee pays Consideration in excess of the amount due and payable and Lessor accepts such payment, the acceptance of such payment will not operate as a waiver by Lessor of the notice of termination unless such waiver is in writing and signed by Lessor. Any such excess amounts paid by Lessee and accepted by Lessor shall be promptly refunded by Lessor after deducting therefrom any amounts owed to Lessor.

ARTICLE XIV. NOTICE

14.01. Any notice which may or shall be given under the term of this Lease shall be in writing and shall be either delivered by hand, by facsimile, or sent by United State first class mail, adequate postage prepaid, as follows:

If for Lessor:

Texas General Land Office

Deputy Commissioner, Professional Services

1700 North Congress Avenue

Austin, Texas 78701-1495

FAX: (512) 463-5304

If for Lessee:

Texas Rare Earth Resources Corp.

P.O. Box 539

539 West El Paso Street

Sierra Blanca, TX 79851

Attention: Dan Gorski

Telephone: (361) 790-5831

With a copy to:

Texas Rare Earth Resources Corp.

1211 St. Vrain

No. 27

El Paso, Texas 79902

Attention: Laura Lynch

And:

Guida, Slavich & Flores, P.C.

750 N. St. Paul Street, Suite 200

Dallas, Texas 75201

Attention: Sally A. Longroy

Telephone: (214) 692-5409

Fax: (214) 692-6610

Any party’s address may be changed from time to time by such party by giving notice as provided above, except that the Premises may not be used by Lessee as the sole notice address. No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided.

14.02. For purposes of the calculation of various time periods referred to in this Lease, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above. Notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) business days (excluding federal holidays) after posting as herein provided.

ARTICLE XV. INFORMATIONAL REQUIREMENTS

15.01. Lessee shall promptly provide written notice to Lessor of any change in Lessee’s name, address, corporate structure, legal status or any other information relevant to this Lease. Lessee shall provide to Lessor any other information reasonably requested by Lessor in writing within fifteen (15) days following such request or such other time period approved by Lessor (such approval not to be unreasonably withheld).

ARTICLE XVI. MISCELLANEOUS PROVISIONS

16.01. With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

16.02. The titles of the Articles in this Lease shall have no effect and shall neither limit nor amplify the provisions of the Lease itself. This Lease shall be binding upon and shall accrue to the benefit of Lessor, its successors and assigns, and Lessee, Lessee’s successors and assigns (or heirs, executors, administrators and assigns, as the case may be); however, this clause does not constitute a consent by Lessor to any assignment by Lessee.

16.03. Neither acceptance of Consideration (or any portion thereof) or any other sums payable by Lessee hereunder (or any portion thereof) to Lessor nor failure by Lessor to complain of any action, non-action or default of Lessee shall constitute a waiver as to any breach of any covenant or condition of Lessee contained herein nor a waiver of any of Lessor’s rights hereunder. Waiver by Lessor of any right for any default of Lessee shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. No right or remedy of Lessor hereunder or covenant, duty or obligation of Lessee hereunder shall be deemed waived by Lessor unless such waiver be in writing, signed by a duly authorized representative of Lessor. Nothing herein shall constitute a waiver of Lessor’s sovereign immunity.

16.04. No provision of this Lease shall be construed in such a way as to constitute Lessor and Lessee joint ventures or partners or to make Lessee the agent of Lessor or make Lessor liable for the debts of Lessee.

16.05. In all instances where Lessee is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

16.06. Under no circumstances whatsoever shall Lessor or Lessee ever be liable hereunder for consequential damages or special damages. The terms of this Lease shall only be binding on Lessor during the period of its ownership of the Premises, and in the event of the transfer of such ownership interest, Lessor shall thereupon be released and discharged from all covenants and obligations thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership.

5.7 All monetary obligations of Lessor and Lessee (including, without limitation, any monetary obligation for damages for any breach of the respective covenants, duties or obligation of either party hereunder) are performable exclusively in Austin, Travis County, Texas. This Lease shall be construed and interpreted in accordance with the laws of the State of Texas.

5.8 Lessee’s obligations to pay Consideration and to perform Lessee’s other covenants and duties under this Lease constitute independent, unconditional obligations. Lessee waives and relinquishes all rights which Lessee might have to claim any nature of lien against Lessor and the Premises, or withhold or deduct from or offset against any Consideration or other sums provided hereunder to be paid to Lessor by Lessee. Lessee waives and relinquishes any right to assert, either as a claim or as a defense, that Lessor is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of the Lessor not expressly set forth in this Lease. Lessor waives and relinquishes any right to assert, either as a claim or as a defense, that Lessee is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of the Lessee not expressly set forth in this Lease.

5.9 This Lease, including any exhibits to the same, constitutes the entire agreement between Lessor and Lessee, no prior or contemporaneous written or oral promises or representations shall be binding. Every term and provision of this Lease is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Lease.

ARTICLE XVII. FILING

17.01. Lessee shall, at its sole cost and expense, record a Memorandum of Lease in the Official Public Records of the county or counties in which the Premises are located and provide a file marked copy of same to Lessor within sixty (60) days after this Lease is executed by all parties.

ARTICLE XVIII. ENTIRE AGREEMENT

18.01. This Lease, including any exhibits to the same, constitutes the entire agreement between Lessor and Lessee, no prior or contemporaneous written or oral promises or representations shall be binding. The submission of this Lease for examination by Lessee or Lessor and/or execution thereof by the Lessee or Lessor does not constitute a reservation of or option for the Premises and this Lease shall become effective only upon execution by all parties hereto and delivery of a fully executed counterpart thereof by Lessor to the Lessee. This Lease shall not be amended, changed or extended except by written instrument signed by both parties thereto.

IN TESTIMONY WHEREOF, witness my hand and the Seal of Office.

LESSOR:

THE STATE OF TEXAS

By:	/s/ Jerry E. Patterson
JERRY E. PATTERSON
Commissioner, General Land Office

Date:9/18/2014

Approved:

Contents:

Leal:

Deputy:

Executive:

LESSEE:

TEXAS RARE EARTH RESOURCES CORP.

By:	/s/ Dan Gorski
Dan Gorski, its President

Date:8 September 2014

ACKNOWLEDGMENT OF LESSEE

STATE OF TEXAS	§
§
COUNTY OF ARANAS	§

This instrument was acknowledged before me on the _8___ day of ___September________, _2014__, by Dan Gorski, Pre ident of Texas Rare Earth Resource Corp., on behalf of said corporation.

/s/ Gloria H Vela
(Notary Signature)

Notary Public, State of Texas _______________

My commission expires:7/31/2016 ________

Information collected by electronic mail and by web form is subject to the Public Information Act, Chapter 552, Government Code.

EXHIBIT F-1
to
Contribution Agreement

Bill of Sale and Assignment (Existing Data)

F-1-1

Bill of Sale and Assignment (Existing Data)

This Bill of Sale and Assignment (this “Bill of Sale”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from USA Rare Earth, LLC, a Delaware limited liability company (“Seller”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Buyer”).

Recitals

A. Seller has certain data and records listed on Exhibit A (the “Existing Data”). The Existing Data is associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Seller, Texas Mineral Resources Corp. and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Seller agreed to execute and deliver, and Buyer agreed to execute and return, counterparts of this Bill of Sale.

D. Seller and Buyer desire to execute this Bill of Sale with respect to the Existing Data in order to fulfill, in part, their obligations under the Purchase Agreement.

Purchase and Sale

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller sells, assigns, transfers and delivers to Buyer, and Buyer purchases and accepts, the Existing Data.

This Bill of Sale incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Existing Data and no others. This Bill of Sale, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Bill of Sale and any provision of the Agreement, the provisions of the Agreement will control.

Executed by Seller and Buyer to be effective as of the Effective Date.

Signature Page Follows

F-1-2

Seller

USA Rare Earth, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO

Buyer

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

F-1-3

Exhibit A
to
Bill of Sale and Assignment (Existing Data)

Existing Data

1. NI 43-101 Preliminary Economic Assessment, Round Top Project, dated August 16, 2019, prepared by Gustavson Associates for USA Rare Earth LLC and Texas Mineral Resources Corp., including all studies, reports and other information generated by any of the foregoing in preparation of such assessment.

2. All analyses of surface samples, drill cuttings, drill logs, aeromagnetic surveys, aeroradiometric surveys, stream sediment surveys, gravity surveys, drill sample analyses, geochemical analyses, and all associated cuttings, pulps and other data and studies owned by Seller on the Effective Date.

F-1-4

EXHIBIT F-2
to
Contribution Agreement

Bill of Sale and Assignment (Existing Data)

F-2-1

Bill of Sale and Assignment (Existing Data)

This Bill of Sale and Assignment (this “Bill of Sale”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation (“Seller”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Buyer”).

Recitals

A. Seller has certain data and records listed on Exhibit A (the “Existing Data”). The Existing Data is associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Seller, USA Rare Earth, LLC and Buyer are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Seller agreed to execute and deliver, and Buyer agreed to execute and return, counterparts of this Bill of Sale.

D. Seller and Buyer desire to execute this Bill of Sale with respect to the Existing Data in order to fulfill, in part, their obligations under the Purchase Agreement.

Purchase and Sale

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller sells, assigns, transfers and delivers to Buyer, and Buyer purchases and accepts, the Existing Data.

This Bill of Sale incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Existing Data and no others. This Bill of Sale, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Bill of Sale and any provision of the Agreement, the provisions of the Agreement will control.

Executed by Seller and Buyer to be effective as of the Effective Date.

Signature Page Follows

F-2-2

Seller

Texas Mineral Resources Corp, a Delaware corporation

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

Buyer

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

F-2-3

Exhibit A
to
Bill of Sale and Assignment (Existing Data)

Existing Data

1. NI 43-101 Preliminary Economic Assessment, Round Top Project, dated August 16, 2019, prepared by Gustavson Associates for USA Rare Earth LLC and Texas Mineral Resources Corp., including all studies, reports and other information generated by any of the foregoing in preparation of such assessment.

2. All analyses of surface samples, drill cuttings, drill logs, aeromagnetic surveys, aeroradiometric surveys, stream sediment surveys, gravity surveys, drill sample analyses, geochemical analyses, and all associated cuttings, pulps and other data and studies owned by Seller on the Effective Date.

F-2-4

EXHIBIT G
to
Contribution Agreement

Bill of Sale and Assignment (Pilot Plant)

Bill of Sale and Assignment (Pilot Plant)

This Bill of Sale and Assignment (this “Bill of Sale”), executed to be effective as of May 17, 2021 (the “Effective Date”), is from USA Rare Earth, LLC, a Delaware limited liability company (“Seller”), to Round Top Mountain Development, LLC, a Delaware limited liability company (“Buyer”).

Recitals

A. Seller owns that certain pilot plant described on Exhibit A (the “Pilot Plant”). The Pilot Plant is associated with the Round Top Mountain Project located in Hudspeth County, Texas (the “Project”).

B. Seller, Texas Mineral Resources Corp. and Assignee are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Seller agreed to execute and deliver, and Buyer agreed to execute and return, counterparts of this Bill of Sale.

D. Seller and Buyer desire to execute this Bill of Sale with respect to the Existing Data in order to fulfill, in part, their obligations under the Purchase Agreement.

Purchase and Sale

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller sells, assigns, transfers and delivers to Buyer, and Buyer purchases and accepts, the Pilot Plant.

This Bill of Sale incorporates by reference the representations and warranties, and associated limitations and disclaimers, made in the Agreement with respect to the Existing Data and no others. This Bill of Sale, being further documentation of the transactions contemplated by the Agreement, is subject in all respects to the terms and conditions of the Agreement. In the event of a conflict between any provision of this Bill of Sale and any provision of the Agreement, the provisions of the Agreement will control.

Executed by Seller and Buyer to be effective as of the Effective Date.

Signature Page Follows

Seller

USA Rare Earth, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO

Buyer

Round Top Mountain Development, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO of USA Rare Earth, LLC, Manager

Exhibit A
to
Bill of Sale and Assignment (Pilot Plant)

Pilot Plant

The CIX/CIC processing facility located in Wheat Ridge, Colorado and all associated equipment, spare parts, technology and intellectual property.

EXHIBIT H
to
Contribution Agreement

Deed (Owned Surface)

DEED

THE STATE OF TEXAS

COUNTY OF HUDSPETH

Know all men by these presents, that I, Daniel Gorski, the Chief Executive Officer of Texas Mineral Resources Corp., a Delaware corporation, 539 El Paso Street, Sierra Blanca, Texas 79851, successor by name change to Texas Rare Earth Resources Corp., for ten dollars cash and other good and valuable consideration given by Round Top Mountain Development, LLC, have granted, sold, and conveyed, and by these presents do grant, sell, and convey unto Round Top Mountain Development, LLC, a Delaware limited liability company, 539 El Paso Street, Sierra Blanca, Texas 79851, without warranty of any kind, express, implied or statutory, all that certain property described in Exhibit A to this Deed. To have and to hold the premises, together with all and singular the rights and appurtenances thereto in any wise belonging, unto the said Round Top Development, LLC, its successors and assigns forever.

Executed by Texas Mineral Resources Corp. to be effective on May_, 2021.

Texas Mineral Resources Corp, a Delaware corporation

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

State of Texas	)
): ss
County of Aransas	)

This instrument was acknowledged before me on the __17_ day of May, 2021, by Daniel Gorski, the Chief Executive Officer of Texas Mineral Resources Corp.

/s/ Gloria H Vela
Notary Public

[Seal]

My Commission Expires: _________8/18/2024_______

when recorded, return to:

Round Top Mountain Development, LLC

539 El Paso Street

Sierra Blanca, Texas 79851

Attention: Manager

Exhibit A

Property

Block 72, township 7 T&P RR Survey

Sec1
No 1A	S2, SE4, NE4, SE4	5 acres
No 2	NW4, SE4	40 acres
No 3	SW4, SE4	40 acres
No 4	SE4, SE4	40 acres
No 5	SE4, SW4, NE4 & NE4, SW4, NE4 & N2, NW4, SW4, NE4 & S2, SW4, SW4, NE4	30 acres
No 5A	N2, NW4, SW4, NE4	5 acres
No 5B	S2, SW4, SW4, Ne4	5 acres
No 7	N2, SE4, NE4, NE4	5 acres
No 8	S2, SE4, NE4, NE4	5 acres
No 9	SW4, NE4, SE4	10 acres
No 11	SE4, SE4, NE4	10 acres
No 14	N2, SW4, SE4, NE4	5 acres
No 15	N2, NE4, NE4, SE4	5 acres
No 16	S2, NE4, NE4, SE4	5 acres
No 18	SW4, NE4, NE4	10 acres
No 20	NW4, NW4, NE4	10 acres
No 21	SW4, NW4, NE4	10 acres
Sec 2
Tract One	SE4, SW4	40 acres
Sec 3
Tract Three	NW4, NE4	40 acres
Tract Four	NE4, SE4	40 acres
Tract Twenty-Six	SW4, SW4, NW4	10 acres
Sec 11
Tract 5	W2, NE4	40 acres
Sec 12
Tract 6	SW4, SE4, SE4	10 acres
Tract 7	SW4, SW4	40 acres
Sec 13
Tract Eight	N2, SW4, & SW4, NW4 & SE4, NW4 Save and Except NW4, SE4, NW4	150 acres
H	N2, NE4	80 acres
FBC	SE4, NE4	40 acres
T	NW4, SE4, NW4	5 acres
Sec 14
Tract Nine	SW4, SW4	40 acres
Sec 23
Tract Ten	SW4, SE4, SE4	10 acres
Sec 25
Tract Eleven	N2, SE4	80 acres

Block 73, township 7 T&P RR Survey
Sec 31
Tract Twelve	NW4	160 acres
Sec 33
Tract Thirteen	SE4	160 acres
Block 21, Public School Land
Sec 11
Tract Fourteen	SE4, NE4, NW4	10 acres
Tract Fifteen	NE4, NE4, SE4, Lot 2	10 acres more or less
Sec 12
Tract Sixteen	NE4, NE4, NW4	10 acres
Tract Seventeen	NW4, SE4, SE4	10 acres
Tract Twenty-Seven	SW4, SW4, SE4, Lot 4	10 Acres more or less
Sec 13
Tract Eighteen	S2, NE4 & E2, N2, N2, SE4	80 acres
Tract Nineteen	S2, N2, NE4, Lot 3	40 acres
Sec 23
Tract Twenty	NW4, NE4, NW4 1	10 acres
Tract Twenty-One	N2, S2, S2, NW4 & SW4, NE4, Lot 2	45 acres more or less
Tract Twenty-Two	NW4, NW4, SW4, Lot 3	10 acres more or less
Tract Twenty-Three	SW4, SW4, SE4, Lot 4	10 acres more or less
Tract Twenty-Four	SW4, SE4, SE4, Lot 5	10 acres more or less
Sec 24
Tract Twenty-Five	No description, tax office lists 152.72 acres with no legal description.

EXHIBIT I
to
Contribution Agreement

Receipt (10% Interest)

I-1

Receipt (10% Interest)

This Receipt (10% Interest) (this “Receipt” ), executed to be effective as of May 17, 2021 (the “Effective Date”), is from Texas Mineral Resources Corp., a Delaware corporation (“Seller”), to USA Rare Earth, LLC, a Delaware limited liability company (“Buyer”).

Recitals

A. Seller was entitled to hold a 30.000% Member Interest and Buyer was entitled to hold a 70.000% Member Interest in Round Top Mountain Development, LLC, a Delaware limited liability company (“RTMD”).

B. Seller, Buyer and RTMD are parties to that certain Contribution Agreement dated May 17, 2021 (the “Agreement”).

C. Pursuant to the Agreement, Seller agreed to sell to Buyer one-third of its 30.000% Member Interest (or 10.000% of the total Member Interests) for US$3,000,000.

D. Seller desires to execute this Receipt with respect to the payment made by Buyer to Seller.

Receipt

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller:

1. Acknowledges receipt from Buyer of $3,000,000; and

2. Accepts such payment as payment in full for the purchase of the 10.000% Member Interest.

Executed by Texas Mineral Resources Corp. to be effective on May 17, 2021.

Texas Mineral Resources Corp, a Delaware corporation

By:	/s/ Daniel Gorski
Print Name:	Daniel Gorski
Its:	Chief Executive Officer

I-2

Execution Version

EXHIBIT J
to
Contribution Agreement

Termination Agreement

J-1

Termination Agreement

This Termination Agreement (this “Agreement”), executed to be effective as of May 17, 2021 (the “Effective Date”), is between USA Rare Earth, LLC, a Delaware limited liability company (“USARE”), and Texas Mineral Resources Corp., a Delaware corporation (“TMRC”).

Recitals

A. USARE and TMRC are parties to the Amended and Restated Option Agreement dated August 23, 2019, as amended (the “Option Agreement”).

B. USARE, TMRC and Round Top Mountain Development, LLC are parties to that certain Contribution Agreement dated May 17, 2021 (the “Contribution Agreement”).

C. Pursuant to the Contribution Agreement, upon execution of the Contribution Agreement and consummation of the transactions contemplated by the Contribution Agreement, USARE and TMRC agreed to terminate the Option Agreement.

D. Seller and Buyer desire to execute and deliver counterparts of this Agreement and to terminate the Option Agreement.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, USARE and TMRC terminate the Option Agreement.

Except for obligations created under this Agreement, each of the parties for and on behalf of itself and its successors, assigns, and all persons and entities claiming by, through or under it, fully, irrevocably, and forever release, acquit, and discharge each other, and the past and present agents and attorneys of each other of all claims, actions, damages, losses, and liabilities of any kind of description whatsoever, now existing or arising in the future due to any acts, errors, omissions or fault occurring on or before the Effective Date, whether accrued or unaccrued, whether known or unknown, caused by or arising out of or related to the Option Agreement.

This Agreement constitutes the entire agreement of the parties pertaining to the Option Agreement, and supersedes all prior or contemporaneous agreements, undertakings and understandings of the parties in connection with the termination of the Option Agreement.

Each party agrees to do, execute, acknowledge and deliver all such further acts, instruments and assurances, and to take such further action as shall be reasonably necessary or desirable to fully carry out this Agreement.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

Executed by the parties to be effective as of the Effective Date.

Signature Page Follows

J-2

USARE

USA Rare Earth, LLC, a Delaware limited liability company

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	Executive Vice President, Chief Operating Officer & Interim CFO

TMRC

Texas Mineral Development Corp., a Delaware corporation

By:	/s/ Daniel Gorski
Name:	Daniel Gorski
Title:	Chief Executive Officer

Exhibit J-3